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                                     [LOGO]

                            BUSINESS LOAN AGREEMENT

This Seafirst Business Loan Agreement ("Agreement") is made between Seattle-First National Bank ("Bank") and The Coeur d'Alenes Company and Union Iron Works, Inc. of Spokane, WA ("Borrower") with respect to the following:

                                     PART A

I. Line of Credit # 1. Subject to the terms of this Agreement, Bank will make loans to Borrower under a [x] revolving [ ] nonrevolving line of credit as follows:

(a) TOTAL AMOUNT AVAILABLE: $ 1,850,000
    [x] Subject to the provisions of any accounts receivable and/or inventory borrowing plan required herein; it is expressly understood that collateral ineligible for borrowing purposes is determined solely by Bank.
    [ ] Subject to (describe):________________________________________________

(b) AVAILABILITY PERIOD: March 26, 1996 through March 1, 1997. However, if loans are made and/or new promissory notes executed after the last date, such advances will be subject to the terms of this Agreement until repaid in full unless a written statement signed by the Bank and Borrower provides otherwise, ora replacement loan agreement is executed. The making of such additional advances alone however, does not constitute a commitment by the bank to make any further advances or extend the availability period.

(c) INTEREST RATE:
    [x] Banks publicly announced prime rate plus 0.325 percent of the principal per annum, adjusted on the date of any Bank prime rate change.
    [ ] _______________________________________________________________________

(d) INTEREST RATE BASIS. All interest will be calculated at the per annum interest rate based on 360-day year and applied to the actual number of days elapsed.

(e) REPAYMENT: At the times and in amounts as set forth in note(s) required under Part B Article 1 of this Agreement.

(f) LOAN FEE: $ 1,000.00 payable on March 26, 1996.

(g) FEE ON UNUTILIZED PORTION OF LINE: On N/A, and every N/A thereafter, Borrower shall pay a fee based upon the average daily unused portion of the line of credit. This fee will be calculated as follows:

(h) OTHER FEE(S) (IDENTIFY):___________________________________________________
    ___________________________________________________________________________

(i) COLLATERAL. This revolving line of credit shall be secured by a security interest, which is hereby granted, in favor of Bank on the following collateral: First lien position on accounts receivable and inventory. Also, collateral securing other loans with Bank may secure this loan.

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                                        [logo]
                                BUSINESS LOAN AGREEMENT

1. Promissory Note(s). All loans shall be evidenced by promissory notes in a form and substance satisfactory to Bank.

2. Conditions to Availability of Loan/Line of Credit. Before Bank is obligated to disburse/make any advance, or at any time thereafter which Bank deems necessary and appropriate, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank loan documents"):

     2.1  Original, executed promissory note(s);

     2.2 Original executed security agreement(s) and/or deed(s) of trust covering the collateral described in Part A;

     2.3 All collateral described in Part A in which Bank wishes to have a possessory security interest;

     2.4  Financing statement(s) executed by Borrower;

     2.5 Such evidence that Bank may deem appropriate that the security interests and liens in favor of Bank are valid, enforceable, and prior to the rights and interests of others except those consented to in writing by Bank;

    +2.6  The following guaranty(ies) in favor of the Bank:

    +2.7  Subordination agreement(s) in favor of Bank executed by:

     2.8 Evidence that the execution, delivery, and performance by Borrower of this Agreement and the execution, delivery, and performance by Borrower and any corporate guarantor or corporate subordinating creditor of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized;

     2.9 Any other document which is deemed by the Bank to be required from time to time to evidence loans or to effect the provisions of this Agreement;

     2.10 If requested by Bank, a written legal opinion expressed to Bank, of counsel for Borrower as to the matters set forth in sections 3.1 and 3.2, and to the best of such counsel's knowledge after reasonable investigation, the matters set forth in sections 3.3, 3.5, 3.6, 3.7,
          3.8 and such other matters as the Bank may reasonably request;

     2.11 Pay or reimburse Bank for any out-of-pocket expenses expended in making or administering the loans made hereunder including without limitation attorney's fees (including allocated costs of in-house counsel);

    +2.12 Other (describe):

3. Representations and Warranties. Borrower represents and warrants to Bank, except as Borrower has disclosed to Bank in writing, as of the date of this Agreement and hereafter so long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory notes that:

     3.1 Borrower is duly organized and existing under the laws of the state of its organization as a:

                                         General                  Limited
                  X  Corporation        Partnership             Partnership
                 ---                ---                     ---

                                Sole
                           Proprietorship           dba
                       ---                      ---

          Borrower is properly licensed and in good standing in each state in which Borrower is doing business and Borrower has qualified under, and complied with, where required, the fictitious or trade name statutes of each state in which Borrower is doing business, and Borrower has obtained all necessary government approvals for its business activities; the execution, delivery, and performance of this Agreement and such notes and other instruments required herein are within Borrower's powers, have been duly authorized, and, as to Borrower and any guarantor, are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower, and this Agreement, such notes and the loan documents are valid and enforceable according to their terms;

     3.2 The execution, delivery, and performance of this Agreement, the loan documents and any other instruments are not in conflict with any law or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

     3.3 Borrower has title to each of the properties and assets as reflected in its financial statements (except such assets which have been sold or otherwise disposed of in the ordinary course of business), and no assets or revenues of the Borrower are subject to any lien except as required or permitted by this Agreement, disclosed in its financial statements or otherwise previously disclosed to Bank in writing;

     3.4 All financial information, statements as to ownership of Borrower and all other statements submitted by Borrower to Bank, whether previously or in the future, are and will be true and correct in all material respects upon submission and are and will be complete upon submission insofar as may be necessary to give Bank a true and accurate knowledge of the subject matter thereof;

     3.5 Borrower has filed all tax returns and reports as required by law to be filed and has paid all taxes and assessments applicable to Borrower or to its properties which are presently due and payable, except those being contested in good faith;

     3.6 There are no proceedings, litigation or claims (including unpaid taxes) against Borrower pending or, to the knowledge of the Borrower, threatened, before any court or government agency, and no other event has occurred which may have a material adverse effect on Borrower's financial condition;

     3.7 There is no event which is, or with notice or lapse of time, or both, would be, an Event of Default (as defined in Section 7) under this Agreement;

     3.8 Borrower has exercised due diligence in inspecting Borrower's properties for hazardous wastes and hazardous substances. Except as otherwise previously disclosed and acknowledged to Bank in writing:
          (a) during the period of Borrower's ownership of Borrower's properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties; (b) Borrower has no actual or constructive knowledge that there has been any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any person in, on, under or about any of Borrower's properties by any prior owner or occupant of any of Borrower's properties; and (c) Borrower has no actual or constructive notice of any actual or threatened litigation or claims of any kind by any person relating to such matters. The terms 'hazardous waste(s), hazardous substance(s),"disposal," "release," and threatened release as used in this Agreement shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.
          Section 9601, et seq., the Superfund Amendments and Re authorization Act of 1986, as amended, Pub. L. No. 99-499, the Hazardous Materials Transportation Act, as amended, 49 U.S. C. Section 1801, et seq., the Resource Conservation and Recovery Act, as amended, 49 U.S.C.
          Section 6901, et seq., or other applicable state or federal laws, rules or regulations adopted pursuant to any of the foregoing.

    +3.9 Each chief place of business of Borrower, and the office or offices where Borrower keeps its records concerning any of the collateral, is located at:

4. Affirmative Covenants. So long as credit granted under this Agreement is available and until full and final payment of all sums outstanding under this Agreement and promissory note(s) Borrower will:

    +4.1 Use the proceeds of the loans covered by this Agreement only in connection with Borrower's business activities and exclusively for the following purposes:

    +4.2 Maintain current assets in an amount at least equal to 1.30 times current liabilities, and not less than $ 1.000.000 in excess thereof. Current assets and current liabilities shall be determined in accordance with generally accepted accounting principles and practices, consistently applied;

    +4.3 Maintain a tangible net worth of at least S. 2,000,000 and not permit Borrower's total indebtedness which is not subordinated in a manner satisfactory to Bank to exceed 2.4 times Borrower's tangible net worth. Tangible net worthy means the excess of total assets over total liabilities, excluding, however, from the determination of total assets (a) all assets which should be classified as intangible assets such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges (including unamortized debt discount and research and development costs), (b) treasury stock, (c) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of hazardous wastes and hazardous substances contained in section 3.8, or
     (ii) section 5.8. The provisions of this section 6 shall survive the full and final payment of all sums outstanding under this Agreement and promissory notes and shall not be affected by Bank's acquisition of any interest in any of the Borrower's properties, whether by foreclosure or otherwise.

7. EVENTS OF DEFAULT. The occurrence of any of the following events (events of Default") shall terminate any and all obligations on the part of Bank to make or continue the loan and/or line of credit and, at the option of Bank, shall make all sums of interest and principal outstanding under the loan and/or line of credit immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of non payment or dishonor, or other notices or demands of any kind or character, all of which are waived by Borrower, and Bank may proceed with collection of such obligations and enforcement and realization upon all security which it may hold and to the enforcement of all fights hereunder or at law:

     7.1 The Borrower shall fail to pay when due any amount payable by it hereunder on any loans or notes executed in connection herewith;

     7.2 Borrower shall fail to comply with the provisions of any other covenant, obligation or term of this Agreement for a period of fifteen (15) days after the earlier of written notice thereof shall have been given to the Borrower by Bank or Borrower or any Guarantor has knowledge of an Event of Default or an event that can become an Event of Default;

     7.3 Borrower shall fail to pay when due any other obligation for borrowed money, or to perform any term or covenant on its part to be performed under any agreement relating to such obligation or any such other debt shall be declared to be due and payable and such failure shall continue after the applicable grace period;

     7.4 Any representation or warranty made by Borrower in this Agreement or in any other statement to Bank shall prove to have been false or misleading in any material respect when made;

     7.5 Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions to any court for receiver or trustee for Borrower or any substantial part of its property, commences any proceeding relating to the arrangement, readjustment, reorganization or liquidation under any bankruptcy or similar laws, or if there is commenced against Borrower any such proceedings which remain undismissed for a period of thirty (30) days or, if Borrower by any act indicates its consent or acquiescence in any such proceeding or the appointment of any such trustee or receiver;

    +7.6 Any judgment attaches against Borrower or any of its properties for an amount in excess of $25,000 which remains unpaid, unstayed on appeal, unbonded, or undismissed for a period of thirty (30) days;

     7.7 Loss of any required government approvals, and/or any governmental regulatory authority takes or institutes action which, in the opinion of Bank, will adversely affect Borrower's condition, operations or ability to repay the loan and/or line of credit;

     7.8 Failure of Bank to have a legal, valid and binding first lien on, or a valid and enforceable prior perfected security interest in, any property covered by any deed of trust or security agreement required under this Agreement;

     7.9 Borrower dies, becomes incompetent, or ceases to exist as a going concern;

     7.10 Occurrence of an extraordinary situation which gives Bank reasonable grounds to believe that Borrower may not, or will be unable to, perform its obligations under this or any other agreement between Bank and Borrower; or

     7.11 Any of the preceding events occur with respect to any guarantor of credit under this Agreement, or such guarantor dies or becomes incompetent, unless the obligations arising under the guaranty and related agreements have been unconditionally assumed by the guarantor's estate in a manner satisfactory to Bank.

8. SUCCESSORS; WAIVERS. Notwithstanding the Events of Default above, this Agreement shall be binding upon and inure to the benefit of Borrower and Bank, their respective successors and assigns, except that Borrower may not assign its rights hereunder. No consent or waiver under this Agreement shall be effective unless in writing and signed by the Bank and shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or different type. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right.

9.   Arbitration.

     9.1 At the request of either Bank or Borrower any controversy or claim between the Bank and Borrower, arising from or relating to this Agreement or any Loan Document executed in connection with this Agreement or arising from any alleged tort shalt be settled by arbitration in King County Washington. The United States Arbitration Act will apply to the arbitration proceedings which will be administered by the American Arbitration Association under its commercial rules of arbitration except that unless the amount of the claim(s) being arbitrated exceeds $5,000,000 there shall be only one arbitrator. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of any action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the fight of either party, including plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested.

          For purposes of the application of the statute of limitations the filing of an arbitration as provided herein is the equivalent of filing a lawsuit and the arbitrator(s) will have the authority to decide whether any claim or controversy is barred by the statute of limitations, and if so, to dismiss the arbitration on that basis.
          The parties consent to the joinder in the arbitration proceedings of any guarantor, hypothecator or other party having an interest related to the claim or controversy being arbitrated.

     9.2 Notwithstanding the provisions of Section 9.1, no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property;

     9.3 No provision of this Section 9 shall limit the right of the Borrower or the Bank to exercise self-help remedies such as setup foreclosure or sale of any collateral, or obtaining any ancillary provisional or interim remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration. At Bank's option foreclosure under any deed of trust may be accomplished by exercise of the power of sale under the deed of trust or judicial foreclosure as a mortgage.

10. COLLECTION ACTIVITIES, LAWSUITS AND GOVERNING LAW. Borrower agrees to pay Bank all costs and expenses (including reasonable attorney's fees and the allocated cost for in-house legal services incurred by Bank), to enforce this Agreement, any notes or any Loan Documents pursuant to this Agreement, whether or not suit is instituted. If suit is instituted by Bank to enforce this Agreement or any of these documents, Borrower consents to the personal jurisdiction of the Courts of the State of Washington and Federal Courts located in the State of Washington. Borrower further consents to the venue of this suit, being laid in King County, Washington. This Agreement and any notes and security agreements entered into pursuant to this Agreement shall be construed in accordance with the laws of the State of Washington.

+11. ADDITIONAL PROVISIONS. This Agreement supersedes all oral negotiations or agreements between Bank and Borrower with respect to the subject matter hereof and constitutes the entire understanding and Agreement of the matters set forth in this Agreement.

     11.1 If any provision of this Agreement is held to be invalid or unenforceable,then (a) such provision shall be deemed modified if possible, or if not possible, such provision shall be deemed stricken, and (b) all other provisions shall remain in full force and effect.

     11.2 If the imposition of or any change in any law, rule, or regulation guideline or the interpretation or application of any thereof by any court of administrative or governmental authority (including any request or policy whether or not having the force of law) shall impose or modify any taxes (except U.S. federal, state or local income or franchise taxes imposed on Bank), reserve requirements, capital adequacy requirements or other obligations which would: (a) increase the cost to Bank for extending or maintaining any loans and/or line of credit to which this Agreement relates, (b) reduce the amounts payable to Bank under this Agreement, such notes and other instruments, or (c) reduce the rate of return on Bank's capital as a consequence of Bank's obligations with respect to any loan and/or line of credit to which this Agreement relates, then Borrower agrees to pay Bank such additional amounts as will compensate Bank therefor, within five (5) days after Bank's written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive, absent manifest error.

     11.3 Bank may sell participations in or assign this loan in whole or in part without notice to Borrower and Bank may provide information regarding the Borrower and this Agreement to any prospective participant or assignee. If a participation is sold or the loan is assigned the purchaser will have the right of set off against the Borrower and may enforce its interest in the Loan irrespective of any claims or defenses the Borrower may have against the Bank.

12. NOTICES. Any notices shall be given in writing to the opposite party's signature below or as that party may otherwise specify in writing.

13. ORAL AGREEMENTS OR ORAL COMMITMENTS T O LOAN MONEY. EXTEND CREDIT. OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


This Business Loan Agreement (Parts A and B) executed by the parties on March 26, 1996. Borrower acknowledges having read all of the provisions of this Agreement and Borrower agrees to its terms.



SEATTLE-FIRST NATIONAL BANK S & E Commercial Team #1
                            ________________________
                                     (Branch/Office)

By: /s/ James R. Dean  Title: Vice President
____________________________  ______________


Address: P.O.Box 1446  City,State,Zip: Spokane, WA 99210
         ____________                  _________________


Phone: (509) 353-1480 Fax: (509) 353-1492
       _____________       ______________


The Coeur d'Alenes Company and Union Iron Works. Inc. of Spokane. WA
____________________________________________________________________
                       (Borrower Name)


By: /s/ Marilyn Schroeder          Title: Treasurer
    ______________________________        _________


Address: P. O. Box 2610 City,State, Zip: Spokane. WA 99220
         ______________                  _________________


Phone: (509) 924-6363 Fax: (509) 924-6924
       ______________      ______________


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[LOGO]


                                                   Loan No. 604938 and 453817-9
                                PROMISSORY NOTE

$1,688,000.00                                                December 20, 1995
                                                            Seattle, Washington

FOR VALUE RECEIVED, the undersigned ("Maker") promise(s) to pay to the order of SEATTLE-FIRST NATIONAL BANK, a national banking association ("Lender"), at its principal office in Seattle, Washington, or at such other place or places or to such other party as the "molder" (defined below) of this Note may from time to time designate in writing, the principal sum of ONE MILLION SIX HUNDRED EIGHTY-EIGHT THOUSAND AND NO/00 DOLLARS ($ 1,688,000.00), or so much thereof as may be advanced, in lawful money of the United States of America, together with interest thereon, on the following agreements, terms and conditions. The term "Holder" as used in this Note means Lender or any future holder of this Note, and their successors and assigns.

    1. TERM. This Note shall have an initial term (the "CONSTRUCTION TERM") expiring ten (10) months from the first day of the first calendar month following the initial advance by the Holder under this Note. The last day of the Construction Term is referred to in this Note as the "MATURITY DATE". If Maker is not then in default under this Note or any other documents or instruments executed by Maker in connection with the loan (the "LOAN") evidenced by this Note (collectively with this Note, the "LOAN DOCUMENTS"), on or before the last day of the Construction Term, the Loan shall convert to a permanent loan (the "PERMANENT LOAN") if Maker has complied with the following conditions, and with all other conditions as may be specified in any other Loan Document:

    (a) Maker shall have provided the Holder with current financial statements of Maker, any general partner in Maker and any guarantor of the Loan, each certified as correct by the appropriate party, showing no material adverse change in any such person's or entity's financial condition from the date of this Note, and otherwise acceptable to the Holder in its sole discretion;

    (b) Maker is not then in default under this Note or any other Loan Document,

    (c) The improvements to be constructed with the proceeds of the Loan shall have been completed in accordance with the plans and specifications for the improvements approved by Lender and a certificate of occupancy shall have been issued by the applicable governmental authority allowing the use and occupancy of the improvements for their intended purposes; and

    (d) Maker shall have complied with such other conditions to the conversion as the Holder may reasonably require and specify in writing prior to the date of the conversion.

    If the Loan is converted to the Permanent Loan as provided above, the Maturity Date shall be extended to that date which is one hundred twenty
(120) months from the first day of the first calendar month following the date of the conversion unless otherwise agreed in writing by the Holder.

    2. INTEREST. Interest shall commence to run on each advance under this Note from the date of the advance and will be computed on the outstanding balance of this Note as it exists from time to time at the interest rates provided for in subparagraphs 2(a) and 2(b) below, as applicable. After maturity, or after default, interest shall accrue on the outstanding principal balance of this Note at an interest rate equal to four percentage points (4%) per annum above the interest rate otherwise applicable to this Note.

    (a) CONSTRUCTION TERM INTEREST. During the Construction Term, the principal balance of this Note shall bear interest at a per annum interest rate equal to the sum of the publicly announced prime rate (the "PRIME RATE") of Lender, as the same may change from time to time, plus three hundred twenty-five one- thousandths of one percentage point (0.325%) per annum. Interest rate adjustments caused by changes to the Prime Rate shall be effective the same day as the adjustments to the Prime Rate are effective. Interest on this Note during the Construction Term shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period for which interest is payable.

    (b) PERMANENT LOAN INTEREST. If the Loan converts to the Permanent Loan, interest shall accrue on the principal balance of this Note either at a variable interest rate as provided in subparagraph 2(b)(i) below (the "VARIABLE RATE"), or at a fixed interest rate as provided in subparagraph 2(b)(ii) below (the "FIXED RATE"). After conversion to the Permanent Loan, interest on this Note shall be calculated using a 30-day month and a 360-day year.

        (i) VARIABLE RATE. Unless Maker elects to have interest calculated at the Fixed Rate pursuant to subparagraph 2(b)(ii) below, interest shall accrue on the principal balance of this Note at the Variable Rate. The initial Variable Rate shall be equal to the "LIBOR INDEX" (defined below) as of the date the Loan converts to the Permanent Loan, plus two and three-fourths percentage points (2.750%) per annum, rounded to the next highest one-eighth of one percent (0.125%). The Variable Rate, if applicable, will change five
(5) months after the first payment date stated in subparagraph 3(b) below, and every sixth (6th) month thereafter (each such date being referred to in this Note as an "INTEREST CHANGE DATE").

            (1) LIBOR Index - Current Index - Changes in the Variable Rate will be based on changes in the 180-day LIBOR as defined below (the "LIBOR Index"). If the LIBOR Index is no longer available, the Holder will choose a new index based upon comparable information and give Maker notice of the choice. The most recently available LIBOR Index fifteen (15) Business Days before each Interest Change Date is the "Current Index" .

            (2) Calculation of Variable Rate - Before each Interest Change Date, if applicable, the Holder will calculate the new Variable Rate which shall be equal to the Current Index, plus two and three-fourths percentage points (2.750%) per annum, rounded to the next highest one-eighth of one percent (0.125%). This new interest rate will be the Variable Rate until the next Interest Change Date.

            (3) LIBOR means the London Interbank Offer Rate, adjusted at the Holder's option for statutory reserves, deposit insurance, regulatory capital, taxes and assessments, if any, and is the average of the rates of interest, on a per annum basis, at which deposits in United States dollars having a term of 180 days are offered by major banks in immediately available funds to prime banks in the London Interbank market at 11:00 A.M. (London time) on the date the Loan converts to a Permanent Loan, for the day which is fifteen (15) Business Days prior to the applicable Interest Change Date, as applicable. This rate is reported on Telerate, a national and international medium which provides interest rate quotations daily, as quoted by the British Bankers Association as Interest Settlement Rates on page 3750 (or such other page as may replace it). Such interest rate quotation, as provided by Telerate, shall be deemed conclusive and final with respect to LIBOR determinations for so long as Telerate continues to make such interest rate reports. If Telerate or the British Bankers Association report is no longer available for 180-day maturities, a comparable publication or report containing such information selected by the Holder will be used. If there is no such publication or comparable publication containing such information, the 180-day LIBOR shall be the average rate (rounded if necessary to the nearest one-thousandth of a percent) at which dollar deposits having a maturity of 180 days are offered by at least two major banks in an interbank market where Eurodollars are being traded to prime banks in immediately available funds on the LIBOR determination date described above or as soon thereafter as such offer quotes can be obtained.

            (4) Business Day means a day on which commercial banks are generally open for business in Seattle, Washington and London, England.

            (5) The amount of adjustment for reserves, deposit insurance, regulatory capital, taxes and assessments may change on any Interest Change Date depending on such charges then being assessed against the Holder. Such charges may change due to various factors, including but not limited to, changes in the requirements for reserves and capital adequacy promulgated by the Federal Reserve System of the United States and/or other state and federal regulatory agencies, statutory changes affecting the Holder, and/or imposition of taxes, FDIC fees and/or assessments. Each determination of an adjustment amount shall be made by the holder in its sole and absolute discretion and shall be conclusive and binding upon Maker and shall be determined without benefit of or credit for prorations, exceptions or offsets that may be available to the Holder frown time to time.

       (ii) FIXED RATE. Prior to the date the Loan converts to the Permanent Loan, Maker may elect by written notice to the Holder to have interest on the entire principal amount of this Note calculated for the entire term of the Permanent Loan at a Fixed Rate, as provided below. Further, so long as Maker is not in default under the terms of this Note or any Loan Document, at any time after the Loan converts to the Permanent Loan, Maker at its option, and upon the payment of a fee to the Holder equal to 0.250% of the then outstanding principal balance of this Note (or $500.00, whichever is greater), may elect by written notice to the Holder to have interest calculated on the entire principal balance of this Note at a Fixed Rate calculated as provided below for the remainder of the term of the Permanent Loan. Maker's ability to fix the interest rate on this Note pursuant to this subparagraph 2(b)(ii) is subject to the availability to the Holder of matchfunding opportunities for a time period equivalent to the term of this Note following the date of Maker's election to fix the interest rate.

            (1) Calculation of Fixed Rate - If Maker elects to have a Fixed Rate apply to this Note, interest shall accrue on the principal balance of this Note at a per annum rate equal to Lender's reserve adjusted "FIXED RATE INDEX" as quoted by Lender on the date the interest rate is converted to the Fixed Rate, for a period equivalent to the term of the Permanent Loan (or remainder thereof, as applicable), plus two and thirty-three one-hundredths percentage points (2.330%) per annum, rounded upward to the next highest one-eighth of one percent (0.125%). The Fixed Rate Index may be adjusted at the Holder's option to reflect statutory reserves, deposit insurance, regulatory capital, taxes and assessments, if any, as set forth in subparagraph 2(b)(i)(5) above.

            (2) Date of Conversion - The interest rate will be converted to the Fixed Rate on the date the Holder receives Maker's written notice electing the Fixed Rate option, provided such notice is received before noon, Seattle time, on a Business Day, and the fee payable in connection with the election has been received by Holder. If notice is received by Holder after noon, Seattle time, on a Business Day, the interest rate applicable to this Note will convert to a Fixed Rate on the next Business Day. For purposes of this subparagraph 2(b)(ii)(2) only, the term "BUSINESS DAY" means a day on which commercial banks are generally open for business in Seattle, Washington.

    3. PAYMENTS.

       (a) CONSTRUCTION TERM PAYMENTS. During the Construction Term, Maker shall make monthly payments of interest on this Note as it accrues. Payments shall be due on the first day of each calendar month during the Construction Term, commencing on the first day of the first calendar month following the initial advance by the Holder under this Note.

       (b) PERMANENT LOAN PAYMENTS. If the Loan converts to the Permanent Loan, Maker shall make monthly payments of principal and interest to the Holder, in amounts sufficient to fully amortize the principal balance of this Note over a twenty (20) year amortization period in substantially equal payments, based on the interest rate applicable to this Note, calculated as provided below. Such monthly payments of principal and interest shall be due on the first day of each calendar month during the term of the Permanent Loan, commencing on the first day of the second calendar month following the month in which the Loan converts to the Permanent Loan. The monthly payments required on this Note following conversion to the Permanent Loan shall be calculated as follows:

           (i) VARIABLE RATE PAYMENTS. If interest is accruing on this Note at a Variable Rate, the amount of the initial monthly payments shall be in an amount sufficient to fully amortize the principal balance of this Note at the initial Variable Rate, in substantially equal monthly payments over the amortization period specified above. Promptly after the Loan converts to the Permanent Loan, the Holder will provide Maker with a closing statement (or other written notice) which will confirm the initial Variable Rate and the amount of the initial principal and interest payments due under this Note. The monthly payment will change after each Interest Change Date to an amount sufficient to repay the then unpaid principal balance of this Note in full at the then current interest rate, in substantially equal monthly payments over the balance of the amortization period specified above. Until the payment is again changed, Maker shall pay the new monthly payment each month beginning on the first day of the first calendar month after the applicable Interest Change Date. The Holder will mail or deliver to Maker a notice of any changes in the interest rate applicable to this Note, and any resulting changes in the monthly payments required under this Note, prior to the date the first payment is due after the applicable Interest Change Date.

          (ii) FIXED RATE PAYMENTS. If interest is accruing on this Note at a Fixed Rate, the amount of the monthly payments shall be in an amount sufficient to fully amortize the principal balance of this Note at the applicable Fixed Rate, in substantially equal monthly payments over the amortization period specified above, or the remainder thereof, as applicable. The applicable Fixed Rate and the amount of the monthly principal and interest payments due under this Note shall be confirmed in writing by the Holder (either pursuant to a closing statement or other written notice) after the interest rate is Fixed and prior to the date the first payment is due at the Fixed Rate.

       (c) GENERAL. At the option of the Holder, all payments under this Note, including payment at maturity, shall be made in same day funds. On the Maturity Date (as the same may be extended as provided in this Note), the unpaid principal balance of this Note, all unpaid accrued interest and all other sums then due and owing pursuant to this Note or any other Loan Document shall be due and payable in full. Each payment shall be applied first, at Holder's option, to any unpaid late charges or other sums payable by Maker under this Note or any other Loan Document, then to interest to the due date of the payment, and then to the principal balance of this Note.

    4. AUTOMATIC WITHDRAWAL. The payments on this Note and any other sums secured by the Deed of Trust Will be deducted on the first (lst) day of each month from Seafirst Deposit Account No. 68351402, or such other Seafirst Deposit Account as may be authorized in the future.

    5. LATE CHARGES; RETURNED ITEM FEE. If any payment due hereunder is not received by the Holder within fifteen (15) days of the due date, at the option of the Holder without waiving such default or any of its remedies, a late charge shall be added to the delinquent payment in the amount of four percent (4%) of the full payment not timely paid. Any such late charge shall be due and payable on demand, and the Holder, at its option, may (a) refuse any late payment or any subsequent payment unless accompanied by the applicable late charge, (b) add the late charge to the principal balance of this Note, (c) pay any late charge with advances of the undisbursed proceeds of the Loan, if any, or (d) treat the failure to pay the late charge as demanded as a default under this Note. If a late charge is added to the principal balance of this Note, it shall bear interest at the same rate as the principal balance of this Note. Any payment to Holder by check, draft or other item shall be received by Holder subject to collection and will constitute payment when collected not when received. For each "nsf" or returned check, draft or other item, in addition to any applicable late charge, Maker shall pay to the Holder on demand a returned item fee in accordance with the Holder's schedule of such fees then in effect.

    6. PREPAYMENT. During the Construction Term, and thereafter, so long as interest is calculated on this Note at a Variable Rate, this Note may be prepaid in whole or in part, at any time, without payment of a prepayment fee. During any period when a Fixed Rate is applicable to this Note, this Note may be prepaid only as set forth in EXHIBIT A attached. Partial prepayments, if permitted, shall not postpone nor reduce the amount of the monthly payments required under this Note.

    7. DEFAULT. After a default under any of the Loan Documents, or if Maker fails to make any payment under this Note when due, the Holder, at its option, without notice to Maker (except as provided below), may declare the entire principal balance of this Note and all unpaid accrued interest thereon and other charges payable by Maker pursuant to this Note or any other Loan

Document immediately due and payable in full, and the Holder may exercise any and all other rights or remedies available to it under any Loan Document, at law or in equity. Any additional interest due because of a default shall accrue from the date of default and shall be paid as a condition to the curing of the default. Notwithstanding the foregoing, the Holder will not accelerate the Maturity Date (a) because of a monetary default by Maker under this Note or any other Loan Document unless the default is not cured within ten (10) days of the date on which the Holder mails or delivers written notice of the default to Maker, or (b) because of a nonmonetary default by Maker under this Note or any other Loan Document unless the default is not cured within thirty (30) days of the date on which the Holder mails or delivers written notice of the default to Maker. For purposes of this Note, the term "monetary default" means a failure by Maker to make any payment required pursuant to this Note or any other Loan Document, and the term "nonmonetary default" shall mean a failure by Maker to perform any obligation contained in this Note or any other Loan Document, other than the obligation to make the payments provided for in this Note or any other Loan Document. If the nonmonetary default is capable of being cured and cannot reasonably be made within the thirty (30) day cure period, the cure period shall be extended up to ninety (90) days so long as Maker has commenced action to cure within the thirty (30) day cure period, and in the Holder's opinion, Maker is proceeding to cure the default with due diligence. None of the foregoing shall be construed to obligate the Holder to forbear in any other manner from exercising its remedies and the Holder may pursue any other rights or remedies which the Holder may have because of the default.

    8. CUMULATlVE REMEDIES. The rights and remedies of any Holder under this Note or any other Loan Document, or at law or in equity, shall be cumulative and concurrent, may be pursued singly, successively or together against Maker, any guarantor of this Note, or any security for this Note. A failure by any Holder to exercise its option to accelerate this Note upon the occurrence of a default or to exercise any other rights to which it may be entitled shall not constitute a waiver of the right to exercise such option or any such rights in the event of any subsequent default, whether of the same or a different nature.

    9. WAIVERS. Maker and all endorsers, guarantors and all other persons or entities who may become liable for all or any part of the obligations evidenced by this Note, jointly and severally: waive diligence, presentment, protest and demand, and also notice of protest, demand, non-payment, dishonor or maturity and also recourse to suretyship defenses generally; and consent to any and all renewals, extensions and modifications of the terms of this Note or any other Loan Document, including the time for payment, and agree any such renewal, extension or modification or the release or substitution of any security for the indebtedness evidenced by this Note or any other indulgences, shall not affect the liability of said parties for the indebtedness evidenced by this Note. Any such renewals, extensions, modifications, releases or indulgences may be made without notice to such parties.

    10. COSTS AND EXPENSES. Whether or not suit is brought Maker shall pay on demand all costs and expenses, including attorneys' fees and costs and allocated costs of in-house legal counsel, incurred by or on behalf of the Holder in connection with this Note, including without limitation costs incurred in the collection of this Note, in protecting the security for this Note or in foreclosing or enforcing this Note or any other Loan Document, or resulting from the Holder being made a party to any litigation because of the existence of this Note or any other Loan Document. Without limiting the generality of the foregoing, if Maker becomes the subject of any bankruptcy or insolvency proceeding, Maker shall pay all fees and expenses incurred by the Holder in connection with such bankruptcy or insolvency proceeding.

    11. MAXIMUM INTEREST. Maker represents and warrants the proceeds of this Note shall be used solely for commercial, investment and business purposes, and not for personal, family or household purposes. Notwithstanding any other provision of this Note or any other Loan Document, interest, loan fees and charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum, if any, permitted by applicable law. If by virtue of applicable law, sums in excess of such maximum would otherwise be payable, then such excess sums shall be construed as having been immediately applied by the Holder to the principal balance of this Note when received. If at the time any such sum is received by the Holder, the principal balance of this Note has been paid in full, such sums shall be promptly refunded by the Holder to Maker, less any sums due to the Holder.

    12. SECURITY. This Note is secured by a deed of trust of even date (the "Deed of Trust") encumbering certain real property located in Spokane County, Washington (the "Property"). Unless otherwise specified in this Note, all notices given pursuant to this Note must be in writing and will be effectively given if given in accordance with the terms of the Deed of Trust.

    13. GENERAL. This Note shall be binding upon Maker and Maker's beneficiaries, heirs, devisees, personal representatives, successors and assigns. If Maker consists of more than one person or entity, all of such persons and entities shall be jointly and severally liable for Maker's obligations under this Note. This Note is governed by and shall be construed in accordance with the laws of the State of Washington. Each person or entity executing this Note consents to the non-exclusive personal jurisdiction and venue of the courts of the State of Washington and the United States federal courts located therein, in any action relating to or arising out of the enforcement or interpretation of this Note or any other Loan Document. Each such person or entity further agrees not to assert in any such action that the proceeding has been brought in an inconvenient forum.

    14. ARBITRATION. Any dispute relating to this Note or the Loan (whether in contract or tort) shall be settled by arbitration if requested by Maker, the Holder or any other party to the dispute (such as a guarantor); provided, both Maker and the Holder must consent to a request for arbitration relating to an obligation secured by real property. The arbitration proceedings shall be held in Seattle, Washington in accordance with the commercial arbitration rules of the American Arbitration Association, and the United States Arbitration Act (i.e., Title 9, U.S.C.). There shall be one arbitrator who shall decide whether an issue is arbitrable or whether any claim is barred by a statute of limitations. Judgment on the arbitration award may be entered in any court having jurisdiction. Commencement of a lawsuit shall not constitute a waiver of the right of any party to request arbitration if the lawsuit is contested. Each party shall have the right before, during and after the commencement of any arbitration proceeding to exercise any of the following remedies, in any order or concurrently: (i) self-help remedies such as setoff or repossession; (ii) judicial or nonjudicial foreclosure against real or personal property collateral; and (iii) provisional remedies including injunction, appointment of receiver, attachment, claim and delivery and replevin. The exercise of any such remedy shall not waive a party's right to request arbitration. Nothing in this paragraph shall limit in any way any right the Holder may have to foreclose the Deed of Trust judicially as a mortgage, or nonjudicially pursuant to the power of sale.

    15. DISPUTED OBLIGATIONS. All communications concerning disputed debts and obligations of Maker under this Note or any other Loan Document, including without limitation disputes as to the amount of any payment, fee or charge, and including an instrument tendered as full satisfaction of a disputed debt, must be in writing and must be sent to the following address, or to such other address as the Holder may hereafter specify:

        Seattle-First National Bank
        Attention: Loan Servicing Manager
        Real Estate Group (CSC-14)
        701 Fifth Avenue, Floor 14
        Seattle, Washington 98104

Any such communication should include the name of Maker, the applicable loan number, a description of the dispute and the relief or remedy requested, and an address and telephone number where the person sending the notice can be contacted.

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

MAKER:

THE COEUR D'ALENES COMPANY, an Idaho corporation

By: Marilyn Schroeder
    ------------------
Its: Treasurer
    ------------------

                                   EXHIBIT A
                                   ---------
                                   PREPAYMENT


     If the interest rate converts to the Fixed Rate the principal balance of this Note may be prepaid in whole or in part, at any time provided (i) a prepayment fee is paid as set forth below, (ii) each partial repayment is in an amount of $10,000.00 or more, and (iii) partial prepayments may be no more frequent than once per month. THE PREPAYMENT FEE SHALL BE DUE AND PAYABLE WHETHER THE PREPAYMENT IS BY VOLUNTARY PREPAYMENT, OPERATION OF LAW, ACCELERATION OR OTHERWISE. The amount of the prepayment fee depends on the following:

     l . The amount by which certain "REFERENCE RATES", as defined below, have changed between the time this Note is prepaid and the date the interest rate converts to the Fixed rate.

     2. A prepayment fee factor (see "PREPAYMENT FEE FACTOR SCHEDULE" below).

     3. The amount of principal prepaid.

                           DEFINITION OF REFERENCE RATES

     The "REFERENCE RATE" used to represent interest rate levels shall be the bond equivalent yield of the average US Treasury Securities having maturities equivalent to the remaining period to maturity of the Loan, rounded upward to the nearest month. The "INITIAL REFERENCE RATE" shall be the Reference Rate assigned to the Loan by the Holder at the time the interest rate converts to the Fixed Rate. The "FINAL REFERENCE RATE" shall be the Reference Rate assigned to the Loan by the Holder at the time of the prepayment.

     The applicable Reference Rates shall be determined from the Federal Reserve Statistical Release (Publication H.15) as displayed on Page 119 of the Dow Jones Telerate Service (or such other page or service as may replace that page or service for the purpose of displaying rates comparable to said US Treasury Securities). If the publishing of the foregoing Statistical Release is ever discontinued, the applicable Reference Rate shall be based on the publication by the Board of Governors of the United States Federal Reserve System in replacement thereof, or if none, the publication which in the Holder's discretion most nearly corresponds.

                           CALCULATION OF PREPAYMENT FEE

     1. If the Initial Reference Rate is less than or equal to the Final Reference Rate, there is no prepayment fee.

     2. If the Initial Reference Rate is greater than the Final Reference Rate, the prepayment fee shall be equal to the difference between the Initial Reference Rate and the Final Reference Rate (expressed as a decimal), multiplied by the appropriate factor from the Prepayment Fee Factor Schedule, multiplied by the principal amount of the Loan being prepaid.

                         EXAMPLE OF PREPAYMENT FEE CALCULATION

     An amortizing loan with remaining principal of $250,000 is fully prepaid with twenty-four (24) months remaining until maturity. An Initial Reference Rate of 9.000% was assigned to the loan at the time the loan was closed. The Final Reference Rate (as determined by the current 24-month US Treasury Rate on Page 119 of Telerate) is 7.500%. Rates therefore have dropped 1.500% since the loan was closed and a prepayment fee applies. A prepayment fee factor of
1.3 is determined from Table 1 below and the prepayment fee is computed as follows:

    Prepayment Fee = (0.09 - 0.075) x (1.3) x ($250,000) = $4,875.00

                                FEE FACTOR SCHEDULES

                           TABLE 1 - FULLY AMORTIZING LOANS

Proportion of Remaining
Principal Amount
Being Prepaid

                         Months Remaining to Maturity(1)

          0     3    6    9    12   24   36   48   60   84   120  240  360
---------------------------------------------------------------------------

90- 100%  0    .21  .36  .52   .67 1.3  1.9  2.5  3.1  4.3   5.9 10.3 13.1
60- 89%   0    .24  .44  .63   .83 1.6  2.4  3.1  3.9  5.4   7.5 13.2 17.0
30- 59%   0    .28  .53  .78  1.02 2.0  3.0  4.0  5.0  7.0   9.9 18.5 24.4
 0- 29%   0    .31  .63  .92  1.22 2.4  3.7  5.0  6.3  9.0  13.4 28.3 41.8


                           TABLE 2 - PARTIALLY AMORTIZING LOANS
Proportion of Remaining
Principal Amount
Being Prepaid

                          Months Remaining to Maturity(1)

          0     3    6    9    12   24   36   48   60   84   120  240  360
---------------------------------------------------------------------------

90- 100%  0    .26  .49  .71   .94 1.8  2.7  3.4  4.2   5.6  7.4 11.6 14.0
60- 89%   0    .30  .59  .86  1.15 2.2  3.3  4.3  5.3   7.1  9.4 15.0 18.1
30- 59%   0    .31  .63  .95  1.27 2.6  3.9  5.3  6.6   9.1 12.6 21.2 26.2
 0- 29%   0    .31  .63  .95  1.27 2.6  4.0  5.4  7.0  10.2 15.7 33.4 46.0

     (1) If the remaining fixed rate period is between any two time periods shown in the above schedules, interpolate between the corresponding factors to the closest month.


      The Holder of this Note is not required to actually reinvest the prepaid principal in any U.S. Government Treasury Securities, or otherwise prove its actual losses, as a condition to receiving a prepayment fee as calculated above. Maker agrees this prepayment fee is the bargained-for consideration to the Holder for permitting prepayment and the above is not a liquidated damages provision. This prepayment fee provision is to be interpreted in a manner that would make it enforceable to the fullest extent permitted by law, with any portion of the fee that is unenforceable being stricken or otherwise changed to cause the fee, as revised, to be enforced.

                                 1 SEAFIRST BANK
                                 PROMISSORY NOTE


Principal       Loan Date  Maturity  Loan No.   Call  Collateral  Account  Officer  Initials
$1,850,000.00              03-01-97  18/59      AFS                         5607

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.


Borrower: THE COEUR D'ALENES COMPANY AND UNION
          IRON WORKS, INC. OF SPOKANE, WASHINGTON
          PO BOX 2610
          SPOKANE, WA 99220

Lender:   BANK OF AMERICA NW NA DOING BUSINESS AS
          SEAFIRST BANK
          EASTERN DIVISION TEAM #1
          C/O CLSC-E (DOC'S)
          PO BOX 1446 (SFC-5)
          SPOKANE WA 99210-1630


Principal Amount: $1,850,000.00    0.325% Over the Index    Date of Note: March 26, 1996

PROMISE TO PAY. THE COEUR D'ALENES COMPANY AND UNION IRON WORKS, INC. OF SPOKANE, WASHINGTON ("Borrower") promises to pay to BANK OF AMERICA NW N.A. DOING BUSINESS AS SEAFIRST BANK ("Lender"), or order, In lawful money of the United Sates of America, the principal amount of One Million Eight Hundred Fifty Thousand & 00/100 Dollars ($1,850,000.00) or so much as may be outstanding, together with Interest on the unpaid outstanding principal balance untill paid in full.

PAYMENT. Borrower will pay this loan In one payment of all outstanding principal plus all accrued unpaid Interest on March 1, 1997. In addition, Borrower will pay regular monthly payments of accrued unpaid Interest beginning April 1, 1996, and all subsequent Interest payments are due on the same day of each month after that Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender to automatically deduct from Borrower's checking/savings account number 68351402, or such other Seafirst account as may be authorized in the future, the loan payment according to the amount and terms of this Note. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reasons Borrower or Lender may voluntarily terminate Automatic Payments. Our business days are Monday through Friday. Payments that come due on a Saturday, Sunday or legal bank holiday, will be deducted on the following business day.

VARIABLE INTEREST RATE. The Interest rate on This Note Is subject to change from time to time based on changes In an Index which Is the Lender's publicly announced prime rate (the "Index"). The interest rate change will not occur more often than each day the prime rate changes. Lender will tell Borrower the current Index rate upon Borrowers request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.325 percentage points over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower's making fewer payments.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $20.00 whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrowers property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (h) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 2.325 percentage points over the Index, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom untill paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated postjudgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender In the State of Washington. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts situated In King County, the State of Washington This Note shall be governed by and construed in accordance with the laws of the State of Washington.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrowers accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. The following party or parties are authorized to request advances under the line of credit untill Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: JIMMIE T G COULSON and MARILYN SCHROEDER. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrowers accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise

                                 PROMISSORY NOTE                     Page 2
                                   (Continued)

attempts to limit modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

STATUTE OF FRAUDS PROVISION. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify this loan, with the consent of Borrower, or release any party or guarantor; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

THE COEUR D'ALENES COMPANY AND UNION IRON WORKS, INC. OF SPOKANE, WASHINGTON

By: /S/ Marilyn Schroeder                      By: /S/ Marilyn Schroeder
 ..........................                     ...........................
THE COEUR D'ALENES COMPANY                     UNION IRON WORKS, INC. OF
                                               SPOKANE, WASHINGTON

                                     [LOGO]

                                PROMISSORY NOTE

-----------------------------------------------------------------------------------------
  PRINCIPAL  LOAN DATE  MATURITY  LOAN NO  CALL  COLLATERAL  ACCOUNT   OFFICER  INITIALS
 $250,000.00           09-30-2003          AFS              1701484046  85607
-----------------------------------------------------------------------------------------
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
-----------------------------------------------------------------------------------------

Borrower: THE COEUR D'ALENES COMPANY    Lender:   BANK OF AMERICA NW NA  D/B/A
          AND UNION IRON WORKS, INC OF            SEAFIRST BANK
          SPOKANE, WASHINGTON                     EASTERN DIVISION TEAM #1
          PO BOX 2610                             C/O CLSC-E (DOC'S)
          SPOKANE WASHINGTON 99220                P.O. BOX 1446 (SFC-5)
                                                  SPOKANE, WASHINGTON 99210-1630

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Principal Amount: $250,000.00      0.500% Over the Index      Date of Note:
                                                              September 17, 1996

PROMISE TO PAY. THE COEUR D'ALENES COMPANY AND UNION IRON WORKS, INC OF SPOKANE, WASHINGTON ("Borrower") promises to pay to BANK OF AMERICA NW NA D/B/A SEAFIRST BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Hundred Fifty Thousand & 00/100 Dollars (S250,000.00), together with interest on the unpaid principal balance until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan In 84 payments of S4,018.38 each payment. Borrower's first payment is due October 30, 1996, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on September 30, 2003, and will be for all principal and all accrued Interest not yet paid. Payments Include principal and Interest. Interest on this Note is computed on a 365/360 simple interest basis, that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender to automatically deduct from Borrower's checking/savings account number 68351402, or such other Seafirst account as may be authorized in the future, the loan payment according to the amount and terms of this Note. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reasons, Borrower or Lender may voluntarily terminate Automatic Payments. Our business days are Monday through Friday. Payments that come due on a Saturday, Sunday or legal bank holiday, will be deducted on the following business day.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes. In an Index which is the Lender's publicly announced prime rate (the "Index"). The interest rate change will not occur more often than each day the prime rate changes Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.500 percentage points over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower's making fewer payments.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $20.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due, (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender, (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished, (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws,
(e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender, (f) Any of the events described in this default section occurs with respect to any guarantor of this Note, (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired,
(h) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 2.500 percentage points over the Index, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Washington. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts situated in King County, the State of Washington This Note shall be governed by and construed in accordance with the laws of the State of Washington.

STATUTE OF FRAUDS PROVISION. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[LOGO]


                   DEED OF TRUST, SECURITY AGREEMENT
                   AND FIXTURE FILING WITH ASSIGNMENT
                          OF LEASES AND RENTS

    THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES AND RENTS ("Deed of Trust") is made December 20, 1995 by THE COEUR D'ALENES COMPANY, an Idaho corporation, as "Grantor", whose address is East 3900 Broadway Avenue, Spokane, WA 99202; to RAINIER CREDIT COMPANY, as "Trustee", whose address is P.O. Box 33828, FAB-I9, Seattle, WA 98124-3828; for the benefit of SEATTLE-FIRST NATIONAL BANK, a national banking association, as "Beneficiary", whose address is 701 Fifth Avenue, 15th Floor, Seattle, WA 98104, Attention: Real Estate Loan Administration.

                                 ARTICLE I

    1. GRANTING CLAUSE. Grantor irrevocably grants, bargains, sells and conveys to Trustee and its successors and assigns in trust, with power of sale and with right of entry and possession as provided herein, all Grantor's estate, right, title, interest, claim and demand, now owned or hereafter acquired, in and to the following (the "Property"):

         (a) The real property in Spokane County, Washington, described in SCHEDULE A attached and any and all improvements now or hereafter located thereon (the "Real Property").

         (b) All land lying in streets and roads adjoining the Real Property, and all access rights and easements pertaining to the Real Property.

         (c) All the lands, tenements, privileges, reversions, remainders, irrigation and water rights and stock, oil and gas rights, royalties, minerals and mineral rights, all development rights and credits, air rights, hereditaments and appurtenances belonging or in any way pertaining to the Real l'roperty.

         (d) All buildings, structures, improvements, fixtures, equipment and machinery and property now or hereafter attached to or used in connection with the use, occupancy or operation of the Real Property including, but not limited to, heating and incinerating apparatus and equipment, boilers, engines, motors, generating equipment, telephone and other communication systems, piping and plumbing fixtures, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, irrigation equipment, carpeting, underpadding, elevators, escalators, partitions, mantles, built-in mirrors, window shades, blinds, screens, storm sash, awnings, furnishings of public spaces, halls and lobbies, and shrubbery and plants, but excluding them from all personal property, inventory and equipment used in the operation of Grantor's fabrication and distribution business on the Property including, without limitation, all metal processing (i.e., press brake, shears), fabrication (i.e., welders), and distribution (i.e., saws, storage racks) equipment. All property mentioned in this subsection (d) shall be deemed part of the realty and not severable wholly or in part without material injury to the Real Property.

         (e) All rents, issues and profits of the Real Property, all existing and future leases of the Real Property (including extensions, renewals and subleases), all agreements for use and occupancy of the Real Property (all such leases and agreements whether written or oral, are hereafter referred to as the "Leases"), and all guaranties of lessees' performance under the Leases, together with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues, profits and other income of any nature now or hereafter due (including any income of any nature coming due during any redemption period) under the Leases or from or arising out of the Real Property including minimum rents, additional rents, percentage rents, parking or common area maintenance contributions, tax and insurance contributions, deficiency rents, liquidated damages following default in any Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Real Property, all proceeds payable as a result of exercise of an option to purchase the Real Property, all proceeds derived from the termination or rejection of any Lease in a bankruptcy or other insolvency proceeding, all security deposits or other deposits for the performance of any lessee's obligations under the Leases, and all proceeds from any rights and claims of any kind which Grantor may have against any lessee under the Leases or any occupants of the Real Property (all of the above are hereafter collectively referred to as the "Rents"). This subsection (e) is subject to the right, power and authority given to the Beneficiary in the Loan Documents (as defined herein) to collect and apply the Rents.

         (f) All of Grantor's rights to further encumber said Real Property for debt and all Grantor's rights to enter into any lease agreement which would create a tenancy that is or may become subordinate in any respect to any mortgage or deed of trust other than this Deed of Trust, but excluding the existing deed of trust (and which is subordinate to this Deed of Trust) securing payment of convertible debentures issued by Grantor.

    2. COLLATERAL. The following described estate, property and rights of Grantor are also included as security for the performance of each covenant and agreement of Grantor contained herein and the payment of all sums of money secured hereby:

         (a) All furniture, furnishings, appliances, machinery, vehicles, equipment and all other property of any kind now or hereafter located on the Property, used or intended to be used on the Property wherever actually located, or purchased with the proceeds of the Note (as defined herein), but excluding them from all personal property, inventory and equipment used in the operation of Grantor's automotive business on the Property including, without limitation, all metal processing (i.e., press brake, shears), fabrication (i.e., welders), and distribution (i.e., saws, storage racks) equipment and all rights of Grantor as lessee of any property described in this Section 2 and subsection l (d) above.

         (b) All compensation, awards, damages, rights of action and proceeds (including insurance proceeds and any interest on any of the foregoing) arising out of or relating to a taking or damaging of the Property by reason of any public or private improvement, condemnation proceeding (including change of grade), fire, earthquake or other casualty, injury or decrease in the value of the Property.

         (c) All returned premiums or other payments on any insurance policies pertaining to the Property and any refunds or rebates of taxes or assessments on the Property.

         (d) All rights to the payment of money, accounts receivable, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all utility deposits), architectural and engineering plans, specifications and drawings, contract rights, governmental permits and licenses, and agreements and purchase orders which pertain to or are incidental to the design or construction of any improvements on the Property, Grantor's rights under any payment, performance, or other bond in connection with construction of improvements on the Property, and all construction materials, supplies, and equipment delivered to the Property or intended to be used in connection with the construction of improvements on the Property wherever actually located.

         (e) All contracts and agreements pertaining to or affecting the Property including, but not limited to, management, operating and franchise agreements, licenses, trade names and trademarks.

         (f) All of Grantor's interest in and to the proceeds of the loan (the "Loan") evidenced by the Note (defined below), whether disbursed or not, any account into which Loan proceeds are deposited, and Grantor's own funds now or later held on deposit as equity funds or for payment of bills relating to the Property.

         (g) All loan commitments or other agreements, now or hereafter in existence, which will provide Grantor with proceeds to satisfy the Secured Obligations (defined below) and the right to receive the proceeds due under such commitments or agreements including refundable deposits and fees.

         (h) All books and records pertaining to any and all of the Property and the other collateral described above, including computer readable memory and any computer hardware or software necessary to access and process such memory.

         (i) All additions, accessions, replacements, substitutions, proceeds and products of the Property described in this Section 2 and of any of the Property which is personal property.

The Property and all of the property and rights described in Sections I and 2 above are referred to collectively in this Deed of Trust as the "Collateral".

    3. SECURITY AGREEMENT. If any of the Collateral is determined to be personal property, Grantor as Debtor hereby grants to Beneficiary as Secured Party a security interest in all such personal property to secure payment and performance of the Secured Obligations. This Deed of Trust constitutes a security agreement between Grantor and Beneficiary pursuant to the Uniform Commercial Code as adopted in the State of Washington, as now or hereafter amended, with respect to the Collateral, and any and all property affecting or related to the use and enjoyment of the Property, now or hereafter described in any Uniform Commercial Code Financing Statement naming Grantor as Debtor and Beneficiary as Secured Party. The remedies of Beneficiary for any violation of the covenants, terms and conditions of this Deed of Trust or any other Loan Document (defined below) shall include all remedies available to secured parties under the Uniform Commercial Code. Grantor agrees the filing of a financing statement in the records normally having to do with personal property shall not be construed as in anywise derogating from or impairing the intention of Grantor and Beneficiary that everything used in connection with the production of income from the Property that is the subject of this Deed of Trust and/or adapted for use therein and/or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in any list filed with the Beneficiary, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time.

    4. FINANCING STATEMENT. This Deed of Trust shall also constitute a financing statement filed for record in the real estate records as a fixture filing pursuant to the Uniform Commercial Code. This Deed of Trust may be given to secure an obligation incurred for the construction of improvements on the Property, including the acquisition of the Property, or to secure an obligation incurred to refinance an obligation incurred for the construction of improvements on the Property, including the acquisition of the Property.

    5. OBLIGATIONS SECURED. The following obligations ("Secured Obligations") are secured by this Deed of Trust:

         (a) Payment of the sum of ONE MILLION SIX HUNDRED EIGHTY-EIGHT THOUSAND AND NO/100 DOLLARS ($1,688,000.00) with interest thereon according to the terms of a promissory note of even date herewith, payable to Beneficiary or order and made by Grantor, including all renewals, amendments, modifications, extensions and substitutions therefor (the "Note"). THE NOTE MAY CONTAIN PROVISIONS ALLOWING FOR CHANGES IN THE INTEREST RATE.

         (b) Payment of any further sums now or hereafter advanced or loaned by Beneficiary to Grantor, or any of its successors or assigns, and payment of every other present and future obligation owing by Grantor to Beneficiary of any kind, and all renewals, modifications, and extensions thereof, including any interest, fees, costs, service charges, indemnifications and expenses connected with such obligations, if (i) the promissory note or other written document evidencing the future advance or loan or other obligation specifically states that it is secured by this Deed of Trust, or (ii) the advance, including costs and expenses incurred by Beneficiary, is made pursuant to the Note, this Deed of Trust or any other documents executed by Grantor evidencing, securing, or relating to the Loan, and/or the Collateral, whether executed prior to, contemporaneously with, or subsequent to this Deed of Trust (this Deed of Trust, the Note and all such other documents, including any construction or other loan agreement, and all renewals, amendments, modifications or extensions thereof, are hereafter collectively referred to as the "Loan Documents"), together with interest thereon at the rate set forth in the Note, unless otherwise specified in the Loan Documents or agreed in writing.

         (c) Performance of each agreement, term and condition set forth or incorporated by reference in the Loan Documents, as such may be amended.

         (d) Performance and payment of the obligations of Grantor (or any other obliger under the Note) under each and every existing or future "swap transaction" (i.e., any transactions governed by an ISDA master agreement) to which Grantor (or the obligor under the Note) and Beneficiary are parties, if this Deed of Trust is referenced in such transaction as a credit support document.

    Notwithstanding any of the foregoing, the Secured Obligations shall not include the obligations of Grantor under any Certificate and Indemnity Agreement Regarding Building Laws and Hazardous Substances now or hereafter executed by Grantor (or any other person or entity) in connection with the loan evidenced by the Note.

                                     ARTICLE II

    1. ASSIGNMENT OF RENTS AND LEASES. Grantor hereby absolutely and irrevocably assigns to Beneficiary all Grantor's interest in the Rents and Leases. The foregoing assignment is subject to the terms and conditions of any separate assignment of the Leases and/or Rents, whenever executed, in favor of Beneficiary and covering the Property. Grantor warrants it has made no prior assignment of the Rents or the Leases and will make no subsequent assignment (other than to Beneficiary) without the prior written consent of Beneficiary. At Beneficiary's request, Grantor shall execute and deliver to Beneficiary a separate assignment of rents containing such terms and conditions as Beneficiary may reasonably require.

         (a) Unless otherwise provided in any separate assignment of the Leases and/or the Rents, and so long as Grantor is not in default under the Loan Documents, Grantor may collect the Rents as the Rents become due. Grantor shall use the Rents to pay normal operating expenses for the Property and sums due and payments required under the Loan Documents. No Rents shall be collected for a period subsequent to the current one month rental period and first or last month's rent. Grantor's right to collect the Rents shall not constitute Beneficiary's consent to the use of cash collateral in any bankruptcy proceeding.

         (b) If Grantor is in default under this Deed of Trust or any other Loan Document, without notice to Grantor, Beneficiary or its agents, or a court appointed receiver, may collect the Rents. In doing so, Beneficiary may
(i) evict lessees for nonpayment of rent, (ii) terminate in any lawful manner any tenancy or occupancy, (iii) lease the Property in the name of the then owner on such terms as it may deem best, (iv) institute proceedings against any lessee for past due rent, and (v) do all other acts and things as Beneficiary deems necessary or desirable. The Rents received shall be applied to payment of the costs and expenses of collecting the Rents, including a reasonable fee to Beneficiary, a receiver or an agent, operating expenses for the Property and any sums due or payments required under the Loan Documents, in such order as Beneficiary may determine. Any excess shall be paid to Grantor, however, Beneficiary may withhold from any excess a reasonable amount to pay sums anticipated to become due which exceed the anticipated future Rents. Beneficiary's failure to collect or discontinuing collection at any time shall not in any manner affect the subsequent enforcement by Beneficiary of its rights to collect the Rents. The collection of the

Rents by or for Beneficiary shall not cure or waive any default under the Loan Documents. Any Rents paid to Beneficiary or a receiver shall be credited against the amount due from the lessees under the Leases. In the event any lessee under a Lease becomes the subject of any proceeding under the Bankruptcy Code or any other federal, state or local statute which provides for the possible termination or rejection of any Lease assigned hereby, Grantor covenants and agrees that in the event any of the Leases are so rejected, no damages settlement shall be made without the prior written consent of Beneficiary; any check in payment of damages for rejection or termination of any such Lease will be made payable both to the Grantor and Beneficiary; and Grantor hereby assigns any such payment to Beneficiary and further covenants and agrees that upon request of Beneficiary, it will duly endorse to the order of Beneficiary any such check, the proceeds of which will be applied to any portion of the indebtedness secured hereunder in such manner as Beneficiary may elect.

         (c) Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Property or any part thereof, Beneficiary is not and shall not be deemed to be: (i) "a mortgagee in possession" for any purpose; (ii) responsible for performing any of the obligations of the lessor under any Lease; (iii) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or
(iv) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it. In exercising its rights under this
Section I Beneficiary shall be liable only for the proper application of and accounting for the Rents collected by Beneficiary or its agents.

    2. LEASES. Grantor shall fully comply with all of the terms, conditions and provisions of the Leases so that the same shall not become in default and do all things necessary to preserve the Leases in force. Unless otherwise agreed in writing by Beneficiary, without Beneficiary's prior written consent, Grantor will not enter into any Lease (i) on a form of Lease not previously approved by Beneficiary, (ii) for a term of three (3) years or more, or (iii) containing an option or right to purchase all or any part of the Collateral in favor of any lessee. With respect to any Lease of the whole or any part of the Property involving an initial term of three (3) years or more, Grantor shall not, without the prior written consent of Beneficiary,
(a) permit the assignment or subletting of all or part ofthe lessee's rights under the Lease unless the right to assign or sublet is expressly reserved by the lessee under the Lease, (b) modify or amend the Lease for a lesser rental or term, or (c) accept surrender of the Lease or terminate the Lease except in accordance with the terms of the Lease providing for termination in the event of a default. Any proceeds or damages result from a lessee's default under any Lease, at Beneficiary's option, shall be paid to Beneficiary and applied against sums owed under the Loan Documents even though such sums may not be due and payable. Except for real estate taxes and assessments, without Beneficiary's prior written consent, Grantor shall not permit any lien to be created against the Property which may be or may become prior to any Lease. If the Property is partially condemned or suffers a casualty, Grantor shall promptly repair and restore the Property in order to comply with the Leases.

                                  ARTICLE III

    1. NON-AGRICULTURAL USE. Grantor represents and warrants to Beneficiary that neither the Property nor any other Collateral is used principally or primarily for agricultural or farming purposes.

    2. PERFORMANCE OF OBLIGATIONS. Grantor shall promptly and timely pay all sums due pursuant to the Loan Documents, strictly comply with all the terms and conditions of the Loan Documents, and perform each Secured Obligation in accordance with its terms.

    3. WARRANTY OF TITLE. Grantor warrants that it has good and marketable title to an indefeasible fee simple estate in the Property (unless Grantor's present interest in the Property is described in SCHEDULE A as a leasehold interest, in which case Grantor warrants that it lawfully possesses and holds a valid leasehold interest in the Property as described in SCHEDULE A), and good marketable title to the personal property Collateral, subject to no liens, encumbrances, easements, assessments, security interests, claims or defects of any kind prior or subordinate to the lien of this Deed of Trust, except those listed in Beneficiary's title insurance policy or approved by Beneficiary in writing (the "Exceptions") and real estate taxes and assessments for the current year. Grantor warrants the Exceptions and the real estate taxes and assessments are not delinquent or in default, and Grantor has the right to convey the Property to Trustee for the benefit of Beneficiary, and the right to grant a security interest in the personal property Collateral. Grantor will warrant and defend title to the Collateral and will defend the validity and priority of the lien of this Deed of Trust and the security interests granted herein against any claims or demands.

    4. PROHIBITED LIENS.

         (a) Subject to Grantor's rights under subsection (b) below, Grantor shall not permit any governmental or statutory liens (including taxes, mechanic's or materialmen's liens) to be filed against the Collateral except for real estate taxes and assessments not yet due and liens permitted by the Loan Documents or approved by Beneficiary in writing.

         (b) Grantor will have the right to contest in good faith by appropriate legal or administrative proceeding the validity of any prohibited lien, encumbrance or charge so long as (i) no default exists under the Loan Documents, (ii) Grantor first deposits with Beneficiary a bond or other security satisfactory to Beneficiary in the amount reasonably required by Beneficiary, but not more than the amounts specified in RCW 60.04.161, as now or hereafter amended, (iii) Grantor immediately commences its contest of such lien, encumbrance or charge, applies to court for a show cause as provided for in RCW 60.04.221(9), as now or hereafter amended, and continuously pursues the contest in good faith and with due diligence; (iv) foreclosure of the lien, encumbrance or charge is stayed; and (v) Grantor pays any judgment rendered for the lien claimant or other third party within ten (10) days after the entry of the judgment. If the contested item is a mechanic's or materialmen's lien, Grantor will furnish Beneficiary with an endorsement to its title insurance policy which insures the priority of this Deed of Trust over the lien being contested. Grantor will discharge or elect to contest and post an appropriate bond or other security within twenty (20) days of written demand by Beneficiary.

    5. PAYMENT OF TAXES AND OTHER ENCUMBRANCES. Grantor shall pay the real estate taxes and any assessments or ground rents at least seven (7) days prior to delinquency unless otherwise provided for in the reserve account described in Section 15 below. All other encumbrances, charges and liens affecting the Collateral, including mortgages and deeds of trust, whether prior to or subordinate to the lien of this Deed of Trust, shall be paid when due and shall not be in default. On request Grantor shall furnish evidence of payment of these items.

    6. MAINTENANCE--NO WASTE. Grantor shall protect and preserve the Collateral and maintain it in good condition and repair. Grantor shall do all acts and take all precautions which, from the character and use of the Collateral, are reasonable, proper or necessary to so maintain, protect and preserve the Collateral. Grantor shall not commit or permit any waste of the Collateral.

    7. ALTERATIONS, REMOVAL AND DEMOLITION. Unless otherwise agreed in writing by Beneficiary, Grantor shall not structurally alter, remove or demolish any building or improvement on the Property without Beneficiary's prior written consent. Grantor shall not remove any fixture or other item of property which is part of the Collateral without Beneficiary's prior written consent unless the fixture or item of property is replaced by an article of equal suitability, owned by Grantor free and clear of any lien or security interest.

    8. COMPLETION, REPAIR AND RESTORATION. Grantor shall promptly complete or repair and restore in good workmanlike manner any building or improvement on the Property which may be constructed or damaged or destroyed and shall pay all costs incurred therefor. Prior to commencement of any construction Grantor shall submit the plans and specifications for Beneficiary's approval and furnish evidence of sufficient funds to complete the work.

    9. COMPLIANCE WITH LAWS. Grantor shall comply with all laws, ordinances, regulations, covenants, conditions, and restrictions affecting the Collateral, including, without limitation, all applicable requirements of the Fair Housing Act of 1968 (as amended) and the Americans With Disabilities Act of 1990 (as the same may be amended from time to time), and shall not commit or permit any act upon or concerning the Collateral in violation of any such laws, ordinances, regulations, covenants, conditions, and restrictions. Grantor shall defend, indemnify and hold Beneficiary harmless from and against all liability threatened against or suffered by Beneficiary by reason of a breach by Grantor of the foregoing representations, warranties, covenants and agreements. The foregoing indemnity shall include the cost of all alterations to the Collateral (including architectural, engineering, legal and accounting costs), all fines, fees and penalties, and all legal and other expenses (including attorneys' fees) incurred in connection with the Property being in violation of any such laws, ordinances, regulations, covenants, conditions and restrictions. If Beneficiary or its designee shall become the owner of or acquire an interest in or rights to the Collateral by foreclosure or deed in lieu of foreclosure of this Deed of Trust or by other means, the foregoing indemnification obligation shall survive such foreclosure or deed in lieu of foreclosure or other acquisition of the Collateral. Notwithstanding the preceding sentence, Grantor shall have no obligation to defend, indemnify or hold Beneficiary harmless from any liability arising from or out of the activities of Beneficiary or its agents with respect to the Collateral on or after the transfer of the Collateral to Beneficiary pursuant to foreclosure proceedings or in lieu thereof.

    10. IMPAIRMENT OF COLLATERAL. Grantor shall not, without Beneficiary's prior written consent, change the general nature of the occupancy of the Property, initiate, acquire or permit any change in any public or private restrictions (including without limitation a zoning reclassification) limiting the uses which may be made of the Collateral, or take or permit any action which would impair the Collateral or Beneficiary's lien or security interest in the Collateral.

    11. INSPECTION OF COLLATERAL. Beneficiary and/or its representative may inspect the Collateral at reasonable times after reasonable notice.

    12. GRANTOR'S DEFENSE O}7 COLLATERAL. Grantor shall appear in and defend any action or proceeding which may affect the Collateral or the rights or powers of Beneficiary or Trustee under this Deed of Trust.

    13. BENEFICIARY'S RIGHT TO PROTECT COLLATERAL. Beneficiary may commence, appear in, and defend any action or proceeding which may affect the Collateral or the rights or powers of Beneficiary or Trustee under this Deed of Trust. Beneficiary may pay, purchase, contest or compromise any encumbrance, charge or lien not listed as an Exception which in its judgment appears to be prior or superior to the lien of this Deed of Trust. If Grantor fails to make any payment or do any act required under the Loan Documents, Beneficiary, without any obligation to do so and without releasing Grantor from any obligations under the Loan Documents, may make the payment or cause the act to be performed in such manner and to such extent as Beneficiary may deem necessary to protect the Collateral. Beneficiary is authorized to enter upon the Property for such purposes. In exercising any ofthese powers Beneficiary may incur such expenses, in its absolute discretion, it deems necessary.

    14. HAZARDOUS SUBSTANCES.

         (a) Grantor represents and warrants to Beneficiary, to the best of Grantor's knowledge and except as disclosed in Environmental Site Assessment, Level 1, by Budinger & Associates dated October 2, 1995, a copy of which has been provided to Beneficiary, no hazardous or toxic waste or substances are being stored on the Property or any adjacent property nor have any such waste or substances been stored or used in, on, under, over or about the Property or any adjacent property prior to or during Grantor's ownership, possession or control of the Property, other than the use or storage of hazardous or toxic waste or substances generally used in the ordinary course of operating, maintaining or developing properties such as the Property, all of which Grantor covenants have and will be used, stored and disposed of in accordance with commercially reasonable practices and all applicable federal, state and local laws, regulations and ordinances. Grantor shall provide written notice to Beneficiary immediately upon Grantor becoming aware that the Property or any adjacent property is being or has been contaminated with hazardous or toxic waste or substances. Grantor will not cause nor permit any activities on the Property which directly or indirectly could result in the Property or any other property becoming contaminated with hazardous or toxic waste or substances. For purposes of this Deed of Trust, the term "hazardous or toxic waste or substances" means any chemical, substance or material classified or designated as hazardous, toxic or radioactive, or similar term, and now or hereafter regulated under any applicable federal, state or local statute, regulation, ordinance or requirement, now or hereafter in effect, pertaining to environmental protection, contamination or cleanup.

         (b) Grantor shall comply, at Grantor's expense, with all statutes, regulations and ordinances which apply to Grantor or the Collateral, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction which Grantor is bound by, relating to the use, collection storage, treatment, control, removal or cleanup of hazardous or toxic substances in, on, under, oven or about the Property or in, on, under, over or about any adjacent property that becomes contaminated with hazardous or toxic substances as a result of construction, operations or other activities on, or the contamination of, the Property. Beneficiary may, but is not obligated to, enter upon the Property to inspect it for compliance and to take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest as Beneficiary; and whether or not Grantor has actual knowledge of the existence of hazardous or toxic substances in, on, under, over or about the Property or any adjacent property as of the date hereof, Grantor slaall reimburse Beneficiary on demand for the full amount of all costs and expenses incurred by Beneficiary prior to Beneficiary acquiring title to the Property through foreclosure or deed in lieu of foreclosure, in connection with such compliance activities.

         (c) Grantor's obligations under this Section 14 are unconditional and shall not be limited by a non-recourse or other limitations of liability provided for in this Deed of Trust or any other Loan Document.

    15. RESERVE ACCOUNT.

         (a) Subject to subsection (d) below, if Beneficiary so requires, Grantor shall pay to Beneficiary monthly, together with and in addition to any payments due under the Note, a sum, as estimated by Beneficiary, equal to the ground rents, if any, the real estate taxes and assessments next due on the Property and the premiums next due on insurance policies required under the Loan Documents, less all sums already paid therefor, divided by the number of months to elapse before two (2) months prior to the date when the ground rents, real estate taxes, assessments and insurance premiums will become delinquent. The monthly reserve accounts payments and any other payments due under the Note shall be paid in a single payment and applied by Beneficiary, at its option, in the following order: (l) ground rents, real estate taxes, assessments and insurance premiums, (2) expenditures made pursuant to the Loan Documents and interest thereon, (3) interest on the Note, and (4) principal due on the Note. Grantor shall promptly deliver to Beneficiary all bills and notices pertaining to the ground rents, taxes, assessments and insurance premiums.

         (b) The reserve account is solely for the protection of Beneficiary. Beneficiary shall have no responsibility except to credit properly the sums actually received by it. No interest will be paid on the funds in the reserve account and Beneficiary shall have no obligation to deposit the funds in an interest-bearing account. Upon assignment of this Deed of Trust by Beneficiary, any funds in the reserve account shall be turned over to the assignee and any responsibility of Beneficiary with respect thereto shall terminate. Each transfer of the Property shall automatically transfer to the grantee all rights of Grantor to any funds in the reserve account.

         (c) If the total of the payments to the reserve exceeds the amount of payments actually made by Beneficiary, plus such amounts as have been reasonably accumulated in the reserve account toward payments to become due, such excess may, at Beneficiary's election, be (1) credited by Beneficiary against sums then due and payable under the Loan Documents, or (2) refunded to Grantor as its name appears on the records of Beneficiary. If, however, the reserve account does not have sufficient funds to make the payments when they become due, Grantor shall pay to Beneficiary the amount necessary to make up the deficiency within fifteen (15) days after written notice to Grantor. If this Deed of Trust is foreclosed or if Beneficiary otherwise acquires the Collateral, the Beneficiary shall, at the time of commencement of the proceedings or at the time the Collateral is otherwise acquired, apply the remaining funds in the reserve account, less such sums as will become due during the pendency of the proceedings, against the sums due under the Loan Documents and/or to make payments required under the Loan Documents.

         (d) Unless required by the terms of Beneficiary's loan commitment or any other Loan Document, Grantor shall not be required to pay monthly reserve account payments so long as there has been no more than four (4) late payments due under the Note throughout the term of the Loan and there is no other default under the Loan and so long as Grantor remains in ownership of the Collateral, provided receipted bills evidencing the payment of all taxes and/or assessments and insurance premiums are exhibited to Beneficiary within fifteen (15) days after Beneficiary's reguest therefor. Upon any change in any of these conditions, Beneficiary may, at its option then or thereafter exercised, require the payment of reserves pursuant to this Section 15.

    16. REPAYMENT OF BENEFICIARY'S EXPENDITURES. Grantor shall pay within ten ( 10) days after written notice from Beneficiary all sums expended by Beneficiary and all costs and expenses incurred by Beneficiary in taking any actions pursuant to the Loan Documents including, attorneys' fees, accountants' fees, appraisal and inspection fees, and the costs for title reports. If any laws or regulations are passed subsequent to the date of this Deed of Trust which require Beneficiary to incur out-of-pocket expenses in order to maintain, modify, extend or foreclose this Deed of Trust, revise the terms of the Loan or consent to an Accelerating Transfer (as defined below), Grantor shall reimburse Beneficiary for such expenses within fifteen (15) days after written notice from Beneficiary. Expenditures by Beneficiary shall bear interest from the date of such advance or expenditure at the default interest rate in the Note, shall constitute advances made under this Deed of Trust and shall be secured by and have the same priority as the lien of this Deed of Trust. If Grantor fails to pay any such expenditures, costs and expenses and interest thereon, Beneficiary may, at its option, without foreclosing the lien of this Deed of Trust, commence an independent action against Grantor for the recovery of the expenditures and/or advance any undisbursed Loan proceeds to pay the expenditures.

    17. ACCELERATING TRANSFERS.

         (a) "Accelerating Transfer" means any sale, contract to sell, conveyance, encumbrance, transfer of full possessory rights, or other transfer of all or any material part of the Collateral or any interest in it, whether voluntary, involuntary, by operation of law or otherwise and whether or not for record or for consideration. If Grantor is the majority owner of a business, either through ownership of shares of a corporation or interest in a partnership, limited liability company or other entity, which occupies seventy-five percent (75%) or more of the improvements on the Property, "Accelerating Transfer" also means any sale, contract to sell, or other transfer of the busincss or substantial assets of the business or the failure of the business to continue to occupy the Property .

         (b) Grantor acknowledges Beneficiary is taking actions in reliance on the expertise, skill, experience and reliability of Grantor, and the obligations secured hereby include material elements similar in nature to a personal service contract or ownership interest. In consideration of Beneficiary's reliance, Grantor agrees that Grantor shall not make any Accelerating Transfer without Beneficiary's prior written consent, which Beneficiary may withhold in its sole discretion. If Beneficiary consents, it may charge the Grantor a fee as consideration for such consent and condition its consent on such changes to the terms and conditions of the Note and other Loan Documents as Beneficiary may require, including without limitation increasing the interest rate on the Note. Grantor shall pay Beneficiary's actual costs incurred in making its decision to consent to an Accelerating Transfer, including but not limited to the cost of credit reports, an updated appraisal of the Property, an updated environmental assessment and documentation. If any Accelerating Transfer occurs without Beneficiary's prior written consent, Beneficiary in its sole discretion may declare an immediate default and all sums secured by this Deed of Trust to be immediately due and payable, and Beneficiary may invoke any rights and remedies provided herein. This provision shall apply to each and every Accelerating Transfer regardless of whether or not Beneficiary has consented or waived its rights, whether by action or nonaction, in connection with any previous Accelerating Transfer(s).

         (c) If all or any part of this Section 17 relevant to a particular Accelerating Transfer is unenforceable according to the law in effect at the time of the Accelerating Transfer, then Grantor shall reimburse Beneficiary for its actual costs incurred in processing the Accelerating Transfer on its records, including but not limited to the cost of modifications of Loan Documents, an appraisal, and obtaining relevant credit and financial information.

     18. RELEASE OF PARTIES OR COLLATERAL. Without affecting the obligations of any party under the Loan Documents and without affecting the lien of this Deed of Trust and Beneficiary's security interest in the Collateral, Beneficiary and/or Trustee may, without notice (a) release all or any Grantor and/or any other party now or hereafter liable for any of the Secured Obligations (including guarantors), (b) release all or any part of the Collateral, (c) subordinate the lien of this Deed of Trust or Beneficiary's security interest in the Collateral, (d) take and/or release any other security for or guarantees of the Secured Obligations, (e) grant an extension of time for performance of the Secured Obligations, (f) modify, waive, forbear, delay or fail to enforce any of the Secured Obligations, (g) sell or otherwise realize on any other security or guaranty prior to, contemporaneously with or subsequent to a sale of all or any part of the Collateral, (h) make advances pursuant to the Loan Documents including advances in excess of the Note amount, (i) consent to the making of any map or plat of the Property, and (j) join in the grant of any easement on the Property. Any subordinate lienholder shall be subject to all such releases, extensions or modifications without notice to or consent from the subordinate lienholder. Grantor shall pay any Trustee's, attorneys', title insurance, recording, inspection or other fees or expenses incurred in connection with release of Collateral, the making of a map, plat or the grant of an easement.

                                  ARTICLE IV

     1.   INSURANCE.

          (a) Grantor shall maintain such insurance on the Collateral as may be required from time to time by Beneficiary, with premiums prepaid, providing replacement cost coverage and insuring against loss by fire and such other risks covered by extended coverage insurance, and such other perils and risks as Beneficiary may require from time to time, including earthquake, loss of rents and business interruption. Grantor also shall maintain comprehensive general public liability insurance and if the Property is located in a designated flood hazard area, flood insurance. All insurance shall be with companies satisfactory to Beneficiary and in such amounts and with such coverages as Beneficiary may require from time to time, with lender's loss payable clauses in favor of and in form satisfactory to Beneficiary. At least thirty (30) days prior to the expiration of the term of any insurance policy, Grantor shall furnish Beneficiary with written evidence of renewal or issuance of a satisfactory replacement policy. If requested Grantor shall deliver copies of all polices to Beneficiary. Each policy of insurance shall provide Beneficiary with no less than forty-five
(45) days prior written notice of any cancellation, expiration, non-renewal or modification.

          (b) In the event of foreclosure of this Deed of Trust all interest of Grantor in any insurance policies pertaining to the Collateral and in any claims against the policies and in any proceeds due under the policies shall pass to Beneficiary.

          (c) If under the ternis of any Lease the lessee is required to maintain insurance of the type required by the Loan Documents and if the insurance is maintained for the benefit of both the lessor and Beneficiary, Beneficiary will accept such policies provided all of the requirements of Beneficiary and the Loan Documents are met. In the event the lessee fails to maintain such insurance, Grantor shall promptly obtain such policies as are required by the Loan Documents.

          (d) If Grantor fails to maintain any insurance required of it by Beneficiary, or fails to pay any premiums with respect to such insurance, Beneficiary may obtain such replacement insurance as it deems necessary or desirable, or pay the necessary premium on behalf of Grantor, and any sums expended by Beneficiary in so doing shall be added to the principal balance of the Note and bear interest at the default interest rate set forth in the Note.

     2.   DAMAGES AND CONDEMNATION AND INSURANCE PROCEEDS.

          (a) Grantor hereby absolutely and irrevocably assigns to Beneficiary, and authorizes the payor to pay to Beneficiary, the following claims, causes of action, awards, payments and rights to payment: (i) all awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Collateral or any interest in it; (ii) all other awards, claims and causes of action, arising out of any warranty affecting all or any part of the Collateral, or for damage or injury to or decrease in value of all or part of the Collateral or any interest in it; (iii) all proceeds of any insurance policies payable because of loss sustained to all or part of the Collateral; and (iv) all interest which may accrue on any of the foregoing.

          (b) Grantor shall immediately notify Beneficiary in writing if: (i) any damage occurs or any injury or loss is sustained in the amount of $25,000 or more to all or part of the Collateral, or any action or proceeding relating to any such damage, injury or loss is commenced; or (ii) any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Collateral. If Beneficiary chooses to do so, it may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Collateral, and it may make any compromise or settlement ofthe action or proceeding. Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Collateral, and may join Grantor in adjusting any loss covered by insurance.

          (c) All proceeds of these assigned claims, other property and rights which Grantor may receive or be entitled to shall be paid to Beneficiary. In each instance, Beneficiary shall apply those proceeds first toward reimbursement of all of Beneficiary's costs and expenses of recovering the proceeds, including attorneys' fees.

          (d) If, in any instance, each and all of the following conditions are satisfied in Beneficiary's reasonable judgment, Beneficiary shall permit Grantor to use the balance of the proceeds ("Net Claims Proceeds") to pay costs of repairing or reconstructing the Collateral in the manner described below: (i) the plans and specifications, cost breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be acceptable to Beneficiary; (ii) Beneficiary must receive evidence satisfactory to it that after repair or reconstruction, the Collateral will be at least as valuable as it was immediately before the damage or condemnation occurred; (iii) the Net Claims Proceeds must be sufficient in Beneficiary's determination to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Note until the repair or reconstruction is complete; or Grantor must provide its own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Grantor and found acceptable by Beneficiary, of the total cost of repair or reconstruction; (iv) Beneficiary must receive evidence satisfactory to it that all Leases which it may find acceptable will continue after the repair or reconstruction is complete; (v)
Beneficiary has received evidence satisfactory to it, that reconstruction and/or repair can be completed at least three (3) months prior to the date the Note secured by this Deed of Trust is due and payable; and (vi) no default under any of the Loan Documents shall have occurred and be continuing. If the foregoing conditions are met to Beneficiary's satisfaction, Beneficiary shall hold the Net Claims Proceeds and any funds which Grantor is required to provide and shall disburse them to Grantor to pay costs of repair or reconstruction upon presentation of evidence reasonably satisfactory to Beneficiary that repair or reconstruction has been completed satisfactorily and lien-free. However, if Beneficiary finds that one or more of the conditions are not satisfied, it may apply the Net Claims Proceeds to pay or prepay some or all of the Note.

                                  ARTICLE V

     1.   DEFAULT-REMEDIES.

          (a) Grantor will be in default under this Deed of Trust upon the occurrence of any one or more of the following events: (i) Any payment is not made when due under the Note, this Deed of Trust or any other Loan Document; (ii) There is a default under, a breach of, or failure to perform any other covenant, agreement or obligation to be performed under this Deed of Trust or any other Loan Document or under any guaranty of all or any part of the Secured Obligations; (iii) Any representation or warranty contained in this Deed of Trust or any other Loan Document, or any financial information furnished to Beneficiary in connection with the Loan, proves to be false or misleading in any material respect; (iv) Grantor defaults under any lease or other contract or agreement relating to the collateral, and such default is not cured within the applicable cure period, if any; (v) Grantor, or the maker of the Note if different from Grantor, is in default with respect to any other loan from Beneficiary to Grantor and/or such other borrower; (vi) Grantor, any maker of the Note if different from Grantor, or any guarantor of the Loan fails to pay his, her or its debts generally as they become due, or files a petition or action for relief under any bankruptcy, or Organization or insolvency laws or makes an assignment for the benefit of creditors, or (vii) an involuntary petition is filed against Grantor, any maker of the Note if different from Grantor, or any guarantor of the Loan under any bankruptcy, reorganization or other insolvency laws, or a custodian, receiver or trustee is appointed to take, possession, custody or control of the Collateral or any other properties or assets of Grantor, of any maker of the Note if different from Grantor, or of any guarantor of the Loan and such petition or appointment is not set aside, withdrawn or dismissed within thirty (30) days from the date of filing or appointment.

          (b) In the event of a default Beneficiary may declare the Secured Obligations, without limitation, the Loan and all other indebtedness evidenced by the Note or any other Loan Document, immediately due and payable after notice as set forth in Section 2 below, and/or exercise its rights and remedies under the Loan Documents and applicable law including, without limitation, foreclosure of this Deed of Trust judicially as a mortgage or nonjudicially pursuant to the power of sale. Beneficiary's exercise of any of its rights and remedies shall not constitute a waiver or cure of a default. Beneficiary's failure to enforce any of its remedies in the event of a default shall not constitute a waiver of the default or any subsequent default of its rights and remedies with respect to such default. In the event of foreclosure, the cost of the title premium for the trustee's sale guaranty (or equivalent title policy or report) shall be paid for by Grantor and shall be added to and be a part of the Secured Obligations. If this Deed of Trust or any of the other Loan Documents are referred to an attorney for enforcement or for preservation of Beneficiary's rights or remedies, and whether or not suit is filed or any proceedings are commenced, all of Beneficiary's costs and expenses incurred in connection therewith including, without limitation, Trustee's and attorneys' fees (including attorneys' fees for any appeal, bankruptcy proceeding or any other proceeding), accountants' fees, appraisal and internal appraisal review fees, inspection fees (including inspections for hazardous substances, asbestos containing materials, and compliance with building and land use codes and regulations), engineering fees, and expert witness fees and costs of title reports shall be added to and be a part of the Secured Obligations and shall be payable on demand.

     2. NOTICE AND OPPORTUNITY TO CURE. Notwithstanding any other provision of this Deed of Trust, Beneficiary shall not accelerate the maturity of one or more of the Secured Obligations (a) because of a monetary default
(defined below) unless the default is not cured within ten (10) days of the date on which Beneficiary mails or delivers written notice of the default to Grantor, or (b) because of a nonmonetary default (defined below) unless the nonmonetary default is not cured within thirty (30) days of the date on which Beneficiary mails or delivers written notice of the default to Grantor. For purposes of this Deed of Trust, the term "monetary default" means a failure by Grantor to make any payment required of it pursuant to the Note or any other Loan Document, and the term "nonmonetary default" means a failure by Grantor or any other person or entity to perform any obligation contained in the Note or any other Loan Document, other than the obligation to make payments provided for in the Note or any other Loan Document. If a nonmonetary default is capable of being cured and the cure cannot reasonably be completed within the thirty (30) day cure period, the cure period shall be extended up to ninety (90) days so long as Grantor has commenced action to cure within the thirty (30) day cure period, and in Beneficiary's opinion, Grantor is proceeding to cure the default with due diligence. None of the foregoing shall be construed to obligate Beneficiary to forebear in any other manner from exercising its remedies and Beneficiary may pursue any other rights or remedies which Beneficiary may have because of a default.

     3. CUMULATIVE REMEDIES. To the fullest extent allowed by law, all of Beneficiary's and Trustee's rights and remedies specified in the Loan Documents (including this Deed of Trust) are cumulative, not mutually exclusive and not in substitution for any rights or remedies available at law or in equity. Without waiving its rights in the Collateral, Beneficiary may proceed against Grantor, any other party obligated to pay or perform the Secured Obligations or against any other security or guaranty for the Secured Obligations, in such order or manner as Beneficiary may elect. Except where prohibited by applicable law, the commencement of proceedings to enforce a particular remedy shall not preclude the commencement of other proceedings of other proceedings to enforce a different remedy.

     4. ENTRY. After a default, Beneficiary, in person, by agent or by court appointed receiver, may enter, take possession of, manage and operate all or any part of the Collateral, and may also do any and all other things in connection with those actions that Beneficiary may consider necessary and appropriate to protect the security of this Deed of Trust, including taking and possessing copies of all of Grantor's or the then owner's books and records; entering into, enforcing, modifying, or canceling Leases on such terms and conditions as Beneficiary may consider proper, obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Grantor, completing any unfinished construction; and/or contracting for and making repairs and alterations. Grantor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures. Although the foregoing power of attorney is effective immediately, Beneficiary shall not exercise the power until the occurrence of a default.

     5. APPOINTMENT OF RECEIVER. In the event of a default, Grantor consents to, and Beneficiary, to the fullest extent permitted by applicable law, shall be entitled, without notice bond or regard to the adequacy of the Collateral, to the appointment of a receiver for the Collateral The receiver shall have, in addition to all the rights and powers customarily given to and exercised by a receiver, all the rights and powers granted to Beneficiary by the Loan Documents. The receiver shall be entitled to receive a reasonable fee for management of the Property. If Grantor is an occupant of the Property, Beneficiary has the right to require Grantor to pay rent at fair market rates and the right to remove Grantor from Property if Grantor fails to pay rent.

     6. SALE OF PROPERTY AFTER DEFAULT. Following a default and the foreclosure of this Deed of Trust, either judicially or nonjudicially, the Collateral may be sold separately or as a whole, at the option of Beneficiary. In the event of a trustee's sale of the Collateral pursuant to the power of sale granted herein, Beneficiary hereby assigns its security interest in the personal property Collateral to the trustee. Beneficiary may also realize on the personal property Collateral in accordance with the remedies available to secured parties under the Uniform Commercial Code or at law. In the event of a trustee's sale, Grantor, and the holder of any subordinate liens or security interest with actual or constructive notice hereof, waive any equitable, statutory or other right they may have to require marshaling of assets in connection with the exercises of any of the remedies permitted by applicable law or provided herein, or to direct the order in which any of the Collateral will be sold in the event of any sale under this Deed of Trust or foreclosure in the inverse order of alienation.

     7. FORECLOSURE OF LESSEE'S RIGHTS-SUBORDINATION. Beneficiary shall have the right, at its option, to foreclose this Deed of Trust subject to the rights of any lessees of the Property. Beneficiary's failure to foreclose against any lessee shall not be asserted as a claim against Beneficiary or as a defense against any claim by Beneficiary in any action or proceeding. Beneficiary at any time may subordinate this Deed of Trust to any or all of the Leases except that Beneficiary shall retain its priority claim to any condemnation or insurance proceeds.

     8. REPAIRS DURING REDEMPTION. In the event of a judicial foreclosure the purchaser during any redemption period may make such repairs and alterations to the Property as may be reasonably. necessary for the proper operation, care, preservation, protection and insuring of the Property. Any sums so paid, together with interest from the date of the expenditure at the rate provided in the judgment, shall be added to the amount required to be paid for redemption of the Property.

                                   ARTICLE VI

     1 . ADDITIONAL SECURITY DOCUMENTS. Grantor shall within fifteen (15) days after request by Beneficiary execute and deliver any financing statement, renewal, affidavit, certificate, continuation statement, or other document Beneficiary may request in order to perfect, preserve, continue, extend, or maintain security interests or liens granted herein to Beneficiary and the priority of such security interests or liens. Grantor shall pay all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing, and refiling of any such document.

     2. RECONVEYANCE AFTER PAYMENT. Upon written request of Beneficiary stating that all obligations secured by this Deed of Trust have been paid, Trustee shall reconvey, without warranty, the Collateral then subject to the lien of this Deed of Trust. Grantor shall pay any costs, trustee's fees and recording fees incurred in so reconveying the Property.

     3. NONWAIVER OF TERMS AND CONDITIONS. Time is of the essence with respect to performance ofthe obligations under the Loan Documents. Beneficiary's failure to require prompt enforcement of any such obligation shall not constitute a waiver of the obligation or any subsequent required performance of the obligation. No term or condition of this Deed of Trust or any other Loan Documents may be waived, modified or amended except by a written agreement signed by Grantor and Beneficiary. Any waiver of any term or condition of the Loan Documents shall apply only to the time and occasion specified in the waiver and shall not constitute a waiver of the term or condition at any subsequent time or occasion.

     4. WAIVERS BY GRANTOR. Without affecting any of Grantor's obligations under the Loan Documents, Grantor waives the following: (a) any right to require Beneficiary to proceed against any specific party liable for sums due under the Loan Documents or to proceed against or exhaust any specific security for sums due under the Loan Documents; (b) notice of new or additional indebtedness of any Grantor or any other party liable for sums due under the Loan Documents to Beneficiary; (c) any defense arising out of Beneficiary entering into additional financing or other arrangements with any Grantor or any other party liable for sums due under the Loan Documents and any action taken by Beneficiary in connection with any such financing or other arrangements or any pending financing or other arrangements; (d) any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution or subrogation or any other rights or remedies of Beneficiary against any Grantor or any other party liable for sums due under the Loan Documents or any Collateral; and (e) any obligation of Beneficiary to see to the proper use and application of any proceeds advanced pursuant to the Loan Documents.

     5. RIGHT OF SUBROGATION Beneficiary is subrogated to the rights, whether legal or equitable, of all beneficiaries, mortgagees, lienholders and owners directly or indirectly paid off or satisfied in whole or in part by any proceeds advanced by Beneficiary under the Loan Documents, regardless of whether such parties assigned or released of record their rights or liens upon payment.

     6. JOINT AND SEVERAL LIABILITY. If there is more than one Grantor of this Deed of Trust, their obligations shall be joint and several.

     7. STATEMENT OF AMOUNT OWING. Grantor within fifteen (15) days after request by Beneficiary will furnish Beneficiary a written statement of the amount due under the Loan Documents, any offsets or defenses against the amount claimed by Grantor, and such other factual matters as Beneficiary may reasonably request.

     8.   BOOKS AND RECORDS; FINANCIAL STATEMENTS.

          (a) Grantor will keep and maintain at Grantor's principal place of business which is East 3900 Broadway Avenue, Spokane, WA 99202, or such other place as Beneficiary may approve in writing, books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property. Such books, records, contracts, leases and other instruments shall be subject to examination, inspection and copying at any reasonable time by Beneficiary. Except as otherwise agreed in writing by Beneficiary, Grantor shall provide to Beneficiary within ninety (90) days after the end of each of Grantor's fiscal years (or within twenty (20) days of Beneficiary's written request therefor if Grantor is in default), for each Grantor, for each general partner of Grantor if Grantor is a partnership, and for each guarantor of all or any of the Secured Obligations, a complete and current financial statement, together with a statement of income and expenses of the Property and a statement of changes in financial position with respect to the Property for the prior year, each in reasonable detail and certified by Grantor, the general partner or the guarantor, as the case may be. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied, or such other accounting practices as Lender may approve. At the same time, Grantor shall also furnish a current rent roll for the Property, certified by Grantor, which shall include such information as Beneficiary may require, including the name of each tenant, the lease expiration date, the monthly rent, the date to which rent has been paid, and any deposits or prepaid rent Grantor is holding. In addition to the foregoing, unless otherwise agreed in writing by Beneficiary, within one hundred twenty (120) days after the end of each tax year of Grantor and each guarantor of all or any of the Secured Obligations, Grantor will provide Beneficiary with a copy of the United States federal income tax return filed by Grantor and each guarantor for his, her or its tax year most recently ended.

          (b) All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, or shall otherwise be prepared in a manner acceptable to Beneficiary. Grantor's compliance with these provisions shall not limit or affect Grantor's obligations to comply with financial, tax and operation covenants and reporting requirements under any other agreement between Grantor and Beneficiary whether or not such other agreement is related to the Secured Obligations. If any of the reporting requirements in this Section 8 are inconsistent with the reporting requirements in any such other agreement, the reporting requirements in such other agreement shall control.

     9. APPRAISALS. In the event of a default Beneficiary may obtain a current regulatory conforming appraisal of the Collateral. In addition, appraisals may be commissioned by Beneficiary when required by laws and regulations which govern Beneficiary's lending practices. The cost of all such appraisals (and related internal review fees and costs) will be paid by Grantor within fifteen ( 15) days after request by Beneficiary.

     10. INVASION OF PREPAYMENT FEE. If Grantor is in default, whether Beneficiary has accelerated the maturity of the indebtedness or not, any tender of payment sufficient to satisfy all sums due under the Loan
Documents made at any time prior to foreclosure sale shall constitute an evasion of lllc prepaylnent terms of the Note, if any, and shall be deemed a voluntary prepayment. Any such payment, to the extent permitted by law, shall include the additional payment required under the prepayment fee provision in the Note, if any, or if at that time prepayment is not permitted, then such payment, to the extent permitted by law, will include an additional payment of five percent (5%) of the then principal balance.

     11. PAYMENT OF NEW TAXES. If any federal, state or local law is passed subsequent to the date of this Deed of Trust which requires Beneficiary to pay any tax because of this Deed of Trust or the sums due under the Loan Documents (excluding income taxes), then Grantor shall pay to Beneficiary on demand any such taxes if it is lawful for Grantor to pay them, or, in the alternative Grantor may repay all sums due under the Loan Documents plus any prepayment fee within thirty (30) days of such demand. If it is not lawful for Grantor to pay such taxes, then at its option Beneficiary may declare a default under the Loan Documents.

     12. IN-HOUSE COUNSEL FEES. Whenever Grantor is obligated to pay or reimburse Beneficiary or Trustee for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

     13. NOTICES. Any notice given by Grantor, Trustee or Beneficiary shall be in writing and shall be effective (1) on personal delivery to the party receiving the notice or (2) on the third day after deposit in the United States mail, postage prepaid with return receipt requested, addressed to the party at the address set forth above (or such other address as a party may specify by written notice given pursuant to this paragraph), or with respect to the Grantor, to the address at which Beneficiary customarily or last communicated with Grantor.

     14. CONTROLLING DOCUMENT. In the event of a conflict or inconsistency between the terms and conditions of this Deed of Trust and the terms and conditions of any other of the Loan Documents (except for any separate assignment of the Rents and/or the Leases and any loan agreement which shall prevail over this Deed of Trust), the terms and conditions of this Deed of Trust shall prevail.

     15. INVALIDITY OF TERMS AND CONDITIONS. If any term or condition of this Deed of Trust is found to be invalid, the invalidity shall not affect any other term or condition of the Deed of Trust and the Deed of Trust shall be construed as if not containing the invalid term or condition .

     16. LEGISLATION AFFECTING BENEFICIARY'S RIGHTS. If enactment or expiration of applicable laws has the effect of rendering any provision of the Note or this Deed of Trust unenforceable according to its terms, Beneficiary, at its option, may require immediate payment in full of all sums secured by this Deed of Trust and may invoke any remedies permitted herein.

     l7. RULES OF CONSTRUCTION. This Deed of Trust shall be construed so that, whenever applicable, the use of the singular shall include the plural, the use of the plural shall include the singular, and the use of any gender shall be applicable to all genders and shall include corporations, partnerships, limited partnerships, limited liability companies and other forms of entities. This Deed of Trust inures to the benefit of, and binds all parties named herein and their successors and assigns. The headings to the various sections have been inserted for convenience of reference only and shall not be used to construe this Deed of Trust.

     18. APPLICABLE LAW. The Loan Documents shall be governed by and construed in accordance with the laws of the State of Washington.

GRANTOR:


THE COEUR D'ALENES COMPANY,
an Idaho corporation


By Marilyn Schroeder
   -----------------

Its: Treasurer
     ---------


STATE OF WASHINGTON   )
                      )SS
COUNTY OF Spokane     )

     On this day personally appeared before me Marilyn Schroeder to me known (or proven on the basis of satisfactory evidence) to be the Treasurer of THE COEUR D'ALENES COMPANY, an Idaho corporation, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that __he was authorized to execute said instrument.

GIVEN UNDER my hand and of official seal this 5th day of February, 1996.


                                                         /S/ Paulette A. Bleken
                                                         ----------------------
[SEAL]                                   (Print Notary Name) Paulette A. Bleken
                               Notary Public in and for the State of Washington
                                                     residing at Greenacres WA
                                                 My appointment expires 8-27-99

                           REQUEST FOR FULL RECONVEYANCE
                To be used only when all obligations have been paid
                          under the Note and this Deed of Trust
TO: TRUSTEE

   The undersigned is the legal owner and holder of the Note and all other indebtedness secured by the within Deed of Trust. Said Note, together with all other indebtedness secured by said Deed of Trust, has been fully paid and satisfied; and you are hereby requested and directed, on payment to you of any sums owing to you under the terms of said Deed of Trust, to cancel said Note above mentioned and all other evidence of indebtedness secured by said Deed of Trust delivered to you herewith, together with said Deed of Trust, and to reconvey, without warranty, to the parties designated by the terms of said Deed of Trust, all the estate now held by you thereunder.

   Dated____________________________________________________________

   Mail reconveyance to:____________________________________________

                                    SCHEDULE A

THIS SCHEDULE IS PART OF THE DEED OF TRUST DATED DECEMBER 20, 1995, BETWEEN THE COEUR D'ALENES COMPANY, AN IDAHO CORPORATION, AS GRANTOR, RAINIER CREDIT COMPANY, AS TRUSTEE, AND SEATTLE-FIRST NATIONAL BANK, A NATIONAL BANKING ASSOCIATION, AS BENEFICIARY

PROPERTY ADDRESS: EAST 3900 BROADWAY AVENUE, SPOKANE, WA 99202

LEGAL DESCRIPTION:

BLOCKS 100 AND 107, EAST SIDE SYNDICATE ADDITION, ACCORDING TO PLAT RECORDED IN VOLUME "C" OF PLATS, PAGE 73, IN THE CITY OF SPOKANE, SPOKANE COUNTY, WASHINGTON.

TOGETHER WITH VACATED SPRINGFIELD AVENUE ADJACENT TO SAID PREMISES.

+

[LOGO]
                                                    Loan No. 604938 and 453817-9


                         CONSTRUCTION LOAN AGREEMENT

     This Agreement is made as of December 20, 1995, between SEATTLE-FIRST NATIONAL BANK a national banking association ("LENDER"), and THE COEUR D'ALENES COMPANY, an Idaho corporation ("BORROWER").

                                  RECITALS:

     A. Borrower has requested that Lender make a loan to Borrower (the "LOAN") to be secured by certain real property (the "PROPERTY") commonly known as East 3900 Broadway Avenue, Spokane, WA 99202 located in Spokane County, Washington. The proceeds of the Loan will be used to pay a portion of the cost of making certain improvements more particularly described as follows: a 90,448 square foot industrial warehouse building (the "IMPROVEMENTS"). The Property and the Improvements are collectively referred to in this Agreement as the "Project".

     B. Lender is willing to make the Loan to Borrower on the terms and conditions set forth in this Agreement.

                                  AGREEMENT:

     In consideration of the mutual covenants contained in this Agreement, Borrower and Lender agree as follows:

     1. LOAN. The principal amount of the Loan will be ONE MILLION SIX HUNDRED EIGHTY-EIGHT THOUSAND AND NO/100 DOLLARS ($1,688,000.00). The Loan will be evidenced by a Promissory Note (the "NOTE") which is being executed by Borrower with this Agreement. The payment and interest terms of the Loan are set forth in the Note. The terms of the Note are incorporated into this Agreement by this reference. The Loan will mature, and be due and payable in full ten (10) months from the first day of the first calendar month following the initial advance of Loan proceeds. The last day of the term of the Loan is referred to in this Agreement as the "MATURITY DATE". The Loan shall be due and payable in full on the Maturity Date, as the same may be extended pursuant to the Note.

     2. LOAN DOCUMENTS. In addition to the Note and this Agreement, the Loan will be evidenced, guaranteed and secured by the following documents, and any other documents which Lender may require (collectively with this Agreement, the Note, and all extensions, modifications and renewals of any such documents, the "LOAN DOCUMENTS"), all of which must be acceptable to Lender in form and content:

          2.1 DEED OF TRUST. A Deed of Trust, Security Agreement and Fixture Filing with Assignment of Leases and Rents (the "DEED OF TRUST") which creates or constitutes, as applicable (a) a first priority lien on fee simple title to the Property; (b) a first priority security interest in all fixtures and tangible and intangible personal property used in the development, operation, maintenance or management of the Project; (c) a fixture filing under the Washington Uniform Commercial Code; and (d) a present assignment of all leases, rents, revenues and other cash received or receivable with respect to the Project.

          2.2 FINANCING STATEMENTS. Such Uniform Commercial Code financing statements ("FINANCING STATEMENTS") as Lender may require to perfect any security interests granted to Lender under the Deed of Trust, this Agreement or any other Loan Document.

          2.3 GUARANTEES. A guaranty or guarantees of the payment and performance of Borrower's obligations under the Loan Documents (each a "Guarantor" and if more than one person or entity, collectively
"GUARANTORS").

          2.4 ASSIGNMENT OF CONSTRUCTION CONTRACT. Architect's Contract and Plans and Specifications required by Lender, an assignment of the general contract for the construction of the improvements, between Borrower and its contractor ("GENERAL CONTRACTOR"), an assignment of the architectural contract for the Improvements with the Project architect ("ARCHITECT"), and an assignment of the plans and specifications for the Improvements, and such consents to such assignments as Lender may require.

     3. LOAN FEE. In consideration of Lender's execution of this Agreement, which evidences Lender's commitment to make the Loan on the terms and conditions of this Agreement and the other Loan Documents, Borrower shall pay Lender a loan fee in the amount of one percent (l .000%) of the amount of Loan (the
"LOAN FEE"). One-half (l/2) of the Loan Fee shall be fully earned by Lender upon the execution of this Agreement by both parties, and is due and payable without condition on the date of the first disbursement of Loan proceeds, or sixty (60) days from the date of this Agreement, whichever is earlier. The remainder of the Loan Fee shall be fully earned by Lender upon the conversion of the Loan to a permanent loan in accordance with the terms of the Note, and shall be due and payable in full on the date of such conversion.

     4. PRE-CLOSING REQUIREMENTS. Prior to and as a condition precedent to the closing and funding of the Loan, each of the conditions set forth below must be met to Lender's satisfaction, and Borrower must meet to Lender's satisfaction all other conditions to the closing and initial funding of the Loan as may be specified in writing by Lender to Borrower pursuant to a loan commitment, term sheet, exhibit letter or other written instrument. For purposes of this Agreement, the term "closing" means the date the Deed of Trust is recorded and the conditions to the initial advance of Loan proceeds are satisfied. All documents and instruments referred to below or in any other such written instrument must be acceptable to Lender in form and content.

          4.1 LOAN DOCUMENTS. All Loan Documents shall have been executed and delivered to Lender by Borrower, Guarantor(s) and such other persons or entities as Lender may require, the Deed of Trust shall have been duly recorded in the real property records of the county in which the Property is located, the Financing Statements shall have been filed in all places necessary to perfect the liens and security interests created by the Deed of Trust and other Loan Documents, and any other Loan Documents to be recorded or filed shall have been duly recorded and filed in the appropriate recording and filing offices.

          4.2  LOAN FEE. Borrower shall have paid the Loan Fee.

          4.3 CERTIFICATE AND INDEMNITY. Borrower shall have executed and delivered to Lender a Certificate and Indemnity Agreement Regarding Building Laws and Hazardous Substances (the "CERTIFICATE AND INDEMNITY").

          4.4 TITLE INSURANCE. Lender shall have received an ALTA extended coverage lender's policy of title insurance (the "TITLE POLICY") from a title insurance company acceptable to Lender, in an amount not less than the maximum principal amount of the Loan, insuring the Deed of Trust as a first lien on Borrower's interests in the Property, subject only to liens, encumbrances and other exceptions to title approved in writing by Lender and set forth in the Title Policy. The Title Policy shall contain such title insurance endorsements and reinsurance or coinsurance agreements as Lender may reasonably require.

          4.5 UCC SEARCHES. Lender shall have received current uniform commercial code searches made in the office of the Department of Licensing of the State of Washington, and such other places as Lender may require, covering Borrower and such other persons and entities as Lender may require, and showing no filings related to or which could relate to the Project, or any other collateral for the Loan, other than filings made pursuant to the Loan Documents or otherwise approved by Lender.

          4.6 FINANCIAL CONDITION. Lender shall be satisfied that the financial condition and credit of Borrower and each Guarantor and all information relating to the Project and its condition are as represented to Lender without any material adverse change.

          4.7 CONSTRUCTION MATTERS. Lender shall have approved the General Contractor and received and approved the Construction Contract between Borrower and General Contractor for the improvements (the "CONSTRUCTION CONTRACT"), and if required by Lender, Lender shall have received a performance and payment bond in an amount and otherwise acceptable to Lender, and a list of all subcontractors and materialmen who are expected to provide labor or material in connection with the Project.

          4.8 PERMITS. Lender shall have received and approved copies of all building and other governmental permits and approvals necessary for Borrower to construct the Improvements and complete the Project.

          4.9 LITIGATION. There shall be no litigation pending against Borrower or any Guarantor, or any partner in Borrower, which in Lender's opinion could or does affect Borrower's ability to complete the Project or Borrower's or any guarantor's ability to otherwise perform all of the terms and provisions of this Agreement, the other Loan Documents and the Certificate and Indemnity.

          4.10 OTHER CONDITIONS. All other provisions of this Agreement or any other Loan Document to be complied with prior to the closing and initial funding of the Loan shall have been complied with, and all of the representations and warranties of Borrower and the other Loan Documents in this Agreement shall be true and correct in all material aspects.

     If Lender disburses funds without requiring the satisfaction of each of the foregoing conditions, Borrower's obligation to meet the unsatisfied conditions shall not be deemed waived (unless specifically waived in writing by Lender) and Lender may require compliance with each of such conditions before further Loan proceeds are disbursed.

     5.   CONSTRUCTION COVENANTS.

          5.1 PLANS AND SPECIFICATIONS; PROJECT BUDGET. Borrower shall complete the Improvements and the Project in accordance with plans and specifications submitted to and approved in writing by Lender (the "PLANS AND SPECIFICATIONS"), and a budget (the "PROJECT BUDGET") approved in writing by Lender containing a detailed breakdown of the total costs of constructing the Improvements and completing the Project. Unless otherwise agreed in writing by Lender, the Plans and Specifications and the Project Budget shall be submitted to and approved by Lender prior to the closing and initial funding of the Loan. The Loan proceeds shall be allocated to various Project costs as shown in the Project Budget. The line items in the approved Project Budget may be adjusted and reallocated from time to time by Borrower, subject to the prior written approval of Lender. Lender also may initiate and determine reallocations of line items in the Project Budget from time to time when Lender determines such reallocations to be reasonable or appropriate.

          5.2 COMPLETION OF PROJECT. Borrower shall cause the Project to be completed in a good and workmanlike manner in accordance with the Plans and Specifications, and in compliance with the terms and conditions of the building permits and all other permits and approvals issued for the Project by any governmental authority, and the provisions of any applicable covenants, conditions or restrictions, free and clear of all claims, liens and encumbrances other than the Deed of Trust and such other encumbrances as Lender may approve in writing. Borrower also shall comply with all applicable federal, state and local laws, including without limitation federal, state and local environmental, shorelines management and hazardous waste laws.

          5.3 COMMENCEMENT AND COMPLETION. Construction of the Improvements has commenced (or will commence within thirty (30) days after the date of this Agreement), and the Improvements and the Project shall be completed within seven (7) months from the date of this Agreement, or sooner as required by any lease or other agreement or governmental permit or approval by which Borrower or the Project is bound. The Project shall be deemed completed upon the satisfaction of the conditions to final disbursement of Loan proceeds set forth in Section 7 below.

          5.4 CHANGES IN PLANS AND SPECIFICATIONS: CHANGE ORDERS. Borrower shall provide Lender with notice of all changes in the Plans and Specifications, changes to the terms of the Construction Contract, orders for extra work, or other changes to the Project. Unless otherwise agreed by Lender, all changes to the Plans and Specifications or the Project (other than minor changes which do not affect the cost of the Project or the scheduled completion date) shall be made by a written change order signed by Borrower and General Contractor. Lender's prior written approval shall be required for (a) any single change order or modification which will result in an extension of the completion date of the Project if more than seven (7) days or which will result in an increase or decrease of more than $7,000.00 (or such other amount as Lender may now or hereafter approve in writing) of the direct construction costs specified in the approved Project Budget ("CONSTRUCTION COSTS"), (b) any change order or modification which together with the aggregate of all previous change orders or modifications (whether or not previously approved by Lender) will result in a net cumulative increase of the completion date of the Project if more than thirty (30) days or which will result in a net cumulative increase or decrease of more than $30,000.00 (or such other amount as Lender may now or hereafter approve in writing) of the Construction Costs. Borrower will not permit the performance of any work pursuant to any change order unless and until Borrower has received the approval of Lender, if such approval is required pursuant to this paragraph. Borrower shall provide Lender with copies of all change orders and modifications, irrespective of amount, whether or not Lender's prior approval is required pursuant to this paragraph. If a change order is made without Lender's consent and such consent is required pursuant to this paragraph, Lender shall have no obligation to disburse any Funds to pay for costs associated with the change order.

          5.5 ABANDONMENT OF CONSTRUCTION. If construction of the Improvements is at any time abandoned or discontinued for fifteen (15) consecutive days or more, or if Lender in good faith determines the work is not being performed in accordance with the approved Plans and Specifications and Construction Contract, Lender at its option, may enter onto the Property (or designate a third party to enter onto the Property) to complete the construction or correct any work improperly done or replace any defective material. If Lender exercises the foregoing option, Lender may employ such workmen and furnish such materials as it believes are necessary or appropriate to complete the Improvements or correct any errors or defects in construction or workmanship, or Lender may declare a default under this Agreement. All costs incurred by Lender pursuant to this paragraph, including a reasonable sum for supervision, attorneys' fees and all related costs and expenses, shall be deemed additional advances to Borrower and secured by the Deed of Trust and the other Loan Documents and by any other collateral for the Loan, and added to the unpaid principal balance of the Loan (even if the costs so incurred, together with prior advances of Loan proceeds, cause the outstanding principal balance to exceed the maximum amount of the Loan set forth above). On demand, Borrower shall pay all costs and expenses expended by Lender pursuant to this paragraph. The fifteen (15) day period set forth above shall be extended one (l) day for each day that the abandonment or discontinuation of construction is caused by fire, earthquake or other acts of God, strikes, lockout, acts of public enemy, riot, insurrection or governmental regulation of the sale or transportation of materials, supplies or labor, or any other cause beyond the reasonable control of Borrower; provided, in no event shall such fifteen (15) day period be extended to a period of more than sixty (60) days, unless otherwise agreed in writing by Lender.

     6. EQUITY. Prior to the initial advance of Loan proceeds, Lender shall have received evidence satisfactory to it that Borrower has "EQUITY" in the Project in an amount equal to the difference between (a) the total cost of the Project, as shown in the Project Budget approved by Lender, and (b) the amount of the Loan. Equity may be in the form of either prepaid costs in the approved Project Budget, paid by Borrower with its own funds and verified by Lender, or cash deposited with Lender. All cash deposited by Lender will be advanced by Lender pursuant to the terms of this Agreement prior to the disbursement of Loan funds.


     7. DISBURSEMENTS. This Section 7 shall govern the disbursement of Loan proceeds and all funds deposited with Lender pursuant to this Agreement, including any equity or other funds deposited with Lender pursuant to this Agreement (collectively the "FUNDS"). Borrower authorizes Lender to pay directly from the Funds, the Loan Fee and Lender's expenses for which Borrower is liable under this Agreement or any other Loan Document.

    7.1 GENERAL CONDITIONS TO DISBURSEMENTS. Each disbursement of Funds at the request of Borrower is subject to the following general conditions:

         (a) Neither the Improvements nor any other part of the Project shall have been materially damaged by fire or other casualty, and there shall be no eminent domain or condemnation proceeding pending or threatened against the Project. This condition shall be deemed satisfied if Lender has received insurance or condemnation proceeds or a cash deposit from Borrower sufficient in Lender's judgment to pay the cost of all repairs necessary as a result of the casualty or condemnation and any related costs or expenses.

        (b) Lender shall have received, at Borrower's expense, an endorsement to the Title Policy, in form and content acceptable to Lender, insuring the continued first lien priority of the Deed of Trust.

         (c) Lender shall have received, at Borrower's expense, upon completion of the foundations of the Improvements, a foundation endorsement to the Title Policy, in form and content acceptable to Lender, showing no encroachments of the foundations onto other property.

         (d) Lender must be satisfied that the Loan is "in balance" pursuant to Section 7.6 below or Borrower must have deposited the additional Funds with Lender required pursuant to such section of this Agreement.

         (e) Lender is not prohibited from disbursing Funds under any applicable lien laws or stop notice statutes or otherwise.

         (f) Borrower is not in default under this Agreement or any other Loan Document or under the Certificate and Indemnity, and no event or circumstance then exists which with notice, the passage of time or both would constitute a default under this Agreement, any other Loan Document or the Certificate and Indemnity.

         (g) No legal or administrative proceeding challenging the validity of or seeking to enjoin, set aside, review or otherwise challenge any governmental permit or approval applicable to the Project shall be pending or threatened.

Unless all the foregoing conditions are met to Lender's satisfaction, Lender shall have no obligation to make any disbursement of Funds requested by Borrower; however, Lender may elect to make an advance of Funds notwithstanding that any one or more of the foregoing conditions is not satisfied, and by doing so Lender shall not be deemed to have waived its
right to require the   satisfaction of any such conditions with respect to
any other advance of Funds. Unless otherwise agreed in writing by Lender, throughout the term of the Loan, Borrower shall maintain a checking account (the "Loan Account") with Lender into which Loan proceeds and other Funds
will be deposited and from which any Loan   payments that Borrower is
required to make will be automatically withdrawn.

    7.2 DISBURSEMENTS FOR CONSTRUCTION COSTS. Borrower may request disbursements of Funds to pay direct construction costs provided for in the Project Budget once a month. All requests for payment of Construction Costs
shall be pursuant to a   draw request ("DRAW REQUEST"). Each Draw Request
shall be on an AIA form of   Application and Certificate for Payment (or
other form approved by Lender), signed by General Contractor, and Borrower or Architect, as required by Lender. Lender shall make disbursements pursuant to each Draw Request within seven (7) business days after Lender's receipt and approval of the Draw Request and any supplementary documentation or information required by Lender, and subject to the terms and conditions of
Section 7 of this Agreement. Unless otherwise agreed in writing by Lender, each Draw Request shall be accompanied by the following, all of which must be acceptable to Lender:

         (a) A Certificate of Job Progress signed by Borrower and General Contractor stating the percentage of the Project completed through the date payment is requested.

         (b) If requested by Lender, invoices (or other reasonable evidence) substantiating the Construction Costs covered by the Draw Request.

         (c) Executed acknowledgments of payment and releases of liens (through the date covered by the immediately preceding monthly advance) from General Contractor and all laborers, subcontractors and materialmen performing labor or services or supplying materials in connection with the Project.

    Lender will withhold from each advance of Construction Costs an amount (the "RETENTION") equal to ten percent (10%) (or such other amount as may be set forth in the Construction Contract and approved in writing by Lender) of the amount of the Construction Costs for which disbursement is requested. Unless otherwise agreed in writing by Lender, the amount of the Retention shall be held by Lender until the conditions for final advance set forth below are satisfied. If a disbursement is requested to pay for materials stored off-site, prior to making the disbursement Lender must receive (i) a copy of a bill of sale or other acceptable evidence establishing that such materials were purchased free and clear of liens and encumbrances and not pursuant to a conditional sales contract, (ii) evidence the materials are stored at a suitable location acceptable to Lender, and are insured against damage or destruction for the full insurable value under a policy of insurance which names Lender as an additional loss payee, and (iii) evidence the materials are segregated from materials and equipment not intended to be incorporated into the Project.

    7.3 DISBURSEMENTS FOR OTHER COSTS.

         (a) INTEREST. If there is an interest reserve in the Project Budget,
prior to   completion of the Improvements (and after completion of the
Improvements to the extent the net operating income from the Project is insufficient to pay interest due on the Note), Lender will make monthly
disbursements of Funds from the   interest reserve set forth in the Project
Budget to pay interest on the Note. If in Lender's opinion, the undisbursed balance of the Loan allocated to interest in the Project Budget (plus any anticipated net operating income of the Project) is not sufficient to pay interest on the Note as it comes due, on demand, Borrower shall pay the interest from its own monies (not Loan proceeds or other Funds) or shall deposit additional funds with Lender to be added to the interest reserve, at Lender's option. The foregoing is not intended to alter or limit Borrower's obligation to make the monthly payments on the Note as the same come due if the interest reserve is not adequate or if Lender otherwise is not required to make such disbursements.

        (b) NON-CONSTRUCTION COSTS. Borrower may from time to time request the disbursement of Funds to pay costs other than Construction Costs if such other costs are included in the Project Budget, and the disbursement request is otherwise approved by Lender. With each request, Borrower will provide Lender with such evidence as Lender may require verifying the amount and purpose of the costs for which disbursement is requested. Prior to disbursing Funds to any person or entity for Project management or development fees, real estate fees or commissions or otherwise, Lender shall have received, reviewed and approved executed copies of the applicable agreement providing for the payment of such fees or commissions, and Lender shall be reasonably satisfied that the person or entity to be paid has duly performed the services for which payment is requested.

    7.4 INSPECTIONS BY LENDER. At Lender's option, Lender may retain, at Borrower's expense, an architect, structural engineer or other construction consultant (the "CONSULTANT") to inspect the Project, review Draw Requests,
the Construction   Contract, the Plans and Specifications, the Project Budget
and such other documents or information as Lender may require, visit the Project and perform such other duties as Lender deems necessary or desirable in connection with Lender's administration of the Loan. The Consultant may make periodic inspections of the Improvements during construction to review and comment on construction progress and percentage of completion, conformity of the work with the Plans and Specifications, activity and coordination among trades and quality of workmanship, and the accuracy of the statement of percentage of completion reflected in any Certificate of Job Progress submitted to Lender. Any inspections by Lender or the Consultant shall be solely for the purpose of protecting the interests of Lender, and such inspections shall not be construed as a representation to Borrower or any other person or entity that there has been or will be strict compliance on the part of any contractors or subcontractors with the Plans and Specifications or construction of the Improvements is or will be free from faulty materials or workmanship. If the Consultant does not approve a Certificate of Job Progress, or any other materials or information submitted to Lender with a Draw Request, Lender will have no obligation to make the requested advance in an amount greater than the amount approved by the Consultant.
                                      6

    7.5 AMOUNT OF DISBURSEMENTS. Lender shall have no obligation to make an advance if (a) the percentage of Construction Costs in the Project Budget which has already been disbursed is greater than the percentage of completion of the Project, as certified to Lender in any Certificate of Job Progress and verified by Lender or the Consultant, (b) the percentage of any Construction Cost line item in the Project Budget which is already paid out is greater than the percentage of completion of that line item, or (c) in Lender's reasonable opinion the value of the Property as then improved is not adequate security for the Loan.

    7.6 LOAN BALANCING. Lender shall have no obligation to make a requested advance if in Lender's reasonable opinion the Loan is not "IN BALANCE"; i.e., the undisbursed balance of the Loan, plus any undisbursed Funds previously deposited by Borrower with Lender, if any, are not sufficient to pay all costs necessary to complete the Project (including without limitation the payment of interest on the Loan) in accordance with the approved Plans and Specifications and the approved Project Budget, free and clear of all liens, encumbrances and conditional sales contracts, whether the deficiency is attributable to changes in the work or in the Plans and Specifications or to any other cause. If at any time Lender determines the Loan is not in balance, within five (5) days after demand, Borrower will deposit with Lender the amount necessary to "balance" the Loan, and all Funds so deposited with Lender shall be held and disbursed by Lender in accordance with this Agreement prior to the disbursement of any additional Loan proceeds. If Lender makes such demand, Lender shall have no obligation to make further disbursements of Funds until such additional funds are deposited with Lender
by Borrower. Each Draw Request or other request for   disbursement submitted
to Lender will constitute Borrower's representation and warranty to Lender that the Loan is "in balance".

    7.7 USE AND APPLICATION OF FUNDS. Funds disbursed by Lender at Borrower's request shall be used only to pay costs associated with the Project, and only in accordance with Borrower's Draw Requests or other requests for
disbursement.   Lender shall not be obligated to advance more than one
hundred percent (100%) of the actual costs of the Project as shown in the
Project Budget. Advances of   Funds shall be made to Borrower, or at Lender's
option, directly to the   contractors, materialmen, laborers and
subcontractors involved in the Project. Lender shall have no obligation to assure that Funds advanced to Borrower or others are applied against the cost of the Project. Borrower accepts full responsibility for the proper application of all Funds advanced by Lender at Borrower's request. Lender may rely solely on Draw Requests or other disbursement requests submitted by Borrower or its agents and upon other affidavits, statements or reports submitted by Borrower or its agents in making advances of Funds. Borrower shall defend, indemnify and hold Lender harmless from any losses, demands, claims, attorneys' fees and expenses which may arise out of the misapplication or misuse of Loan proceeds (or other Funds) by Borrower or by any other person paid at Borrower's direction.

    7.8 FINAL DISBURSEMENT. The final disbursement of Funds, including the Retention, shall be made only if the conditions set forth below are met to Lender's satisfaction. Furthermore, the amount of the final disbursement shall be subject to Lender's approval.

         (a) The Improvements and the Project are completed in accordance with the Plans and Specifications as confirmed by Architect, and Lender or the Consultant, and if requested by Lender, Lender shall have received as-built Plans and Specifications for the Project.

         (b) Lender shall have received, at Borrower's expense, an endorsement to the Title Policy insuring the lien-free completion of the Project, without exceptions other than those previously approved by Lender.

         (c) If requested by Lender, Lender shall have received an as-built survey of the Project and an endorsement to the Title Policy eliminating title exceptions regarding possible encroachments and/or violations of easement rights.

         (d) If requested by Lender, Lender shall have received copies of all licenses, permits and certificates necessary for the lawful use and occupancy of the Project, including but not limited to a copy of the final certificate of occupancy for the Project, which shall be unconditional unless otherwise agreed by Lender, or other evidence acceptable to Lender that the Project is completed and accepted by all necessary governmental authorities.

         (e) If requested by Lender, Lender shall have received a final accounting of Project costs from Borrower and/or General Contractor.

         (f) Lender shall have received fully executed lien releases from General Contractor and all persons or entities performing labor or services or supplying materials in connection with the Project, or Borrower shall have provided Lender with an appropriate surety bond from a surety acceptable to Lender or affirmative title insurance coverage with respect to potential laborers', mechanics' or materialmens' liens.

     7.9 EXPENSES, FEES AND INTEREST. Notwithstanding any other provision of
this   Agreement, Lender may elect to use Funds to pay when due any Loan Fee payable to Lender pursuant to this Agreement, interest on the Loan, expenses
of Lender   which are Borrower's responsibility under this Agreement, and such other sums as may be payable from time to time by Borrower to Lender with respect to the Loan. Such payments at the option of Lender may be made
by debiting or charging the   Funds in the amount of such payments without
first disbursing such amounts to   Borrower. In addition, Borrower hereby
authorizes Lender, at its option, to make such other payments as Lender deems
necessary or desirable to maintain the   validity and priority of the Deed of
Trust, including the following, unless   Borrower makes the payment within
ten (10) days after written notice from   Lender:

         (a)  pay delinquent assessments and taxes on the Project:

         (b) pay title insurance premiums, recording fees, and hazard,
liability and   flood insurance premiums;

         (c) pay contractor's liens or claims of liens against the Project,
subject to   any right Borrower may have to contest such liens pursuant to the terms of the  Deed of Trust; and

         (d) pay judgments affecting the Project, subject to any right Borrower may have to contest such judgments pursuant to the terms of the Deed of Trust.

     8. REPORTING REQUIREMENTS; ADDITIONAL BORROWER COVENANTS. Throughout the term of the Loan, Borrower, at Borrower's expense, will provide Lender with
the   following:

         8.1 FINANCIAL STATEMENTS: TAX RETURNS. Except as otherwise agreed in writing by Lender, within ninety (90) days after the end of each fiscal year of Borrower, Borrower shall provide Lender with financial statements from
Borrower showing   Borrower's financial condition as of the end of the most
recent fiscal year, and within ninety (90) days after the end of each Guarantor's fiscal year, financial statements from each Guarantor showing his, her or its financial condition as of the end of the most recent fiscal year. All such financial statements shall be prepared in accordance with
generally accepted accounting principles   consistently applied (or such
other accounting practices as Lender may approve) and certified as correct by the applicable person or the chief financial officer of the applicable entity. Further, unless otherwise agreed in writing by Lender, within one hundred twenty ( 120) days after the end of each tax year of Borrower and each Guarantor, Borrower will provide Lender with a copy of the United
States federal income tax return filed by Borrower and each Guarantor for his, her or its tax year most recently ended.

         8.2 LEASES ETC. Borrower will provide Lender with copies of any
sale, lease,   rental or other occupancy agreements entered into with respect
to all or any   part of the Project, other than sales conducted in accordance with any partial  release provisions in this Agreement or any other Loan
Document or any sale   which will result in the full repayment of the Loan.
Unless otherwise agreed in writing by Lender, without Lender's prior consent, Borrower will not enter into any lease (i) on a form of lease not previously approved by Lender, (ii) for a term of three (3) years or more,
or (iii) containing an option or right to   purchase all or any part of the
Project. With respect to any lease of the whole or any part of the Project involving an initial term of three (3) years or more, Borrower shall not, without the prior written consent of Lender (a) permit the assignment or
subletting of all or any part of the lessee's rights under the   lease unless
the right to assign or sublet is expressly reserved by the lessee under the lease, (b) amend or modify the lease for a lesser rental or term, or (c) accept surrender of the lease or terminate the lease except in accordance with the terms of the lease.

         8.3 TAXES AND ASSESSMENTS. Whenever requested by Lender, evidence that taxes and assessments, worker's compensation insurance, and all other bills that could result in a lien against the Project are being promptly paid when due.

         8.4 ADDITIONAL DOCUMENTS. Whenever requested by Lender, Borrower shall promptly execute and deliver to Lender such instruments and documents
as Lender may   reasonably require to further evidence the Loan or perfect or continue the perfection of Lender's liens against and security interests in the collateral for the Loan.

         8.5 OPERATING STATEMENTS. Within fifteen (15) days following the end
of each   calendar month, commencing with the first calendar month following completion and the initial occupancy of the Project, Borrower shall provide Lender with detailed operating statements of the Project, in a form acceptable to Lender, showing the income and expenses for such month and the net operating income for the Project.

         8.6 RENT ROLL. Within fifteen (15) days after the end of each
calendar month,   commencing with the first calendar month following
completion and the initial   occupancy of the Project, Borrower shall provide
Lender with a rent roll which shall include such information as Lender may require, including each tenant's name, the lease expiration date, the monthly rent, and the amount of any deposits or prepaid rent Borrower is holding.

         8.7 MARKETING AND OPERATING PROJECTIONS. Within fifteen (15) days after written request from Lender, Borrower shall provide Lender with proforma marketing and operating projections (and updates thereto) for the Project.

     Compliance with Sections 8.5, 8.6 and 8.7 shall not be required so long
as   Grantor is the occupant and operator of the business conducted on the
Project.

     9. PROJECT CASH FLOW. Each month with the income and expense statement required in Section 8.5 above, Borrower shall deposit with Lender an amount equal to the net operating income from the Project, up to the amount of the monthly debt service required under the Note. For purposes of this Agreement, "net operating income" means all revenues generated by the Project, less the actual ordinary and necessary expenses of the Project (other than debt service on the Note), and less reserves (in amounts reasonably acceptable to Lender) for periodic expenses (such as real property taxes) and for working capital. Compliance with this Section 9 shall not be required so long as Grantor is the occupant and operator of the business conducted on the Project.

     10. EVENTS OF DEFAULT; REMEDIES.

         10.1 DEFAULT. Time is of the essence of this Agreement and all other
Loan   Documents and the Certificate and Indemnity. Borrower will be in default under this Agreement if (i) Borrower fails to make any payment when due under the Note, this Agreement, any other Loan Document or the Certificate and Indemnity; (ii) Borrower fails to perform any other covenant, agreement or obligation to be performed by Borrower under this Agreement, any other Loan Document or the Certificate and Indemnity; (iii) any representation or warranty contained in this Agreement, any other Loan Document or the Certificate and Indemnity or any financial information furnished by Borrower or its agents to Lender in connection with the Loan proves to be false or misleading in any material respect; (iv) there is a
material adverse change in the financial condition   of Borrower or any
Guarantor which Lender in good faith believes will adversely affect Borrower's ability to complete the Project or otherwise pay and perform all obligations under this Agreement, any other Loan Document or the Certificate and Indemnity; (v) Borrower defaults under the Construction Contract or any lease or other contract or agreement relating to the construction or operation of the Project, and such default is not cured within the applicable cure period, if any; (vi) Borrower is in default with respect to any other loan from Lender to Borrower; (vii) Borrower or any Guarantor fails to pay his, her or its debts generally as they become due or files a petition or action for relief under any bankruptcy, reorganization or insolvency laws or makes an assignment for the benefit of creditors; (viii) an involuntary petition is filed against Borrower or any Guarantor under any bankruptcy, reorganization or other insolvency laws, or a custodian, receiver, or trustee is appointed to take possession, custody or control of the Project or the other properties of Borrower, or the assets of any Guarantor, and such petition or appointment is not set aside, withdrawn or dismissed within thirty (30) days from the date of filing or appointment; or
(ix) a stop work order is issued on any phase of the Project by a government, judicial or legal authority with jurisdiction over the Project and the order is not dismissed within ten (10) days after the date the order is issued.

         10.2 REMEDIES. Upon the occurrence of a default, Lender may declare the Loan to be immediately due and payable in full; make no further disbursement of Funds, and pursue any one or more of the remedies set forth in this Agreement or in any other Loan Document concurrently or successively in addition to all other remedies available to Lender at law or in equity. No remedy confirmed upon or reserved to Lender in this Agreement, any other Loan Document or the Certificate and Indemnity, or at law or in equity, shall be exclusive of any other remedy available to Lender, and to the extent permitted by applicable law, all such remedies shall be cumulative and in addition to every other remedy available to Lender.

         10.3 NOTICE AND OPPORTUNITY TO CURE. Notwithstanding any other provision of this Agreement or any other Loan Document, Lender will not accelerate the maturity of the Loan (a) because of a monetary default under this Agreement or any other Loan Document unless the default is not cured within ten (10) days of the date on which Lender mails or delivers written notice of the default to Borrower, or (b) because of a non-monetary default under this Agreement or any other Loan Document unless the default is not cured within thirty (30) days of the date on which Lender mails or delivers written notice of the default to Borrower. For purposes of this Agreement, the term "monetary default" means a failure by Borrower to make any payment required of it pursuant to the Note or any other Loan Document, and the term "non-monetary default" shall mean a failure by Borrower or any other person or entity; to perform any obligation contained in this Agreement or any other Loan Document or the Certificate and Indemnity, other than the
obligation to make payments provided for in the Note or   any other Loan
Document. If a non-monetary default is capable of being cured and the cure cannot reasonably be completed within the thirty (30) day cure period, the cure period shall be extended up to ninety (90) days so long as Borrower has commenced action to cure within the thirty (30) day cure period, and in Lender's opinion, Borrower is proceeding to cure the default with due diligence. None of the foregoing shall be construed to obligate Lender to forbear in any other manner from exercising its remedies and Lender may pursue any other rights or remedies which Lender may have because of a default.

         10.4 COMPLETION OF CONSTRUCTION. Upon the occurrence of a default, Lender shall have the right, in person or through a third party designated by Lender, to take possession of the Project and perform any and all work and labor necessary to complete the Project. All sums expended by Lender in so doing shall be deemed to have been advanced under the Note and secured by the Deed of Trust and the other Loan Documents. Any Funds disbursed by Lender in excess of the maximum principal amount of the Loan will be considered an additional loan to Borrower, bearing interest at the interest rates provided for in the Note, and secured by the Deed of Trust and all other Loan Documents. Lender, by electing to so complete the Project will not be deemed to have assumed any liability to Borrower or any other person or entity for completing the Project or for the manner or quality of construction of the Project, and Borrower hereby expressly waives any such liability on behalf of Lender. Borrower hereby constitutes and appoints Lender as its true and lawful attorney in fact with full power of substitution to complete the
Project in the name of Borrower and to (a) use   any Funds for the purpose of
completing the Project; (b) make such additions,   changes and corrections in
the Plans and Specifications or the Project Budget as Lender deems desirable;
(c) employ contractors, subcontractors, architects and other persons as shall be required for such purposes; (d) pay, settle or compromise all existing bills and claims which may be liens against the Project or as may be necessary or desirable for the completion of the Project or for clearance of title; and (e) do any and all things which Borrower might do on its own behalf in order to complete the Project free and clear of all liens and encumbrances. The power of attorney granted pursuant to this paragraph shall be deemed a power coupled with an interest and irrevocable.

     11 . SECURITY INTEREST - BORROWER FUNDS; OFFSETS. Borrower hereby grants Lender a security interest in all of Borrower's right, title and interest, if any, in the undisbursed Loan proceeds and in all other monies of Borrower of every kind and nature which are or will be on deposit with Lender, whether in the Loan Account or otherwise. Following a default, Lender may apply any Funds in Lender's possession or under Lender's control at any time in satisfaction of Borrower's obligations to Lender under the Loan Documents or the Certificate and Indemnity, without notice to Borrower. Furthermore, following a default, Lender may apply to any obligation of Borrower under this Agreement, or other Loan Document or the Certificate and Indemnity, or under any other agreement or on any other account, any funds of Borrower which are in Lender's possession or control at any time, including the proceeds of the Loan or any other loan Borrower may now have or hereafter have in process with Lender.

     12. UNAUTHORIZED LIENS AND ENCUMBRANCES.

         12.1 NO LIENS OR ENCUMBRANCES. No equipment, materials, fixtures or
any other   part of the Improvements shall be purchased or installed under conditional sales agreements or other arrangements where a right is reserved or may accrue to anyone to remove or repossess such items. Borrower will keep the Project free and clear of all liens and claims of any kind, whether or not superior to the Deed of Trust, except for permitted exceptions set forth in the Title Policy or otherwise approved in writing by Lender.

         12.2 LIEN CLAIMS. If any lien or claim of lien is filed against the Project, or if a notice of intent to file such a lien is received by Lender, or if a judgment or other encumbrance is placed against the Project, at Lender's option, such event shall constitute a default under this Agreement unless Borrower obtains a release and satisfaction of such lien, claim of lien, judgment or encumbrance, or provides Lender with a bond (or other security) acceptable to Lender in the amount of one hundred fifty percent (150%), or such other amount as Lender may require in writing, of the lien, claim of lien, judgment or encumbrance within twenty (20) days of written notice by Lender to Borrower of the existence of such claim, lien or encumbrance; however, in lieu of posting such bond (or other security) Borrower may provide Lender with affirmative title insurance coverage from the issuer of the Title Policy, in form and content acceptable to Lender, with regards to the lien, claim, judgment or encumbrance. In addition, Lender, at its option, may withhold from the Funds such amount as may be
required by applicable law, or sufficient, in Lender's opinion, to   pay the
full amount of the lien, claim, judgment or other encumbrance, plus any related interest, attorneys' fees and costs, whichever is greater. Lender's rights under this paragraph shall not be affected by any claim by Borrower that the claim, lien, judgment or encumbrance is invalid, it being understood that the decision of Lender to pay or withhold shall be made by Lender in its reasonable discretion, subject only to Borrower's right to provide a bond or other security satisfactory to Lender as provided above.

     13. NO THIRD PARTY RIGHTS; ASSIGNMENT. This Agreement is made entirely for the benefit of Borrower, Lender and Lender's successor's in interest, and no third person shall have any rights under this Agreement whatsoever. Neither this Agreement or the proceeds of the Loan shall be assignable by Borrower without Lender's prior written consent, which consent may be withheld by Lender in its sole discretion. Any attempted assignment by Borrower without Lender's consent shall be void. Borrower acknowledges it shall have no right, title or interest in and to any of the Loan proceeds until such time as such Funds have been disbursed by Lender in accordance with this Agreement. Lender and its successors and assigns may assign the whole or any part of the Loan or this Agreement or have other financial institutions participate in the Loan. Each assignee or participating institution shall be entitled to all of the rights and benefits of Lender under this Agreement, all other Loan Documents and the Certificate and Indemnity.

     14. MISCELLANEOUS.

         14.1 SIGNS AND ADVERTISING. Until the Project is completed and the Loan is paid in full, Lender may place a sign on the Project indicating Lender is providing the construction financing for the Project. In addition, Lender may publicize the financing and may indicate on such signs and publicity releases the name of Borrower and a general description of the Project.

         14.2 COSTS AND EXPENSES. Whether or not suit is brought, Borrower shall pay on demand all costs and expenses, including attorneys' fees and costs and allocated costs of in-house legal counsel, incurred by or on behalf of Lender in connection with the Loan, including without limitation costs incurred in collection of the Loan, in protecting the security for the Loan, in foreclosing, enforcing or interpreting this Agreement, the Note, any other Loan Document or the Certificate and Indemnity, or resulting from Lender being made a party to any litigation because of the existence of the Deed of Trust, any other Loan Document or the Certificate and Indemnity Without limiting the generality of the foregoing, if Borrower becomes the subject of any bankruptcy or insolvency proceeding,
Borrower shall pay all fees and expenses incurred by Lender in   connection
with such bankruptcy or insolvency proceeding. Lender also shall have the right to commence an action or appear in any proceeding or action affecting the Project, the rights and duties of the parties hereunder, or the payment of funds pursuant to this Agreement. Lender shall have the right to incur expenses, employ counsel and pay legal fees (including the allocated costs of in-house counsel) and to charge the Loan account or any other funds on deposit with Lender by Borrower. In addition to the foregoing, Borrower shall pay all fees, expenses and charges of Lender with respect to the Loan, including any costs or expenses incurred by Lender in connection with the satisfaction of any pressing or funding conditions, such as credit report services, appraisal and internal appraisal review fees, title insurance charges and other "out-of-pocket" expenses of Lender, regardless of whether the Loan is closed, including charges of outside legal counsel and/or allocated costs of in-house legal counsel.

         14.3 NOTICES. Any notice given pursuant to this Agreement shall be
in writing   and shall be personally delivered or mailed. If mailed, a notice shall be sent certified mail, return receipt requested, postage prepaid and shall be deemed to be received on the date of delivery or the third (3rd) business day following the date of mailing, whichever shall first occur. Any notice to Borrower shall be mailed or delivered to the address of the "Grantor" specified in the Deed of Trust or such other address as Borrower may from time to time specify in writing, and any notice to Lender shall be mailed or delivered to the address of the "Beneficiary" specified in the Deed of Trust or such other address as Lender may from time to time specify in writing.

         14.4 APPLICABLE LAW. This Agreement shall be governed by and
construed in   accordance with the laws of the State of Washington. This
Agreement is the result of substantial negotiations between Borrower and Lender and shall be construed in accordance with the fair intent and meaning of the language contained in this Agreement in its entirety and not for or against either party, regardless of which party (or its legal counsel) was responsible for its preparation. Borrower and Lender each represent to the other that each has consulted with its own legal counsel in connection with this Agreement.

         14.5 NONWAIVER. The failure of Lender to insist upon strict
performance of a   covenant for obligation of Borrower under this Agreement
shall not be deemed a waiver of Lender's right to demand strict compliance therewith in the future, nor will a periodic advance of Funds by Lender waive any condition to advance not fulfilled at the time of the advance.

         14.6 MODIFICATION. No modification, amendment or waiver of any term or condition of this Agreement or any other Loan Document or the Certificate and Indemnity shall be effective unless set forth in writing and signed by Lender and Borrower.

         14.7 COUNTERPARTS. This Agreement, any other Loan Document or the Certificate and Indemnity may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

DATED as of the day and year first written above.

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEYs EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

LENDER:                                BORROWER:

SEATTLE-FIRST NATIONAL BANK,           THE COEUR D'ALENES COMPANY,
a national banking association         an Idaho corporation

By:                                    By: /s/Marilyn Schroeder
   ----------------------------           ----------------------------

Its:                                   Its: Treasurer
    ---------------------------             --------------------------

                      CONSTRUCTION LOAN AGREEMENT BETWEEN
                  SEATTLE-FIRST NATIONAL BANK, AS LENDER, AND
                          THE COEUR D'ALENES COMPANY,
                       AN IDAHO CORPORATION, AS BORROWER

                                    INDEX
                                                                          PAGE


RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-

AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
         1.  LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-
         2.  LOAN DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . .   -1-
                2.1   DEED OF TRUST  . . . . . . . . . . . . . . . . . .   -1-
                2.2   FINANCING STATEMENTS . . . . . . . . . . . . . . .   -1-
                2.3   GUARANTEES . . . . . . . . . . . . . . . . . . . .   -2-
                2.4   ASSIGNMENT OF CONSTRUCTION CONTRACT ARCHITECT'S
                      CONTRACT AND PLANS AND SPECIFICATIONS  . . . . . .   -2-
        3.  LOAN FEE   . . . . . . . . . . . . . . . . . . . . . . . . .   -2-
        4.  PRE-CLOSING REQUIREMENTS   . . . . . . . . . . . . . . . . .   -2-
                4.1   LOAN DOCUMENTS . . . . . . . . . . . . . . . . . .   -2-
                4.2   LOAN FEE . . . . . . . . . . . . . . . . . . . . .   -2-
                4.3   CERTIFICATE AND INDEMNITY  . . . . . . . . . . . .   -2-
                4.4   TITLE INSURANCE  . . . . . . . . . . . . . . . . .   -2-
                4.5   UCC SEARCHES . . . . . . . . . . . . . . . . . . .   -2-
                4.6   FINANCIAL CONDITION  . . . . . . . . . . . . . . .   -3-
                4.7   CONSTRUCTION MATTERS . . . . . . . . . . . . . . .   -3-
                4.8   PERMITS  . . . . . . . . . . . . . . . . . . . . .   -3-
                4.9   LITIGATION . . . . . . . . . . . . . . . . . . . .   -3-
                4.10  OTHER CONDITIONS . . . . . . . . . . . . . . . . .   -3-
        5.  CONSTRUCTION COVENANTS . . . . . . . . . . . . . . . . . . .   -3-
                5.1   PLANS AND SPECIFICATIONS; PROJECT BUDGET . . . . .   -3-
                5.2   COMPLETION OF PROJECT  . . . . . . . . . . . . . .   -3-
                5.3   COMMENCEMENT AND COMPLETION  . . . . . . . . . . .   -3-
                5.4   CHANGES IN PLANS AND SPECIFICATIONS, CHANGE
                      ORDERS . . . . . . . . . . . . . . . . . . . . . .   -4-
                5.5   ABANDONMENT OF CONSTRUCTION  . . . . . . . . . . .   -4-
        6.  EQUITY . . . . . . . . . . . . . . . . . . . . . . . . . . .   -4-
        7.  DISBURSEMENTS  . . . . . . . . . . . . . . . . . . . . . . .   -4-
                7.1   GENERAL CONDITIONS TO DISBURSEMENTS  . . . . . . .   -5-
                7.2   DISBURSEMENTS FOR CONSTRUCTION COSTS . . . . . . .   -5-
                7.3   DISBURSEMENTS FOR OTHER COSTS  . . . . . . . . . .   -6-
                7.4   INSPECTIONS BY LENDER  . . . . . . . . . . . . . .   -6-
                7.5   AMOUNT OF DISBURSEMENTS  . . . . . . . . . . . . .   -7-
                7.6   LOAN BALANCING . . . . . . . . . . . . . . . . . .   -7-
                7.7   USE AND APPLICATION OF FUNDS . . . . . . . . . . .   -7-
                7.8   FINAL DISBURSEMENT . . . . . . . . . . . . . . . .   -7-
                7.9   EXPENSES, FEES AND INTEREST  . . . . . . . . . . .   -8-
        8.  REPORTING REQUIREMENTS; ADDITIONAL
            BORROWER COVENANTS . . . . . . . . . . . . . . . . . . . . .   -8-
                8.1   FINANCIAL STATEMENTS; TAX RETURNS  . . . . . . . .   -8-
                8.2   LEASES, ETC. . . . . . . . . . . . . . . . . . . .   -8-
                8.3   TAXES AND ASSESSMENTS  . . . . . . . . . . . . . .   -9-
                8.4   ADDITIONAL DOCUMENTS . . . . . . . . . . . . . . .   -9-
                8.5   OPERATING STATEMENTS . . . . . . . . . . . . . . .   -9-
                8.6   RENT ROLL  . . . . . . . . . . . . . . . . . . . .   -9-
                8.7   MARKETING AND OPERATING PROJECTIONS  . . . . . . .   -9-
        9.  PROJECT CASH FLOW  . . . . . . . . . . . . . . . . . . . . .   -9-
       10.  EVENTS OF DEFAULT; REMEDIES  . . . . . . . . . . . . . . . .   -9-
               10.1   DEFAULT  . . . . . . . . . . . . . . . . . . . . .   -9-
               10.2   REMEDIES . . . . . . . . . . . . . . . . . . . . .  -10-

               10.3   NOTICE AND OPPORTUNITY TO CURE . . . . . . . . . .  -10-
               10.4   COMPLETION OF CONSTRUCTION . . . . . . . . . . . .  -10-
       11.  SECURITY INTEREST - BORROWER FUNDS; OFFSETS  . . . . . . . .  -10-
       12.  UNAUTHORIZED LIENS AND ENCUMBRANCES  . . . . . . . . . . . .  -11-
               12.1   NO LIENS OR ENCUMBRANCES . . . . . . . . . . . . .  -11-
               12.2   LIEN CLAIMS  . . . . . . . . . . . . . . . . . . .  -11-
       13.  NO THIRD PARTY RIGHTS; ASSIGNMENT  . . . . . . . . . . . . .  -11-
       14.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .  -11-
               14.1   SIGNS AND ADVERTISING  . . . . . . . . . . . . . .  -11-
               14.2   COSTS AND EXPENSES . . . . . . . . . . . . . . . .  -11-
               14.3   NOTICES  . . . . . . . . . . . . . . . . . . . . .  -12-
               14.4   APPLICABLE LAW . . . . . . . . . . . . . . . . . .  -12-
               14.5   NON-WAIVER . . . . . . . . . . . . . . . . . . . .  -12-
               14.6   MODIFICATION . . . . . . . . . . . . . . . . . . .  -12-
               14.7   COUNTERPARTS . . . . . . . . . . . . . . . . . . .  -12-

[LOGO]

                                            Loan No. 604938 and 453817-9


                  CERTIFICATE AND INDEMNITY AGREEMENT
            REGARDING BUILDING LAWS AND HAZARDOUS SUBSTANCES

     This Agreement is made as of December 20, 1995 by THE COEUR D'ALENES COMPANY, an Idaho corporation ("Indemnitor"), for the benefit of SEATTLE-FIRST NATIONAL BANK, a national banking association ("Lender"), to induce Lender to make a loan (the "Loan") to Indemnitor in the amount of $1,688,000.00.

     In consideration of Lender agreeing to make the Loan, Indemnitor certifies, represents, warrants, covenants and agrees as follows for the benefit of Lender:

     I . DUE lNVESTIGATION. Indemnitor has duly investigated (a) the present and past uses of the "Property" (defined below) and has made due inquiry of the appropriate governmental agencies and offices having jurisdiction over the Property as to whether the Property or any "Other Property" (defined below) is or has been the site of storage or contamination by any "Hazardous Substances", (defined below) and Indemnitor has examined or been advised of all "Environmental Laws" (defined below) applicable to the Property; and (b) the condition of all buildings and other improvements on the Property and been advised of all "Building Laws" (defined below) applicable to the Property. Upon Lender's request, Indemnitor will provide Lender with a written summary of its investigations and copies of all inquiries and responses.

     2. HAZARDOUS SUBSTANCES. Indemnitor has no knowledge of (a) the presence of any Hazardous Substances on the Property or (b) any spills, releases, discharges or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property or any Other Property, other than the presence, use, storage and disposal of Hazardous Substances generally used in the ordinary course of operating, maintaining or developing properties such as the Property, all of which Indemnitor covenants have and will be used, stored and disposed of in accordance with commercially reasonable practices and all applicable Environmental Laws.

     3. COMPLIANCE WITH LAWS. Indemnitor has no knowledge of (a) any failure by any person or entity to comply with all currently applicable Environmental Laws with respect to the generation, recycling, reuse, sale, storage handling, transport and disposal of Hazardous Substances on or from the Property; or (b) any failure of the Property to comply with all currently applicable Building Laws. Indemnitor shall cause the Property to be continuously in compliance with all Building Laws and Environmental Laws. Indemnitor warrants the Property is the only real property or interest in real property required to operate the Property (and all improvements thereon) in compliance with all Building Laws, except as otherwise disclosed to Lender in writing. All certificates of occupancy and other governmental permits and approvals necessary for the occupancy of the property have been obtained. All buildings and other improvements currently located on the Property are located outside a 100-year flood plain, or are covered by adequate flood insurance.

     4. FUTURE BUILDINGS AND IMPROVEMENTS. All buildings, structures and other improvements to be built or constructed on the Property shall be constructed in accordance with and shall fully comply with all applicable Building Laws and shall be located outside of any 100 year flood plain or will be continuously covered by adequate flood insurance. With respect to all buildings or improvements to the Property, if any, to be constructed and paid for with Loan proceeds, Indemnitor represents and warrants no changes to the plans and specifications for such buildings or improvements, submitted to and approved by Lender, have been required by governmental authorities, and all permits necessary to construct such buildings and improvements have been issued on the basis of the plans and specifications submitted to and approved by Lender.
                                    -1-

     5. NO RELEASE OR WAIVER. Indemnitor has not and will not release or waive the liability of any previous owner, lessee or operator of the Property, or any other person or entity potentially responsible under applicable Environmental Laws for the presence or removal of Hazardous Substances on or from the Property, and Indemnitor has made no promises of indemnification regarding Hazardous Substances to any person or entity other than Lender.

     6. NOTICE TO LENDER. Indemnitor will immediately notify Lender if Indemnitor receives notice or otherwise becomes aware of (a) any Hazardous Substances or other environmental problem or liability with respect to the Property or Other Property, (b) any lien, action or notice resulting from the violation of any Environmental Laws or any Building Laws, or (c) the Property being in violation of any applicable Building Law or Environmental Law. At its own cost, Indemnitor will take all actions which are necessary or desirable to clean up any Hazardous Substances affecting the Property, including removal, containment or other remedial action required by applicable law, or cause the Property to be in compliance with any applicable Environmental Law or Building Law. Any notice sent to Lender pursuant to this paragraph will describe with particularity any actual, potential or alleged violation of Building Laws or Environmental Laws, and shall contain Indemnitor's plan or recommendations for correcting the violations.

     7. INDEMNIFICATION. Indemnitor shall indemnify, defend and hold Lender harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits and other proceedings and costs and expenses (including attorneys' fees and disbursements, and architectural, engineering and accounting costs and all repair and clean-up costs) which accrue to or are made against or incurred by Lender, or are in any way connected with (a) the inaccuracy of any of the certifications, representations or warranties of Indemnitor contained in this Agreement, (b) any activities on the Property during Indemnitor's ownership, possession or control of the Property which directly or indirectly result in the Property or any Other Property being contaminated with Hazardous Substances, or the Property being in violation of any applicable Building Laws or Environmental Laws, or (c) the discovery and/or cleanup of Hazardous Substances deposited or existing on the Property or any Other Property, and (d) any breach by Indemnitor of any of its covenants or agreements set forth in this Agreement. If Lender becomes the owner of or acquires an interest in or rights to the Property by foreclosure or by a conveyance in lieu of foreclosure of the deed of trust (the "Deed of Trust") or any other instruments securing the Loan, or by any other means, the foregoing indemnification obligation of Indemnitor shall survive such foreclosure or conveyance in lieu of foreclosure or other acquisition of the Property. Notwithstanding the preceding sentence, Indemnitor shall have no obligation to defend, indemnify or hold Lender harmless from any claim, demand, damage, loss, lien, liability, etc. arising from or out of the activities of Lender or its agents on the Property on or after transfer of the Property to Lender pursuant to foreclosure proceedings or in lieu thereof.

     8. UNCONDITIONAL AND UNSECURED OBLIGATIONS. Indemnitor's obligations under this Agreement are unconditional and shall not be limited by any limitations on liability provided for in any document or instrument evidencing or securing the Loan (collectively the "Loan Documents"). The certifications, representations, warranties, covenants and agreements of Indemnitor set forth in this Agreement (including without limitation the indemnity provided for in Paragraph 7 above), (a) are separate and distinct obligations from Indemnitor's obligations with respect to the Loan and under the Loan Documents, (b) are not secured by the Deed of Trust or any other Loan Document, (c) shall not be discharged or satisfied by foreclosure of the lien of the Deed of Trust or any lien or security interest created by any other Loan Document, and (d) shall continue in effect after any transfer of the Property, including without limitation transfers pursuant to foreclosure proceedings (whether judicial or nonjudicial), or by any conveyance in lieu of foreclosure.

     9. DEFINITIONS. For purposes of this Agreement:

        (a) "Building Laws" means all federal, state and local laws, statutes, regulations, ordinances and requirements, now or hereafter in effect, applicable to the ownership, development or operation of the Property, including all building, zoning, planning, subdivision, fire, traffic, safety, health, labor, air quality, wetlands, shoreline and flood plain laws, statutes, regulations, ordinances and requirements, and specifically includes all applicable requirements of the Fair Housing Act of

1968, and the Americans With Disabilities Act of 1990, and all government and private covenants, conditions and restrictions applicable to the Property, all as now or hereafter amended.

        (b) "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, and requirements, now or hereafter in effect, pertaining to environmental protection, contamination or cleanup, including without limitation (i) the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et. seq.), (ii) the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et. seq.), (iii) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
Section 9601 et. seq.), (iv) the Washington Model Toxics Control Act (RCW Chapter 70.105(d)), and (v) the Washington Underground Petroleum Storage
Tanks Act (RCW Chapter 70.148), all as now or hereafter amended.

        (c) "Hazardous Substances" means any chemical, substance or material classified or designated as hazardous, toxic or radioactive, or other similar term, and now or hereafter regulated under any Environmental Law, including without limitation, asbestos, petroleum and hydrocarbon products.

        (d) "Lender" means Seattle-First National Bank and its universal successors and assigns, and any person or entity designated or appointed by Lender to acquire the Property through foreclosure or by transfer in lieu of foreclosure, and any and all other financial institutions participating in the Loan.

        (e) "Other Property" means any property which becomes contaminated with Hazardous Substances as a result of the construction, development, operation or other activities on, or the contamination of, the Property.

        (f) "Property" means the real property situated in Spokane County, Washington, commonly known as East 3900 Broadway Avenue, Spokane, WA 99202, legally described in SCHEDULE A attached and all buildings, structures and other improvements now or hereafter located thereon.

     10. GENERAL. If Indemnitor is composed of more than one person or entity, the term "Indemnitor" shall refer to each and every such person or entity and all of such persons and entities shall be jointly and severally liable under this Agreement. Any individual signing this Agreement does so on his or her own behalf and on behalf of his or her marital community, unless otherwise stated in this Agreement. This Agreement shall be binding upon and inure to the benefit of Lender, Indemnitor and their respective heirs, representatives, successors and assigns. This Agreement shall be governed by and construed under the laws of the State of Washington. In any lawsuit, action or appeal therefrom, including proceedings in bankruptcy court, to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its costs and expenses incurred therein, including attorneys' fees and disbursements.

     DATED as of the day and year first written above.

INDEMNITOR:

THE COEUR D'ALENES COMPANY,
an Idaho corporation

By:  /s/ Marilyn Schroeder

Its: Treasurer

                             SCHEDULE A

SCHEDULE ATTACHED TO AND FORMING PART OF THAT CERTIFICATE AND INDEMNITY AGREEMENT REGARDING BUILDING LAWS AND HAZARDOUS SUBSTANCES DATED DECEMBER 20, 1995, GIVEN BY THE COEUR D'ALENES COMPANY, AN IDAHO CORPORATION, AS INDEMNITOR.

------------------------------------------------------------------------------

LEGAL DESCRIPTION:

 BLOCKS 100 AND 107, EAST SIDE SYNDICATE
ADDITION, ACCORDING TO PLAT RECORDED IN VOLUME "C" OF PLATS, PAGE 73, IN THE CITY OF SPOKANE, SPOKANE COUNTY, WASHINGTON,

TOGETHER WITH VACATED SPRINGFIELD AVENUE ADJACENT TO SAID PREMISES.

[LETTERHEAD]

------------------------------------------------------------------------------
Loan No. 604938 and 453817-9

                          AGREEMENT OF SUBORDINATION

THIS AGREEMENT OF SUBORDINATION ("Agreement") is made this 20th day of December, 1995 by and among:

"BANK"      -  SEATTLE-FIRST NATIONAL BANK, a national banking association

"BORROWER"  -  THE COEUR D'ALENES COMPANY, an Idaho corporation, and UNION IRON
               WORKS, INC. OF SPOKANE WASHINGTON, a Washington corporation.

with respect to the following facts:

     A. Borrower is indebted to Bank ("LOAN NO. 1") as evidenced by Promissory Note dated March 27, 1995, in the original face amount of $200,000.00. Payment of Loan No. I secured by, among other things, a security interest in fixtures and personal property of Borrower (collectively the "LOAN NO. 1 COLLATERAL") as evidenced by:

          (i)  Security Agreement dated March 31, 1995;

          (ii) UCC Financing Statement filed March 31, 1995, under Auditor's File No. 9503310366, and

          (iii) UCC Financing Statement filed March 31, 1995, under Auditor's File No. 9503110367.

     B. Bank is making a new loan to The Coeur d'Alenes Company, an Idaho corporation, in the principal amount of $1,688,000.00 ("LOAN NO. 2"). Payment of Loan No. 2 will also be secured and perfected by, among other things, a recorded Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents, and UCC Financing Statements on some or all of the Loan No. 1 Collateral (the "LOAN NO. 2 COLLATERAL"). Bank requires as a condition of Loan No. 2 that the Bank's lien and encumbrance on the Loan No. 2 Collateral be a first and superior lien to the Bank's lien and encumbrance on the same collateral securing payment of Loan No. 1.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived herefrom, it is

     1. RECITALS. Each of the above recitals is true and correct and, together with the documents and agreements evidencing and securing Loan No. 1 and Loan No. 2, are incorporated herein as though fully set forth.

     2. SUBORDINATION. The lien and encumbrance of Bank on the Loan No. 1 Collateral shall be subject, subordinate and inferior to the lien and encumbrance of Bank on the Loan No. 2 Collateral, but only insofar as the collateral for Loan No. I and Loan No. 2 is the same. Bank shall have the right, but not the obligation, to apply the collateral to payment of Loan No. 2 prior to payment of Loan No. 1, the Bank reserving to itself the right to apply the collateral to Loan No. 1 and Loan No. 2 in such manner and in such order- as Bank in its sole discretion may determine.

     3. CROSS DEFAULT. Any default under Loan No. I will, at Bank's option be a default on Loan No. 2, and any default on Loan No. 2 will, at Bank's option, be a default on Loan No. 1.

     4. NO OTHER ENCUMBRANCE. Borrower and each of them represents and warrants to Bank that except for (i) the encumbrance and security interest of Bank, (ii) the lien of real estate taxes and assessments not yet due, (iii) tenants in the possession under leases approved by Bank or subordinate to Bank's encumbrance and security interest, and (iv) other exceptions to title approved in writing by Bank, there exists no lien, charge or encumbrance against any of the Loan No. l Collateral or Loan No. 2 Collateral.

     5. GOVERNING LAW. This Agreement shall be construed and enforced under the laws of the State of Washington. In any action or proceeding to construe or enforce this Agreement, the prevailing party shall recover its costs and reasonable attorneys' fees including those incurred in any trial or arbitration proceeding, in any bankruptcy or receivership proceeding, and in any appeal therefrom.

NOTICE: ORAL AGREEMENTS, PROMISES OR COMMITMENTS TO: (1) LOAN MONEY, (2) EXTEND CREDIT, (3) MODIFY OR AMEND ANY TERMS OF THE LOAN DOCUMENTS, (4) RELEASE ANY GUARANTOR, (5) FORBEAR FROM ENFORCING REPAYMENT OF THE LOAN OR THE EXERCISE OF ANY REMEDY UNDER THE LOAN DOCUMENTS, OR (6) MAKE ANY OTHER FINANCIAL ACCOMMODATION PERTAINING TO THE LOAN ARE ALL UNENFORCEABLE UNDER WASHINGTON LAW.

     Made to be effective as of the date first so

BANK:

SEATTLE-FIRST NATIONAL BANK,
a national banking association

By:
   ---------------------------

Its:
    --------------------------


BORROWER:

THE COEUR D'ALENES COMPANY,
an Idaho corporation

By: /S/ Marilyn Schroeder
    --------------------------
Its: Treasurer
     -------------------------

UNION IRON WORKS, INC. OF SPOKANE, WASHINGTON a Washington corporation

By: /S/ Marilyn Schroeder
   ---------------------------
Its: Treasurer
     -------------------------

STATE OF WASHINGTON     )
                        )SUBSECTION
COUNTY OF _________     )

     On this day personally appeared before me _________________ to me known (or proven on the basis of satisfactory evidence) to be the _________ of SEATTLE FIRST NATIONAL BANK, a national banking association, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that _he was authorized to execute said instrument.

     GIVEN UNDER my hand and official seal this ___ day of ____________, ____.


                          ________________________________________________
                          (Print Notary Name)_____________________________
                          Notary Public in and for the State of Washington residing at ____________________________________
                          My appointment expires _________________________





STATE OF WASHINGTON     )
                        )SUBSECTION
COUNTY OF SPOKANE       )

     On this day personally appeared before me Marilyn Schroeder to me known (or proven on the basis of satisfactory evidence) to be the Treasurer of THE COEUR D'ALENES COMPANY, an Idaho corporation, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that _he was authorized to execute said instrument.

     GIVEN UNDER my hand and official seal this 5th day of February, 1996.


                          /S/ Paulette A. Bleken
                          ------------------------------------------------
                          PAULETTE A. BLEKEN
                          Notary Public in and for the State of Washington residing at Greenacres WA
                          My appointment expires 8-27-99



STATE OF WASHINGTON     )
                        )SUBSECTION
COUNTY OF SPOKANE       )

     On this day personally appeared before me Marilyn Schroeder to me known (or proven on the basis of satisfactory evidence) to be the Treasurer of UNION IRON WORKS, INC. OF SPOKANE, WASHINGTON, a Washington corporation, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that _he was authorized to execute said instrument.

     GIVEN UNDER my hand and official seal this 5th day of February, 1996.


                          /S/ Paulette A. Bleken
                          ------------------------------------------------
                          PAULETTE A. BLEKEN
                          Notary Public in and for the State of Washington residing at Greenacres WA
                          My appointment expires 8-27-99

(Letterhead)
                                             Loan No. 604938 and 453817-9

                     LOAN MODIFICATION AND ADDITIONAL ADVANCE AGREEMENT

THIS LOAN MODIFICATION AND ADDITIONAL ADVANCE AGREEMENT ("Agreement") is made to be effective as of November 12, 1996, by and between:

     "LENDER" - BANK OF AMERICA NW, N.A., doing business as SEAFIRST BANK, successor by name change to Seattle-First National Bank

     "BORROWER" - THE COEUR D'ALENES COMPANY, an Idaho corporation with respect to the following facts:

     A. On or about December 20, 1995, Lender loaned to Borrower the principal sum of $1,688,000.00 (the "LOAN"), which Loan is evidenced by a Promissory Note ("NOTE") and secured by a Deed of Trust ("DEED OF TRUST") made by Borrower as Grantor, recorded February 8, 1996, in Spokane County, Washington, under recording numbers 9602080190, 9602080191, 9602080192 and 9602080193, and constituting a first lien encumbrance on the real and personal property and fixtures (the "PROPERTY") described in the Deed of Trust or in any UCC financing statement filed with respect thereto. The loan documents described in this paragraph and other documents evidencing and securing the Loan are collectively described as the "LOAN DOCUMENTS."

     B. Borrower and Lender desire to modify and increase the Loan as provided in and subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived herefrom, it is agreed:

     1. RECITALS. The above recitals are true and correct and together with the Loan Documents, are by this reference incorporated into this Agreement as though fully set forth.

     2. MODIFICATION OF LOAN DOCUMENTS. Lender and Borrower agree that the Loan and Loan Documents shall be modified as follows:

         a. RESTATED NOTE. Borrower shall execute and deliver to Lender, in the form required by Lender, an Amended and Restated Promissory Note ("RESTATED NOTE") which will replace and supersede the Note. The Restated Note will include an additional principal advance of $262,000.00 ("ADDITIONAL ADVANCE"). References in the Loan Documents to the Note shall mean the Restated Note. The Restated Note will be secured by the Deed of Trust. Funding of the undisbursed balance of the Restated Note will be subject to the terms and conditions of the Construction Loan Agreement dated December 20, 1995 between Borrower and Lender.

         b. CONSTRUCTION LOAN AGREEMENT. The Loan Fee to convert to a permanent loan in accordance with the terms of the Note is increased from $8,440.00 to $9,750.00.

         c. AMENDMENT TO OTHER DOCUMENTS. Borrower agrees to sign and deliver or cause to be signed and delivered to Lender such other documents as Lender may require to complete the modifications to the loan described herein.

     3. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement, Borrower represents and warrants:

         a. Borrower has full legal power and authority to enter into this Agreement, that all necessary consents and approvals for the execution and performance of this Agreement have been obtained, and when signed and delivered to Lender this Agreement will be the legal binding and enforceable obligation of Borrower.

         b. Borrower owns and is vested in title to all of the Property described in the Deed of Trust or otherwise securing payment of the Loan and, except for the lien of real estate taxes and assessments not yet due, tenants in possession under leases approved by Lender or which are subordinate to the Deed of Trust, and other exceptions to title approved in writing by Lender, there exists no lien, charge or encumbrance against the Property created or arising subsequent to the recording date of the Deed of Trust.

         c. The, unpaid principal balance of the Loan as of the effective date of this Agreement is $1,678,728.00 and Borrower has no defense, claim or setoff, legal or equitable, to the full payment and performance of Borrower's obligations to Lender under the Loan Documents as herein modified.

         d. Borrower acknowledges that Borrower has read this Agreement and all other documents required by Lender in connection with this Agreement, is familiar with their respective terms and conditions, and has had the opportunity for advice of counsel of Borrower's own selection in regard to the terms, meaning and effect of this Agreement and all such other documents. Borrower further acknowledges that Borrower has made this Agreement freely and voluntarily, without duress, and in reliance on no promise or representation of Lender or by which Lender is bound not expressly set forth herein.

     4. CONDITIONS. Lender's agreement to modify the Loan as provided herein is subject to satisfaction of each of the following conditions by not later than November 26, 1996, time being of the essence. Each condition is for the exclusive benefit of Lender and may be waived by Lender but any waiver must be in writing and signed by Lender in order to be effective.

         a. There is no uncured event of default under the Loan, nor any event or condition which, with notice or the passage of time or both, would be an event of default under the Loan.

         b. Datedown, additional advance and/or mortgage modification endorsements, in form satisfactory to Lender, shall have been added to Lender's loan policy of title insurance ("LOAN POLICY") for the Deed of Trust, bringing the effective date of the Loan Policy current to the effective date of this Agreement and insuring that the modifications provided for herein shall not impair the continued validity, priority and enforceability of the Deed of Trust.

          c. This Agreement and all other documents and agreements required by Lender have been fully signed, acknowledged and delivered to Lender and, if required by Lender, filed of record.

          d. Satisfaction of all other conditions and requirements to modification of the Loan, if any, as may be contained in a letter, exhibit list or other written communication by Lender to Borrower.

     5. RELEASE. As additional consideration for the modification of the Loan as herein set forth, Borrower does hereby release and forever discharge Lender, every participant in the Loan, and each and every of their respective employees, agents, directors, officers, subsidiaries, parent corporations and affiliates (collectively the "RELEASED PARTIES"), of and from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which Borrower may have or claim to have against the Released Parties or any of them as of the effective date of this Agreement, whether presently known or unknown, on account of or in any way concerning, arising out of or founded upon the Loan including, but not limited to, all such loss or damage of any kind heretofore sustained, or that may arise as a consequence of the dealings between the parties up to and including the effective date of this Agreement. This release and the covenants herein on the part of Borrower are contractual and not a mere recital, and the parties agree that no liability is admitted except Borrower's indebtedness to Lender under the Loan Documents and that all agreements and understandings between Borrower and Lender concerning the Loan are expressed and embodied in the Loan Documents, as modified hereby.

     6.  GENERAL.

         a. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Borrower and Lender with respect to the foregoing modification of the Loan and shall not be amended except in writing signed by Lender and Borrower.

         b. RATIFICATION. As modified herein the Loan Documents are ratified and affirmed and shall be and remain in full force and effect. Borrower shall promptly pay and perform as and when due all of Borrower's obligations under the Loan Documents and this Agreement. This Agreement is not intended to and shall not be construed to impair the validity, priority or enforceability of the Deed of Trust or the other Loan Documents.

         c. CROSS-DEFAULT. Any default by Borrower under this Agreement shall constitute a default under the Loan Documents, and each of them, and any default by Borrower under any Loan Document shall constitute a default under this Agreement.

         d. LENDER'S EXPENSES. Borrower shall pay all costs and expenses of Lender incurred in connection herewith including, without limitation, credit report fees, appraisal and internal appraisal review fees, title insurance charges, escrow and recording fees, document preparation charges, and charges of outside legal counsel and allocated cost of in-house legal counsel.

         e. GOVERNING LAW. This Agreement shall be construed and enforced under the laws of the State of Washington. In any action or proceeding to construe or enforce this Agreement or any of the Loan Documents, the prevailing party shall recover its costs an reasonable attorneys' fees including those incurred in any trial or arbitration proceeding, in any bankruptcy or receivership proceeding, and in any appeal therefrom.

NOTICE: ORAL AGREEMENTS, PROMISES OR COMMITMENTS TO: (1) LOAN MONEY, (2) EXTEND CREDIT, (3) MODIFY OR AMEND ANY TERMS OF THE LOAN DOCUMENTS, (4) RELEASE ANY GUARANTOR, (5) FORBEAR FROM ENFORCING REPAYMENT OF THE LOAN OR THE EXERCISE OF ANY REMEDY UNDER THE LOAN DOCUMENTS, OR (6) MAKE ANY OTHER FINANCIAL ACCOMMODATION PERTAINING TO THE LOAN ARE ALL UNENFORCEABLE UNDER WASHINGTON LAW.

     Made to be effective as of the date first set forth above.


LENDER:

SEAFIRST BANK


By: ----------------------

Its: ---------------------


BORROWER:

THE COEUR D'ALENES COMPANY,
an Idaho corporation


By: /s/ Marilyn Schroeder
    ----------------------
Its: Treasurer
     ---------------------

CONSENT OF SUBORDINATORS:

A. THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998 hereby consent to the loan modification and additional advance made by this Agreement, and do hereby ratify and affirm as continuing and in full force and effect that certain Subordination Agreement, dated February 5, 1996, recorded February 8, 1996 under Spokane County Recording No. 9602080195.

THE HOLDERS OF THE COEUR D'ALENES
COMPANY'S CONVERTIBLE DEBENTURES
DUE OCTOBER 31, 1998

BY:  /s/CINV, L.A. COULSON
     ---------------------
ITS: GENERAL PARTNER
     ---------------------
BY:  /s/ROBERT P. SHANEWISE
     ---------------------
ITS: BENEFICIARY
     ---------------------
BY:  /s/HARRY L. YOST
     ---------------------
ITS:
     ---------------------
BY:  /s/RUTH YOST
     ---------------------
ITS:
     ---------------------
BY:  /s/BEN HARNEY
     ---------------------
ITS:
     ---------------------
BY:  /s/DOROTHY A. HARNEY
     ---------------------
ITS:
     ---------------------
B. UNION IRON WORKS, INC., OF SPOKANE WASHINGTON hereby consents to the loan modification and additional advance made by this Agreement, and does hereby ratify and affirm as continuing and in full force and effect that certain Agreement of Subordination, dated December 20, 1995, recorded February 8, 1996 under Spokane County Recording No. 9602080194.

By:  /s/ MARILYN SCHROEDER
     ---------------------
Its: Treasurer
     ---------------------

STATE OF WASHINGTON   )
                      )Section
COUNTY OF ___________ )

    On this day personally appeared before me _______________________, to me known (or proven on the basis of satisfactory evidence) to be the _______________ of BANK OF AMERICA NW, N.A., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

    GIVEN UNDER my hand and official seal this ___ day of _____________,1996.

                                     _________________________________________
                                     (Print Notary Name)______________________
                                     Notary Public in and for the State of
                                     Washington residing at __________________
                                     My appointment expires___________________

STATE OF WASHINGTON )
                    )Section
COUNTY OF Spokane   )

    On this day personally appeared before me Marilyn Schroeder to me known (or proven on the basis of satisfactory evidence) to be the Treasurer of THE COEUR D'ALENES COMPANY, an Idaho corporation, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that she was authorized to execute said instrument.

    GIVEN UNDER my hand and official seal this 27 day of November 1996.

                                     Richard G. Batchelder
                                     (Print Notary Name) Richard G. Batchelder
                                     Notary Public in and for the State of
                                     Washington residing at Spokane
                                     My appointment expires 9-6-2000

STATE OF WASHINGTON )
                    )Section
COUNTY OF Spokane   )

    I certify that I know or have satisfactory evidence that L.A . Coulson, is the person who appeared before me, and said person acknowledged that he signed this instrument on oath stated that he was authorized to execute the instrument and acknowledge it as the General Partner of THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated: 27 November 1996

                                     Richard G. Batchelder
                                     (Print Notary Name) Richard G. Batchelder
                                     Notary Public in and for the State of
                                     Washington residing at Spokane
                                     My appointment expires 9-6-2000

STATE OF WASHINGTON )
                    )Section
COUNTY OF Spokane   )

    I certify that I know or have satisfactory evidence that Robert P. Shanewise, is the person who appeared before me, and said person acknowledged that he signed this instrument on oath stated that he was authorized to execute the instrument and acknowledge it as the General Partner of THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated: 27 November 1996

                                     Richard G. Batchelder
                                     (Print Notary Name) Richard G. Batchelder
                                     Notary Public in and for the State of
                                     Washington residing at Spokane
                                     My appointment expires 9-6-2000

STATE OF WASHINGTON )
                    )Section
COUNTY OF Spokane   )

    I certify that I know or have satisfactory evidence that Harry L. Yost, is the person who appeared before me, and said person acknowledged that _he signed this instrument on oath stated that he was authorized to execute the instrument and acknowledge it as the General Partner of THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated: 27 November 1996


                                     Richard G. Batchelder
                                     (Print Notary Name) Richard G. Batchelder
                                     Notary Public in and for the State of
                                     Washington residing at Spokane
                                     My appointment expires 9-6-2000


STATE OF WASHINGTON )
                    )Section
COUNTY OF Spokane   )

    I certify that I know or have satisfactory evidence that Ruth Yost, is the person who appeared before me, and said person acknowledged that she signed this instrument on oath stated that she was authorized to execute the instrument and acknowledge it as the General Partner of THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated: 27 November 1996


                                     Richard G. Batchelder
                                     (Print Notary Name) Richard G. Batchelder
                                     Notary Public in and for the State of
                                     Washington residing at Spokane
                                     My appointment expires 9-6-2000

STATE OF WASHINGTON )
                    )Section
COUNTY OF Spokane   )

    I certify that I know or have satisfactory evidence that Ben Harney, is the person who appeared before me, and said person acknowledged that he signed this instrument on oath stated that he was authorized to execute the instrument and acknowledge it as the General Partner of THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated: 27 November 1996


                                     Richard G. Batchelder
                                     (Print Notary Name) Richard G. Batchelder
                                     Notary Public in and for the State of
                                     Washington residing at Spokane
                                     My appointment expires 9-6-2000


STATE OF WASHINGTON )
                    )Section
COUNTY OF Spokane   )

    I certify that I know or have satisfactory evidence that Dorothy A. Harney, is the person who appeared before me, and said person acknowledged that she signed this instrument on oath stated that she was authorized to execute the instrument and acknowledge it as the General Partner of THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated: 27 November 1996


                                     Richard G. Batchelder
                                     (Print Notary Name) Richard G. Batchelder
                                     Notary Public in and for the State of
                                     Washington residing at Spokane
                                     My appointment expires 9-6-2000


STATE OF WASHINGTON )
                    )Section
COUNTY OF Spokane   )

    I certify that I know or have satisfactory evidence that Marilyn Schroeder, is the person who appeared before me, and said person acknowledged that she signed this instrument on oath stated that she was authorized to execute the instrument and acknowledge it as the General Partner of THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated: 27 November 1996



                                     Richard G. Batchelder
                                     (Print Notary Name) Richard G. Batchelder
                                     Notary Public in and for the State of
                                     Washington residing at Spokane
                                     My appointment expires 9-6-2000

[LOGO]


                                                  Loan No. 604938 and 453817-9

                          FIRST AMENDED AND RESTATED
                               PROMISSORY NOTE

$1,950,000.00                                                November 12, 1996
                                                             Seattle, Washington

THIS FIRST AMENDED AND RESTATED PROMISSORY NOTE ("NOTE") IS THE 'RESTATED NOTE' REFERRED TO IN THE LOAN MODIFICATION AND ADDITIONAL ADVANCE AGREEMENT OF EVEN DATE HEREWITH BETWEEN MAKER AND LENDER. THIS NOTE SUPERSEDES AND REPLACES IN ITS ENTIRETY BUT DOES NOT CONSTITUTE A NOVATION OF THAT CERTAIN NOTE DATED DECEMBER 20, 1995, BY MAKER AND PAYABLE TO LENDER IN THE FACE AMOUNT OF $1,688,000.00. THIS NOTE CONTAINS MODIFICATIONS AND CHANGES IN THE TERMS OF THE LOAN BY LENDER TO MAKER.

     FOR VALUE RECEIVED, the undersigned ("MAKER") promise(s) to pay to the order of BANK OF AMERICA NW, N.A., doing business as SEA FIRST BANK ("LENDER"), at its principal office in Seattle, Washington, or at such other place or places or to such other party as the "HOLDER" (defined below) may from time to time designate in writing, the principal sum of ONE MILLION NINE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,950,000.00), or so much thereof as may be advanced, in lawful money of the United States of America, together with interest thereon, on the following agreements, terms and conditions. The term "HOLDER" as used in this Note means Lender or any future holder of this Note, and their successors and assigns.

     1. TERM. This Note shall have an initial term (the "CONSTRUCTION TERM") expiring on January 1, 1997. The last day of the Construction Term is referred to in this Note as the "MATURITY DATE". If Maker is not then in default under this Note or any other documents or instruments executed by Maker in connection with the loan (the "LOAN") evidenced by this Note (collectively with this Note, the "LOAN DOCUMENTS"), on or before the last day of the Construction Term, the Loan shall convert to a permanent loan (the "PERMANENT LOAN") if Maker has complied with the following conditions, and with all other conditions as may be specified in any other Loan Document:

          (a) Maker shall have provided the Holder with current financial statements of Maker, any general partner in Maker and any guarantor of the Loan, each certified as correct by the appropriate party, showing no material adverse change in any such person's or entity's financial condition from the date of this Note, and otherwise acceptable to the Holder in its sole discretion;

          (b) Maker is not then in default under this Note or any other loan Document;

          (c) The improvements to be constructed with the proceeds of the Loan shall have been completed in accordance with the plans and specifications for the improvements approved by Lender and a certificate of occupancy shall have been issued by the applicable governmental authority allowing the use and occupancy of the improvements for their intended purposes; and

          (d) Maker shall have complied with such other conditions to the conversion as the Holder may reasonably require and specify in writing prior to the date of the conversion.

     If the Loan is converted to the Permanent Loan as provided above, the Maturity Date shall be extended to that date which is one hundred twenty
(120) months from the first day of the first calendar month following the date of the conversion unless otherwise agreed in writing by the Holder.

     2. INTEREST. Interest shall commence to run on each advance under this Note from the date of the advance and will be computed on the outstanding balance of this Note as it exists from time to time at the interest rates provided for in subparagraphs 2(a) and 2(b) below, as applicable. After maturity, or after default, interest shall accrue on the outstanding principal balance of this Note at an interest rate equal to four percentage points (4%) per annum above the interest rate otherwise applicable to this Note.

          (a) CONSTRUCTION TERM INTEREST. During the Construction Term, the principal balance of this Note shall bear interest at a per annum interest rate equal to the sum of the publicly announced prime rate (the "PRIME RATE") of Lender, as the same may change from time to time, plus three hundred twenty-five one thousandths of one percentage point (0.325%) per annum. Interest rate adjustments caused by changes to the Prime Rate shall be effective the same day as the adjustments to the Prime Rate are effective. Interest on this Note during the Construction Term shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period for which interest is payable.

          (b) PERMANENT LOAN INTEREST. If the Loan converts to the Permanent Loan, interest shall accrue on the principal balance of this Note either at a variable interest rate as provided in subparagraph 2(b)(i) below (the "VARIABLE RATE"), or at a fixed interest rate as provided in subparagraph 2(b)(ii) below (the "FIXED RATE"). After conversion to the Permanent Loan, interest on this Note shall be calculated A 30-day month and a 360-day year.

               (i) VARIABLE RATE. Unless Maker elects to have interest calculated at the Fixed Rate pursuant to subparagraph 2(b)(ii) below, interest shall accrue on the principal balance of this Note at the Variable Rate. The initial Variable Rate shall be equal to the "LIBOR INDEX" (defined below) as of the date the Loan converts to the Permanent Loan, plus two and three-fourths percentage points (2.750%) per annum, rounded to the next highest one-eighth of one percent (0.125%). The Variable Rate, if applicable, will change five (5) months after the first payment date stated in subparagraph 3(b) below, and every sixth (6th) month thereafter (each such date being referred to in this Note as an "INTEREST CHANGE DATE").

                    (1) LIBOR INDEX - CURRENT INDEX - Changes in the Variable Rate will be based on changes in the 180-day LIBOR as defined below (the "LIBOR INDEX"). If the LIBOR Index is no longer available, the Holder will choose a new index based upon comparable information and give Maker notice of the choice. The most recently available LIBOR Index fifteen (15) Business Days before each Interest Change Date is the "CURRENT INDEX" .

                    (2) CALCULATION OF VARIABLE RATE - Before each Interest Change Date, if applicable, the Holder will calculate the new Variable Rate which shall be equal to the Current Index, plus two and three-fourths percentage points (2.750%) per annum, rounded to the next highest one-eighth of one percent (0.125%). This new interest rate will be the Variable Rate until the next Interest Change Date.

                    (3) LIBOR MEANS THE LONDON INTERBANK OFFER RATE, adjusted at the Holder's option for statutory reserves, deposit insurance, regulatory capital, taxes and assessments, if any, and is the average of the rates of interest, on a per annum basis, at which deposits in United States dollars having a term of 180 days are offered by major banks in immediately available funds to prime banks in the London Interbank market at 11:00 A.M. (London time) on the date the Loan converts to a Permanent Loan, or the day which is fifteen (15) Business Days prior to the applicable Interest Change Date, as applicable. This rate is reported on Telerate, a national and international medium which provides interest rate quotations daily, as quoted by the British Bankers Association as Interest Settlement Rates on page 3750 (or such other page as may replace it). Such interest rate quotation, as provided by Telerate, shall be deemed conclusive and final with respect to LIBOR determinations for so long as Telerate continues to make such interest rate reports. If Telerate or the British Bankers Association report is no longer available for 180-day maturities, a comparable publication or report containing such information selected by the Holder will be used. If there is no such publication or comparable publication containing such information, the 180-day LIBOR shall be the average rate (rounded if necessary to the nearest one thousandth of a percent) at which dollar deposits having a maturity of 180 days are offered by at least two major banks in an interbank market where Eurodollars are being traded to prime banks in immediately available funds on the LIBOR determination date described above or as soon thereafter as such offer quotes can be obtained.

                    (4) BUSINESS DAY means a day on which commercial banks are generally open for business in Seattle, Washington and London, England.

                    (5) The amount of adjustment for reserves, deposit insurance, regulatory capital, taxes and assessments may change on any Interest Change Date depending on such charges then being assessed against the Holder. Such charges may change due to various factors, including but not limited to, changes in the requirements for reserves and capital adequacy promulgated by the Federal Reserve System of the United States and/or other state and federal regulatory agencies, statutory changes affecting the Holder, and/or imposition of taxes, FDIC fees and/or assessments. Each determination of an adjustment amount shall be made by the Holder in its sole and absolute discretion and shall be conclusive and binding upon Maker and shall be determined without benefit of or credit for prorations, exceptions or offsets that may be available to the Holder from time to time.

               (ii) FIXED RATE. Prior to the date the Loan converts to the Permanent Loan, Maker may elect by written notice to the Holder to have interest on the entire principal amount of this Note calculated for the entire term of the Permanent Loan at a Fixed Rate, as provided below. Further, so long as Maker is not in default under the terms of this Note or any Loan Document, at any time after the Loan converts to the. Permanent Loan, Maker at its option, and upon the payment of a fee to the Holder equal to 0.250% of the then outstanding principal balance of this Note (or $500.00, whichever is greater), may elect by written notice to the Holder to have interest calculated on the entire principal balance of this Note at a Fixed Rate calculated as provided below for the remainder of the term of the Permanent Loan. Maker's ability to fix the interest rate on this Note pursuant to this subparagraph 2(b)(ii) is subject to the availability to the Holder of matchfunding opportunities for a time period equivalent to the term of this Note following the date of Maker's election to fix the interest rate.

                    (1) CALCULATION OF FIXED RATE - If Maker elects to have a Fixed Rate apply to this Note, interest shall accrue on the principal balance of this Note at a per annum rate equal to Lender's reserve adjusted "Fixed Rate Index" as quoted by Lender on the date the interest rate is converted to the Fixed Rate, for a period equivalent to the term of the Permanent Loan (or remainder thereof, as applicable), plus two and thirty-three one-hundredths percentage points (2.330%) per annum, rounded upward to the next highest one-eighth of one percent (0.125%). The Fixed Rate Index may be adjusted at the Holder's option to reflect statutory reserves, deposit insurance, regulatory capital, taxes and assessments, if any, as set forth in subparagraph 2(b)(i)(5) above.

                    (2) DATE OF CONVERSION - The interest rate will be converted to the Fixed Rate on the date the Holder receives Maker's written notice electing the Fixed Rate option, provided such notice is received before noon, Seattle time, on a Business Day, and the fee payable in connection with the election has been received by Holder. If notice is received by Holder after noon, Seattle time, on a Business Day, the interest rate applicable to this Note will convert to a Fixed Rate on the next Business Day. For purposes of this subparagraph 2(b)(ii)(2) only, the term "BUSINESS DAY" means a day on which commercial banks are generally open for business in Seattle, Washington.

     3.   PAYMENTS.

          (a) CONSTRUCTION TERM PAYMENTS. During the Construction Term, Maker shall make monthly payments of interest on this Note as it accrues. Payments shall be due on the first day of each calendar month during the Construction Term, commencing on the first day of the first calendar month following the initial advance by the Holder under this Note.

          (b) PERMANENT LOAN PAYMENTS. If the Loan converts to the Permanent Loan, Maker shall make monthly payments of principal and interest to the Holder, in amounts sufficient to fully amortize the principal balance of this Note over a twenty (20) year amortization period in substantially equal payments, based on the interest rate applicable to this Note, calculated as provided below. Such monthly payments of principal and interest shall be due on the first day of each calendar month during the term of the Permanent Loan, commencing on the first day of the second calendar month following the month in which the Loan converts to the Permanent Loan. The monthly payments required on this Note following conversion to the Permanent Loan shall be calculated as follows:

               (i) VARIABLE RATE PAYMENTS. If interest is accruing on this Note at a Variable Rate, the amount of the initial monthly payments shall be in an amount sufficient to fully amortize the principal balance of this Note at the initial Variable Rate, in substantially equal monthly payments over the amortization period specified above. PROMPTLY AFTER THE LOAN CONVERTS TO THE PERMANENT LOAN, THE HOLDER WILL PROVIDE MAKER WITH A CLOSING STATEMENT (OR OTHER WRITTEN NOTICE) WHICH WILL CONFIRM THE INITIAL VARIABLE RATE AND THE AMOUNT OF THE INITIAL PRINCIPAL AND INTEREST PAYMENTS DUE UNDER THIS NOTE. The monthly payment will change after each Interest Change Date to an amount sufficient to repay the then unpaid principal balance of this Note in full at the then current interest rate, in substantially equal monthly payments over the balance of the amortization period specified above. Until the payment is again changed, Maker shall pay the new monthly payment each month beginning on the first day of the first calendar month after the applicable Interest Change Date. The Holder will mail or deliver to Maker a notice of any changes in the interest rate applicable to this Note, and any resulting changes in the monthly payments required under this Note, prior to the date the first payment is due after the applicable Interest Change Date.

               (ii) FIXED RATE PAYMENTS. If interest is accruing on this Note at a Fixed Rate, the amount of the monthly payments shall be in an amount sufficient to fully amortize the principal balance of this Note at the applicable Fixed Rate, in substantially equal monthly payments over the amortization period specified above, or the remainder thereof, as applicable. THE APPLICABLE FIXED RATE AND THE AMOUNT OF THE MONTHLY PRINCIPAL AND INTEREST PAYMENTS DUE UNDER THIS NOTE SHALL BE CONFIRMED IN WRITING BY THE HOLDER (EITHER PURSUANT TO A CLOSING STATEMENT OR OTHER WRITTEN NOTICE) AFTER THE INTEREST RATE IS FIXED AND PRIOR TO THE DATE THE FIRST PAYMENT IS DUE AT THE FIXED RATE.

          (c) GENERAL. At the option of the Holder, all payments under this Note, including payment at maturity, shall be made in same day funds. On the Maturity Date (as the same may be extended as provided in this Note), the unpaid principal balance of this Note, all unpaid accrued interest and all other sums then due and owing pursuant to this Note or any other Loan Document shall be due and payable in full. Each payment shall be applied first, at Holder's option, to any unpaid late charges or other sums payable by Maker under this Note or any other Loan Document, then to interest to the due date of the payment, and then to the principal balance of this Note.

     4. AUTOMATIC WITHDRAWAL. The payments on this Note and any other sums secured by the Deed of Trust will be deducted on the first (lst) day of each month from Seafirst Deposit Account No. 6831402, or such other Seafirst Deposit Account as may be authorized in the future.

     5. LATE CHARGES; RETURNED ITEM FEE. If any payment due hereunder is not received by the Holder within fifteen (15) days of the due date, at the option of the Holder without waiving such default or any of its remedies, a late charge shall be added to the delinquent payment in the amount of four percent (4%) of the full payment not timely paid. Any such late charge shall be due and payable on demand, and the Holder, at its option, may (a) refuse any late payment or any subsequent payment unless accompanied by the applicable late charge, (b) add the late charge to the principal balance of this Note, (c) pay any late charge with advances of the undisbursed proceeds of the Loan, if any, or (d) treat the failure to pay the late charge as demanded as a default under this Note. If a late charge is added to the principal balance of this Note, it shall bear interest at the same rate as the principal balance of this Note. Any payment to Holder by check, draft or other item shall be received by Holder subject to collection and will constitute payment when collected not when received. For each "nsf' or returned check, draft or other item, in addition to any applicable late charge, Maker shall pay to the Holder on demand a returned item fee in accordance with the Holder's schedule of such fees then in effect.

     6. PREPAYMENT. During the Construction Term, and thereafter, so long as interest is calculated on this Note at a Variable Rate, this Note may be prepaid in whole or in part, at any time, without payment of a prepayment fee. During any period when a Fixed Rate is applicable to this Note, this Note may be prepaid only as set forth in EXHIBIT A attached. Partial prepayments, if permitted, shall not postpone nor reduce the amount of the monthly payments required under this Note.

     7. DEFAULT. After a default under any of the Loan Documents, or if Maker fails to make any payment under this Note when due, the Holder, at its option, without notice to Maker (except as provided below), may declare the entire principal balance of this Note and all unpaid accrued interest thereon and other charges payable by Maker pursuant to this Note or any other Loan Document immediately due and payable in full, and the Holder may exercise any and all other rights or remedies available to it under any Loan Document, at law or in equity. Any additional interest due because of a default shall accrue from the date of default and shall be paid as a condition to the curing of the default. Notwithstanding the foregoing, the Holder will not accelerate the Maturity Date (a) because of a monetary default by Maker under this Note or any other Loan Document unless the default is not cured within ten (10) days of the date on which the Holder mails or delivers written notice of the default to Maker, or (b) because of a nonmonetary default by Maker under this Note or any other Loan Document unless the default is not cured within thirty (30) days of the date on which the Holder mails or delivers written notice of the default to Maker. For purposes of this Note, the term "MONETARY DEFAULT" means a failure by Maker to make any payment required pursuant to this Note or any other Loan Document, and the term "NONMONETARY DEFAULT" shall mean a failure by Maker to perform any obligation contained in this Note or any other Loan Document, other than the obligation to make the payments provided for in this Note or any other Loan Document. If the nonmonetary default is capable of being cured and cannot reasonably be made within the thirty (30) day cure period, the cure period shall be extended up to ninety (90) days so long as Maker has commenced action to cure within the thirty (30) day cure period, and in the Holder's opinion, Maker is proceeding to cure the default with due diligence. None of the foregoing shall be construed to obligate the Holder to forbear in any other manner from exercising its remedies and the Holder may pursue any other rights or remedies which the Holder may have because of the default.

     8. CUMULATIVE REMEDIES. The rights and remedies of any Holder under this Note or any other Loan Document, or at law or in equity, shall be cumulative and concurrent, may be pursued singly, successively or together against Maker, any guarantor of this Note, or any security for this Note. A failure by any Holder to exercise its option to accelerate this Note upon the occurrence of a default or to exercise any other rights to which it may be entitled shall not constitute a waiver of the right to exercise such option or any such rights in the event of any subsequent default, whether of the same or a different nature.

     9. WAIVERS. Maker and all endorsers, guarantors and all other persons or entities who may become liable for all or any part of the obligations evidenced by this Note, jointly and severally: waive diligence, presentment, protest and demand, and also notice of protest, demand, non- payment, dishonor or maturity and also recourse to suretyship defenses generally; and consent to any and all renewals, extensions and modifications of the terms of this Note or any other Loan Document, including the time for payment, and agree any such renewal, extension or modification or the release or substitution of any security for the indebtedness evidenced by this Note or any other indulgences, shall not affect the liability of said parties for the indebtedness evidenced by this Note. Any such renewals, extensions, modifications, releases or indulgences may be made without notice to such parties.

     10. COSTS AND EXPENSES. Whether or not suit is brought Maker shall pay on demand all costs and expenses, including attorneys' fees and costs and allocated costs of in-house legal counsel, incurred by or on behalf of the Holder in connection with this Note, including without limitation costs incurred in the collection of this Note, in protecting the security for this Note or in foreclosing or enforcing this Note or any other Loan Document, or resulting from the Holder being made a party to any litigation because of the existence of this Note or any other Loan Document. Without limiting the generality of the foregoing, if Maker becomes the subject of any bankruptcy or insolvency proceeding, Maker shall pay all fees and expenses incurred by the Holder in connection with such bankruptcy or insolvency proceeding.

     11. MAXlMUM INTEREST. Maker represents and warrants the proceeds of this Note shall be used solely for commercial, investment and business purposes, and not for personal, family or household purposes. Notwithstanding any other provision of this Note or any other Loan Document, interest, loan fees and charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum, if any, permitted by applicable law. If by virtue of applicable law, sums in excess of such maximum would otherwise be payable, then such excess sums shall be construed as having been immediately applied by the Holder to the principal balance of this Note when received. If at the time any such sum is received by the Holder, the principal balance of this Note has been paid in full, such sums shall be promptly refunded by the Holder to Maker, less any sums due to the Holder.

     12. SECURlTY. This Note is secured by a deed of trust dated December 10, 1995 (the "DEED OF TRUST") encumbering certain real property located in Spokane County, Washington (the "PROPERTY"). Unless otherwise specified in this Note, all notices given pursuant to this Note must be in writing and will be effectively given if given in accordance with the terms of the Deed of Trust.

     13. GENERAL. This Note shall be binding upon Maker and Maker's beneficiaries, heirs, devisees, personal representatives, successors and assigns. If Maker consists of more than one person or entity, all of such persons and entities shall be jointly and severally liable for Maker's obligations under this Note. This Note is governed by and shall be construed in accordance with the laws of the State of Washington. Each person or entity executing this Note consents to the non-exclusive personal jurisdiction and venue of the courts of the State of Washington and the United States federal courts located therein, in any action relating to or arising out of the enforcement or interpretation of this Note or any other Loan Document. Each such person or entity further agrees not to assert in any such action that the proceeding has been brought in an inconvenient forum.

     14. ARBITRATION. Any dispute relating to this Note or the Loan (whether in contract or tort) shall be settled by arbitration if requested by Maker, the Holder or any other party to the dispute (such as a guarantor); PROVIDED, both Maker and the Holder must consent to a request for arbitration relating to an obligation secured by real property. The arbitration proceedings shall be held in Seattle, Washington in accordance with the commercial arbitration rules of the American Arbitration Association, and the United States Arbitration Act (i.e., Title 9, U.S.C.). There shall be one arbitrator who shall decide whether an issue is arbitrable or whether any claim is barred by a statute of limitations. Judgment on the arbitration award may be entered in any court having jurisdiction. Commencement of a lawsuit shall not constitute a waiver of the right of any party to request arbitration if the lawsuit is contested. Each party shall have the right before, during and after the commencement of any arbitration proceeding to exercise any of the following remedies, in any order or concurrently: (i) self-help remedies such as setoff or repossession; (ii) judicial or nonjudicial foreclosure against real or personal property collateral; and (iii) provisional remedies including injunction, appointment of receiver, attachment, claim and delivery and replevin. The exercise of any such remedy shall not waive a party's right to request arbitration. Nothing in this paragraph shall limit in any way any right the Holder may have to foreclose the Deed of Trust judicially as a mortgage, or nonjudicially pursuant to the power of sale.

     15. DISPUTED OBLIGATIONS. ALL COMMUNICATIONS CONCERNING DISPUTED DEBTS AND OBLIGATIONS OF MAKER UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING WITHOUT LIMITATION DISPUTES AS TO THE AMOUNT OF ANY PAYMENT, FEE OR CHARGE, AND INCLUDING AN INSTRUMENT TENDERED AS FULL SATISFACTION OF A DISPUTED DEBT, MUST BE IN WRITING AND MUST BE SENT TO THE FOLLOWING ADDRESS, OR TO SUCH OTHER ADDRESS AS THE HOLDER MAY HEREAFTER SPECIFY:

           SEAFIRST BANK
           ATTENTION: LOAN SERVICING MANAGER
           REAL ESTATE GROUP (CSC-14)
           701 FIFTH AVENUE, FLOOR 14
           SEATTLE, WASHINGTON 98104

ANY SUCH COMMUNICATION SHOULD INCLUDE THE NAME OF MAKER, THE APPLICABLE LOAN NUMBER, A DESCRIPTION OF THE DISPUTE AND THE RELIEF OR REMEDY REQUESTED, AND AN ADDRESS AND TELEPHONE NUMBER WHERE THE PERSON SENDING THE NOTICE CAN BE CONTACTED.

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

MAKER:

THE COEUR D'ALENES COMPANY,
an Idaho corporation

By:  /s/ Marilyn Schroeder
     -----------------------
Its:          Treas.
     -----------------------

[Letterhead]

                                                   Loan No   604938 and 453817-9


                              SUBORDINATION AGREEMENT

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN THE SUBORDINATING PARTY'S SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME LATER OR OTHER SECURITY INSTRUMENT.

     1. THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998 ("Subordinator"), is the owner and holder of the following documents executed by The Coeur d'Alenes Company, an Idaho corporation (hereafter collectively referred to as the "Second Deed Of Trust"):

          (a) DEED OF TRUST dated October 29, 1993, recorded November 5, 1993, under Auditor's File No. 9311050174, records of Spokane County, Washington. Auditor's File No.

     2. SEATTLE-FIRST NATIONAL BANK, a national banking association ("Lender") is the owner and holder of the following documents executed by The Coeur d'Alenes Company, an Idaho corporation (hereinafter collectively referred to as the "First Deed of Trust"):

          (a) DEED OF TRUST dated December 20, 1995, recorded , under records of Spokane County.

     3. THE COEUR D'ALENES COMPANY, an Idaho corporation, ("Owner") is the owner of all the real property described in the First Deed of Trust.

     4. In consideration of benefits to Subordinator from Owner, receipt and sufficiency of which is hereby acknowledged, and to induce Lender to advance funds under its First Deed of Trust and all agreements in connection therewith, Subordinator hereby unconditionally subordinates the lien, security interest and rights granted by the Second Deed of Trust to the lien, security interest and rights granted by the First Deed of Trust and to all advances or charges made or accruing under the First Deed of Trust, including any extension or renewal thereof, to the same effect as though the First Deed of Trust had been placed on record before the Second Deed of Trust.

     5. It is understood and agreed that a default under the First Deed of Trust shall constitute a default under the Second Deed of Trust, and Subordinator, upon such default, may, at its option, without demand or notice, declare the whole sum secured by the Second Deed of Trust with interest thereon to be immediately due and payable, or Subordinator may, at its option, cure the default and add any amounts paid in curing the default to the amount due under the Second Deed of Trust without waiving any of its rights under the Second Deed of Trust or the Note which it secures.

     6. Subordinator acknowledges that, prior to the execution of this Agreement, Subordinator has had the opportunity to examine the terms of the First Deed of Trust, Note and agreements relating thereto which Subordinator consents to and approves. Subordinator acknowledges that Lender has no obligation to Subordinator to advance any funds under the First Deed of Trust or see to the application of any funds advanced. Any application or use of such funds for purposes other than those provided for in the First Deed of Trust, Note or other agreements shall not defeat this subordination in whole or in part.

     7. It is understood by the parties hereto that Lender would not make the loan secured by the First Deed of Trust Without this Agreement

     8. This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Second Deed of Trust to the First Deed of Trust, and shall supercede and cancel any prior agreements regarding subordination including, but not limited to, those provisions, if any, contained in the Second Deed of Trust which provides for the subordination of the lien or charge thereof to a deed of trust or deeds of trust to be thereafter executed.

     9. This Subordination Agreement is entered into by Subordinator only and solely for the benefit of the present and future owners and holders of the indebtedness secured by the First Deed of Trust and not for the benefit of, nor in favor of, any other person or party. The Second Deed of Trust is in full force and effect and asserted by Subordinator except as expressly hereby subordinated.

     10. This Subordination Agreement shall not impair the validity or priority of the Second Deed of Trust as to real property not described in the First Deed of Trust.

     ll. It is contemplated that this Subordination Agreement will be filed for record after the First Deed of Trust is filed, and Subordinates specifically authorizes Lender or its agent to insert in this Agreement where indicated the actual filing dates and number of the First Deed of Trust and such insertions shall be binding upon Subordinator.

     12. The heirs, administrators, assigns and successors in interest of Subordinator shall be bound by this Agreement. The words "Deed of Trust" shall refer to "mortgage" where appropriate.

Executed this 5th day of February, 1996.
              ---        --------     -

NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS ThE OWNER TO OBTAIN A LOAN SECURED BY A LIEN WHICH WILL HAVE PRIORITY OVER THE SUBORDINATING PARTY'S LIEN AND ALL OR A PORTION OF THE LOAN MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE REAl PROPERTY. IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS SUBORDINATION AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS.

OWNER:                                 SUBORDINATOR:
THE COEUR D'ALENES COMPANY,            THE HOLDERS OF THE COEUR D'ALENES
an Idaho corporation                   COMPANY'S CONVERTIBLE DEBENTURES
                                       DUE OCTOBER 31, 1998,

By:                                    By: /S/L.A. Coulson,              (1)
   ----------------------------           -------------------------------

Its:                                   Its: General Partner
    ---------------------------             -----------------------------

                                        By:                              (2)
                                           ------------------------------
                                           Sigma FBO Robert P. Shanewise

                                        Its:
                                           ------------------------------

                                         By:                             (3)
                                           ------------------------------
                                           Ben Harney

                                         By:                             (4)
                                           ------------------------------
                                            Dorothy Harney

                                         By: /S/ Harry L. Yost           (5)
                                           ------------------------------
                                             Harry L. Yost

                                         By: Ruth Yost                   (6)
                                           ------------------------------
                                             Ruth Yost

STATE OF WASHINGTON        )
                           )
COUNTY OF SPOKANE          )

I hereby certify that I know of have satisfactory evidence that Lawrence A. Coulson is the person who appeared before me, that said person acknowledged that he signed this instrument, on oath stated he was authorized to execute the instrument and acknowledge it as the general partner of C.I.N.V., a Washington partnership, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     GIVEN UNDER my hand and official seal this 6th Day of February, 1996.

                       /S/ Paulette A. Bleken
                       --------------------------------------
                       (Print Notary Name) Paulette A Bleken
                                           ------------------

                       Notary Public in and for the State of Washington residing at Greenacres
                                   ---------------------
                       My appointment expires 8-27-99
                                              --------

STATE OF WASHINGTON        )
                           )Section
COUNTY OF                  )

I hereby certify that I know of have satisfactory evidence that              (4)
______________, is the person who appeared before me, that said person acknowledged that he/she signed this instrument, on oath stated he/she was authorized to execute the instrument and acknowledge it as the _______________ of THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     GIVEN UNDER my hand and official seal this ___ day of _________________.



                       --------------------------------------
                       (Print Notary Name)
                                           ------------------

                       Notary Public in and for the State of Washington residing at
                                   ---------------------
                       My appointment expires
                                              --------



STATE OF WASHINGTON        )
                           )Section
COUNTY OF SPOKANE          )


I hereby certify that I know of have satisfactory evidence that Harry Yost, (5) is the person who appeared before me, that said person acknowledged that he/she signed this instrument, on oath stated he/she was authorized to execute the instrument and acknowledge it as the _________________ of THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER
31, 1998, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     GIVEN UNDER my hand and official seal this 6th Day of February, 1996.


                       /S/ Paulette A. Bleken
                       --------------------------------------
                       (Print Notary Name) Paulette A Bleken
                                           ------------------

                       Notary Public in and for the State of Washington residing at Greenacres
                                   ---------------------
                       My appointment expires 8-27-99
                                              --------


STATE OF WASHINGTON        )
                           )Section
COUNTY OF SPOKANE          )

I hereby certify that I know of have satisfactory evidence that Ruth Yost,   (6)
is the person who appeared before me, that said person acknowledged that he/she signed this instrument, on oath stated he/she was authorized to execute the instrument and acknowledge it as the _______________ of THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     GIVEN UNDER my hand and official seal this 6th Day of February, 1996.


                       /S/ Paulette A. Bleken
                       --------------------------------------
                       (Print Notary Name) Paulette A Bleken
                                           ------------------

                       Notary Public in and for the State of Washington residing at Greenacres
                                   ---------------------
                       My appointment expires 8-27-99
                                              --------

STATE OF WASHINGTON        )
                           )Section
COUNTY OF                  )

I hereby certify that I know of have satisfactory evidence that              (2)
______________, is the person who appeared before me, that said person acknowledged that he/she signed this instrument, on oath stated he/she was authorized to execute the instrument and acknowledge it as the _______________ of THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     GIVEN UNDER my hand and official seal this ___ day of _________________.



                       --------------------------------------
                       (Print Notary Name)
                                           ------------------

                       Notary Public in and for the State of Washington residing at
                                   ---------------------
                       My appointment expires
                                              --------


STATE OF WASHINGTON        )
                           )Section
COUNTY OF                  )

I hereby certify that I know of have satisfactory evidence that              (3)
______________, is the person who appeared before me, that said person acknowledged that he/she signed this instrument, on oath stated he/she was authorized to execute the instrument and acknowledge it as the _______________ of THE HOLDERS OF THE COEUR D'ALENES COMPANY'S CONVERTIBLE DEBENTURES DUE OCTOBER 31, 1998, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     GIVEN UNDER my hand and official seal this ___ day of _________________.



                       --------------------------------------
                       (Print Notary Name)
                                           ------------------

                       Notary Public in and for the State of Washington residing at
                                   ---------------------
                       My appointment expires
                                              --------


                                      -5-